As filed with the Securities and Exchange Commission on December 8, 2023.

Registration No. 333-275486

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YY Group Holding Limited

(Exact name of Registrant as specified in its memorandum and articles of association)

Not Applicable

(Translation of Registrants name into English)

British Virgin Islands	7363	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

60 Paya Lebar Road

#05-43 Paya Lebar Square

Singapore 409051

+65 66046896

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, NY 10017 Telephone: (212) 588 0022	Laura Hua Luo Hemmann, Esq. King & Wood Mallesons LLP 500 Fifth Avenue 50th Floor New York, NY 10110 Telephone: (212) 319 4755

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contain two prospectuses, as set forth below:

-	Public Offering Prospectus. A prospectus to be used for this initial public offering by us of 1,500,000 Class A Ordinary Shares, or the public offering prospectus, through the underwriter named in the Underwriting section of the public offering prospectus.

-	Resale Prospectus. A prospectus to be used for the potential resale by VCC as to 1,631,700 Class A Ordinary Shares of the registrant respectively (the “Resale Prospectus”). The Resale Shares contained in the Resale Prospectus will not be underwritten and sold through the underwriter.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	the Offering section in the Prospectus Summary section on page 10 of the Public Offering Prospectus is removed and replaced with the Offering section on page Alt-1 of the Resale Prospectus;

●	they contain different Use of Proceeds sections on page 28 of the Public Offering Prospectus is removed and replaced with the Use of Proceeds section on page Alt-2 of the Resale Prospectus;

●	the Capitalization and Dilution sections on page 29, page 31 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;

●	a Resale Shareholder section is included in the Resale Prospectus beginning on page Alt-2 of the Resale Prospectus;

●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

●	the Underwriting section on page 122 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page Alt-3 of the Resale Prospectus;

●	the Legal Matters section on page 125 of the Public Offering Prospectus is removed and replaced with the Legal Matters on page Alt-4 of in the Resale Prospectus; and

●	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Resale Shareholder.

The Resale Shareholder have represented to the Registrant that they will consider selling some or all of their respective Class A Ordinary Shares registered pursuant to this registration statement immediately after the pricing of the public offering, as requested by the underwriters for the public offering in order to create an orderly, liquid market for the Class A Ordinary Shares. As a result, the sales of our Class A Ordinary Shares registered in this registration statement will result in two offerings by the Registrant taking place concurrently or sequentially, which could affect the price and liquidity of, and demand for, our Class A Ordinary Shares. This risk and other risks are included in “Risk Factors” in each of the Public Offering Prospectus and the Resale Prospectus.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated [●], 2023

YY Group Holding Limited

1,500,000 Class A Ordinary Shares

This is an initial public offering of our Class A Ordinary Shares of no-par value (the “Class A Shares”). We are offering, on a firm commitment engagement basis, 1,500,000 Class A Shares. We anticipate that the initial public offering price of the Class A Shares will be between US$4.00 and US$5.00 per Class A Share.

Prior to this offering, there has been no public market for our Class A Shares. We plan to list our Class A Shares on Nasdaq Capital Market (or, “Nasdaq”) under the symbol “YYGH”. This offering is contingent upon the listing of our Class A Shares on Nasdaq. There can be no assurance that we will be successful in listing our Class A Shares on Nasdaq. We will not close this offering unless such Class A Shares will be listed on Nasdaq at the completion of this offering.

We are authorized to issue an unlimited number of shares, divided into Class A Shares of no-par value, and Class B Ordinary Shares of no-par value (the “Class B Shares”) (up to a maximum of 5,000,000 Class B Shares). As of the date of this prospectus, there are 33,300,000 Class A Shares and 5,000,000 Class B Ordinary Shares issued and outstanding. Each Class A share is entitled to one (1) vote and each Class B share is entitled to twenty (20) votes. Also, each Class B share is not convertible into Class A shares and vice versa, Class A Shares are not convertible into Class B Shares.

The Class B shares are not transferrable, and no Class B share may be transferred by a shareholder to any person at any time, save where such transfer is made (i) pursuant to any share surrender, repurchase or redemption or (ii) by the personal representative of a deceased shareholder, in each case in accordance with the Amended and Restated Memorandum of Association. The Class B shares have no right to any share in the dividend paid by the company and no right to any share in the distribution of the surplus assets of the Company on its liquidation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Class A Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 11 to read about factors you should consider before buying our Class A Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Our Being an Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” beginning on page 9 of this prospectus for more information.

We are a business company that is incorporated in the British Virgin Islands pursuant to the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands. As a holding company with no operations, we conduct all of our operations through our subsidiaries in Singapore and Malaysia. Investors of our Class A Shares should be aware that they do not directly hold equity interests in the Singaporean and Malaysian operating entities, but rather are purchasing equity solely in YY Group Holding Limited, our British Virgin Islands holding company, which indirectly owns 100% equity interests in the Singaporean and Malaysian subsidiaries.

Upon completion of this offering, our issued and outstanding shares will consist of 34,800,000 Class A Shares and 5,000,000 Class B Shares. We will be a controlled company as defined under Nasdaq Stock Market Rules because, immediately after the completion of this offering, Mr. Fu Xiaowei, our controlling shareholder, will own approximately 41.76% of our total issued and outstanding Class A Shares, and 100% of our total issued and outstanding Class B Shares, representing approximately 84.97% of the total voting power of our capital stock.

After this offering, Mr. Fu Xiaowei will control shares representing more than 50% of the total voting power of our shares. As a result, this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. In addition, this may have anti-takeover effects and may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders.

Assuming Mr. Fu Xiaowei continues to hold all of his existing Class A Shares as disclosed in the section entitled “Principal Shareholders” on page 104 of the Public Offering Prospectus, he will have to maintain at least 52.87%   of Class B Shares to continue to control the outcome of matters submitted to shareholders for approval.

Further issuances of Class B Shares may be dilutive to holders of our Class A Shares. It could have the effect of increasing the overall voting power of Class B Shareholders relative to Class A Shareholders, diluting, and diminishing the influence and control of Class A Shareholders over our company’s affairs.

	Per Share		Total
Initial public offering price(1)	US$	4.50	US$	6,750,000
Underwriting discounts and commissions(2)	US$	0.315	US$	472,500
Proceeds to the Company before expenses(3)	US$	4.185	US$	6,277,500

(1)	Initial public offering price per share is assumed to be US$4.50, being the mid-point of the initial public offering price range.

(2)	We have agreed to pay the Underwriter a discount equal to 7.0% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the Underwriter and the Representative Warrants. For a description of the other compensation to be received by the Underwriter, see “Underwriting” beginning on page 122.

(3)	Excludes fees and expenses payable to the Underwriter. The total amount of Underwriter expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 125.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The Underwriter expects to deliver the Class A Shares to the purchasers against payment on or about [●], 2023.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Class A Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

US TIGER SECURITIES, INC.

The date of this prospectus is [●], 2023.

Until ______, 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Class A Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and generally accepted accounting principles in the United States (“U.S. GAAP”) which might be material to the financial information herein. We have not prepared a reconciliation of our consolidated financial statements and related footnote disclosures between IFRS and U.S. GAAP. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information herein.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our fiscal year ends on December 31 of each year. References in this prospectus to a fiscal year, such as “fiscal year 2022”, relate to our fiscal year ended December 31 of that calendar year.

Financial Information in U.S. Dollars

Our reporting currency is the U.S. Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in foreign currency translation reserve. Gains or losses resulting from foreign currency transactions are included in net income. The conversion of Singapore dollars into U.S. dollars are based on the exchange rates set forth in the statistical release of Monetary Authority of Singapore (“MAS”). Unless otherwise noted, all translations from Singapore dollars to U.S. dollars and from U.S. dollars to Singapore dollars for the six months ended June 30, 2023 were made at a month-end spot rate of S$1.3557 to US$1.00 or an average rate of S$1.3388 to US$1.00 and for the six months ended June 30, 2022, the month-end spot rate and average rate were, respectively, S$1.3918 to US$1.00 and S$1.3692 to US$1.00.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from market research, reports of governmental and international agencies and industry publications, gathered by the Company. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry Overview” and “Business”. These statements relate to events that involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

 In some cases, these forward-looking statements can be identified by words or phrases such as “is/are likely to,” “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties, and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the supply of manpower and cleaning services and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in customer demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for manpower industry and cleaning services may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“Amended and Restated Memorandum of Association” means the amended and restated memorandum of association of our Company as amended and restated by a resolution of shareholders passed on July 24, 2023 and as amended and / or restated (as the case may be) from time to time.

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company as amended and restated by a resolution of shareholders passed on July 24, 2023, as amended and / or restated (as the case may be) from time to time.

“Amended and Restated Memorandum and Articles of Association” means, collectively, the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association. A copy of the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association is filed as Exhibit 3.1 to our Registration Statement of which this prospectus forms a part.

“BCA” means Building and Construction Authority of Singapore.

“Business Day” means a day (other than a Saturday, Sunday, or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“Class A Shares” means a class of shares of the Company with no par value and entitled to one (1) vote per share.

“Class B Shares” means a class of shares of the Company with no par value and entitled to twenty (20) votes per share.

“Company” or “our Company” means YY Group Holding Limited, a company incorporated in the BVI on February 21, 2023.

“Companies Act” means the BVI Business Companies Act, 2004 (as amended) of the BVI.

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any variants, evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.

“Directors” means the directors of our Company as at the date of this prospectus, unless otherwise stated.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

 “Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“GST” means the Goods and Services Tax chargeable pursuant to the Goods and Services Tax Act 1993 of Singapore.

“HDB” means the Housing & Development Board of Singapore.

“Hong Ye (SG)” means Hong Ye Group Pte. Ltd.

“Hong Ye (MY)” means Hong Ye (Maintenance) (MY) Sdn Bhd.

“HR” means human resources.

“HRO” means human resources outsourcing.

“Independent Directors Nominees” means the independent non-executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“IMDA” means the Infocomm Media Development Authority of Singapore.

“IoT” means the Internet of Things.

“MAS” means the Monetary Authority of Singapore.

“MICE” means Meetings, Incentives, Conferences, and Exhibitions.

“MOM” means the Ministry of Manpower of Singapore.

“NEA” means the National Environmental Agency of Singapore.

“Resale Shareholder” means VCC.

 “RM” means Malaysian ringgit, the lawful currency of Malaysia.

“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of Singapore.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SBF” means the Singapore Business Federation.

“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

“Underwriter”, “Underwriters” or “Representative” means the underwriter and representative for the offering, US Tiger Securities, Inc.

“US$,” “$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

“VCC” means V Capital Consulting Limited, together with VCQ, are subsidiaries of VCI Global Limited, a Nasdaq listed company.

“VCQ” means V Capital Quantum Sdn Bhd, together with VCC, are subsidiaries of VCI Global Limited, a Nasdaq listed company.

“WSH” means the Workplace Safety and Health Council of Singapore, a statutory body under the MOM.

“YY Circle (MY)” means YY Circle Sdn Bhd.

“YY Circle (SG)” means YY Circle (SG) Private Limited.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Class A Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are a data and technology driven company focused on developing enterprise intelligent labor matching services and smart cleaning services founded in Singapore. Through our subsidiaries, we provide enterprise manpower outsourcing and smart cleaning services in Singapore and Malaysia.

Since our inception in 2010, we have established ourselves as a trusted and experienced manpower supplier in the traditional recruitment industry. In June 2019, we digitalized our traditional staffing processes by introducing our proprietary technology innovation of an online marketplace for manpower outsourcing, the YY Circle Super App (“YY App”). Our manpower outsourcing service segment is anchored by the YY App, which is a one-stop intelligent manpower outsourcing platform that simplifies and streamlines the staffing process for our customers. Our platform supports a growing online community and network of users looking for both part-time and full-time work from our customers that come from a broad range of industries including hotels, food and beverage, and private clubs. As of June 30, 2023, we have a total of 170 customers, with 72 customers in cleaning services business and 98 customers in the manpower outsourcing business. For YY App, we recorded 379,149 downloads, and 112,441 total active users by June 30, 2023, increasing from 266,267 downloads and 80,292 total active users recorded as of June 30, 2022. The daily, weekly, and monthly active users as of June 30, 2023 were 2,859, 7,255 and 17,982 respectively, and    we have conversion and average retention rates of approximately 29.7% and 16.0% respectively. The conversion rate is calculated by dividing the total number of registrations from the total number of downloads. The retention rate is calculated by dividing the total number of active users by the total number of registrations. The total number of man hours deployed approximated 6 million hours. We believe that our diverse range of listings and comprehensive range of man-power related services provides an effective channel for customers to market their job openings and for our users to find work arrangements that complement their schedules and provide them a reliable source of income.

In 2018, to complement our manpower outsourcing business segment, we established our professional cleaning business, serving a broad base of customers including food and beverage outlets, luxury shopping malls and 4–5-star hotels. We provide professional cleaning and janitorial services that are fully customizable to meet the specific requirements of our customers and regulators. Our range of services includes commercial cleaning for offices and schools, hospitality cleaning for hotels and shopping centers, industrial cleaning, facade cleaning, disinfection services, stewarding services for Meetings, Incentives, Conferences, and Exhibitions (“MICE”) and banquets, and pest control services. In addition, we offer cleaning robots and machines to enhance our cleaning performance by deploying them at designated premises. The cleaning services segment of our business is complemented by our YY Smart iClean App, which is an innovative smart toilet central management platform integrated with automated sensors and Internet of Things (“IoT”) devices that allows our customers to improve productivity, manage resources efficiently, and enjoy significant cost savings. The IoT technology provides real-time data insights, allowing our customers to track the usage of toilets and monitor the cleaning progress of our staff, ensuring the highest level of quality and efficiency in our services. As of June 30, 2023, we have 716 active cleaners available to service our customers based on the existing cleaning engagements.

Since our inception, our business has generated significant growth in revenue. Our revenue increased from $9,597,439 for the six months ended June 30, 2022, to $13,659,047 for the six months ended June 30, 2023, representing an increase of $4,061,608 or approximately 42.3%. However, our profit decreased from $355,337 for the six months ended June 30, 2022, to a loss of $136,519 for the six months ended June 30, 2023, representing a decrease of $491,856 or approximately 138.4%.

Competitive Strengths

We have an experienced management team

We have an experienced management team, led by Mr. Fu Xiaowei, our Chairman and Chief Executive Officer, who has been instrumental in spearheading the growth of our Group. He has over 12 years of experience in the cleaning and manpower outsourcing industries in Singapore and is primarily responsible for the planning and execution of our Group’s business strategies and managing our Group’s customer relationships. Our Group is supported by an experienced management team with substantial experience in the provision of manpower in Singapore.

Competitive Strengths of our Manpower Outsourcing Service

We provide a high rate of job fulfilment for our customers

Our company values customer satisfaction and achieves it through a 90% fulfilment rate and streamlined processes, enabled by technology. We calculate the fulfillment rate by comparing the number of requisitioned tasks to the number of successfully fulfilled tasks. This ensures fast and reliable service without sacrificing quality, building a loyal customer base.

We provide higher efficiency at lower staffing costs for our customers

Our company’s extensive pool of skilled part-time workers, accessed through a user-friendly app, allows for a scalable and customized service with dynamic pricing. Skilled workers ensure high-quality service that is efficient and cost-effective. This makes us a strong player in the manpower outsourcing and cleaning market, serving businesses of all sizes and industries.

We provide a seamless user onboarding experience

Our company uses data analytics to match suitable casual laborers to customers. This leads to faster onboarding, improved efficiency and enhanced customer satisfaction from having the casual laborers with the best fit.

We have strong and stable relationships with our customers

Since the commencement of the manpower outsourcing business over the last five years, we have developed strong and stable relationships with our key customers in Singapore and Malaysia. We have identified and maintained good relationships with valuable customers, who will typically notify us of their manpower needs in advance. Our retail commercial customers regularly return to us for repeat business, and from time to time, they also refer other prospective customers to us. We have a wide customer base comprising of 57 customers for the fiscal year ended December 31, 2022, and 42 customers for the fiscal year ended December 31, 2021, from various industries such as hospitality, retail and logistics.

We have strived to maintain stable business relationships with our key customers. For the fiscal years ended December 31, 2022, and 2021, our top five customers accounted for approximately 24% and 30% of total revenue related to our manpower outsourcing business respectively, and all of our top five customers have more than 2 years of continuing business relationships with us.

Competitive Strengths of our Cleaning service

Proficiency of our Cleaning Staff

Our company values highly skilled cleaning staff and uses industry leading technology such as the YY Smart iClean app to enhance their effectiveness. Ongoing training keeps us ahead of the competition and enables us to deliver exceptional cleaning results for the highest level of customer satisfaction.

Better Management of Manpower

Our supervisors use features such as the daily deployment and daily tasks from our IoT platform to monitor cleaning staff across multiple venues, maintaining high-quality work through accountability. This efficient management leads to reliable and consistent service for our customers.

Real-Time Tracking & Analysis

Our real-time tracking and analysis capabilities enable us to optimize staffing and cleaning processes and address issues promptly, resulting in a more reliable and consistent level of service for our customers. Our platform collects data from the various cleaning tasks and our software analyses the trends from these data to optimize deployment of manpower for cleaning. With our data analytics technology, we are better able to anticipate and respond to cleaning needs proactively, leading to higher levels of satisfaction for our customers.

We have strong and stable relationships with our customers

Since the commencement of the cleaning business over the last five years, we have developed strong and stable relationships with our key customers in the region. We have identified and maintained good relationships with valuable customers, who will typically notify us of their manpower needs in advance. Our retail commercial customers regularly return to us for repeat business, and from time to time, they also refer other prospective customers to us. We have a wide customer base comprising of 119 customers for the fiscal year ended December 31, 2022, and 76 customers for the fiscal year ended December 31, 2021 from various industries such as hospitality, retail and logistics.

We have strived to maintain stable business relationships with our key customers. For the fiscal years ended December 31, 2022, and 2021, our top five customers accounted for approximately 41% and 37% of total revenue related to our cleaning services respectively, and three of our top five customers have more than 2 years of continuing business relationships with us.

Growth strategies

Strengthening our market position

We intend to strengthen our market position in the Southeast Asian (“SEA”) region, venturing into nearby countries such as Indonesia and Thailand by implementing the following business strategies and plans.

Continuous Development of YY App

We plan to continuously improve the YY App by conducting research and development based on user feedback to enhance the user experience. Our goal is to become the top-rated application in the manpower sourcing industry in terms of daily user.

Expand business and operations through joint ventures and/or strategic alliances

We plan to concentrate on our core business of manpower sourcing and cleaning but will consider partnerships, joint ventures or investments with suitable partners such as suppliers of our cleaning consumables to enhance our cost competitiveness and expand our business opportunities.

Risks and Challenges

Investing in our Class A Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 11 of this prospectus, which you should carefully consider before making a decision to purchase Class A Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks related to Our Business and Industry:

●	Our key customers for our manpower outsourcing and cleaning service businesses contribute to a significant portion of our revenues in each of these business segments. A non-renewal of these contracts could have a material adverse effect on our business, financial condition and results of operations (on page 11).

●	We depend on a small number of individuals who constitute our current management (on page 11).

●	Our industry is subject to extensive government regulation and the imposition of additional regulations could materially harm our future earnings (on page 11).

●	We may not be able to maintain and/or obtain approvals, licenses, and registrations necessary to carry on or expand our business (on page 11).

●	We may from time to time be subject to legal and regulatory proceedings and administrative investigations (on page 12).

●	Misconduct and errors by our employees could harm our business and reputation (on page 12).

●	We may incur employment related claims or other types of claims and costs that could materially harm our business (on page 12).

●	We operate in a highly competitive industry and may be unable to retain customer or market share (on page 13).

●	Our manpower outsourcing business model has a short cashflow conversion cycle (on page 13).

●	Our business model and growth strategy depend on our ability to attract users to our online platform in a cost-effective manner (on page 13).

●	We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively (on page 13).

●	If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected (on page 13).

●	Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal and operational consequences (on page 14).

●	We may be unable to adequately protect our intellectual property and proprietary rights or if third parties assert that we infringe on their intellectual property rights, our business could suffer (on page 14).

●	We rely on certain technology and software licensed from third parties (on page 15).

●	Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities (on page 15).

●	Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience (on page 15).

●	Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19 (on page 16).

●	Any adverse changes in the political, economic, legal, regulatory taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth (on page 16).

●	We are exposed to risks arising from fluctuations of foreign currency exchange rates (on page 17).

●	Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions (on page 17).

●	We are critically dependent on workers’ compensation insurance coverage at commercially reasonable terms, and unexpected changes in claim trends on our workers’ compensation may negatively impact our financial condition (on page 17).

●	We may not be able to successfully implement our business strategies and future plans (on page 18).

Risks related to our Securities and this Offering:

●	An active trading market for our Class A Shares may not be established or, if established, may not continue and the trading price for our Class A Shares may fluctuate significantly (on page 18).

●	We may not maintain the listing of our Class A Shares on Nasdaq which could limit investors’ ability to make transactions in our Class A Shares and subject us to additional trading restrictions (on page 18).

●	The trading price of our Class A Shares may be volatile, which could result in substantial losses to investors (on page 19).

●	Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Shares (on page 19).

●	If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Class A Shares, the market price for our Class A Shares and trading volume could decline (on page 20).

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Shares for a return on your investment (on page 20).

●	Short selling may drive down the market price of our Class A Shares (on page 20).

●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution (on page 20).

●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price (on page 20).

●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences (on page 21).

●	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions (on page 21).

●	As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders (on page 21).

●	As a company incorporated in the British Virgin Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards (on page 22).

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law (on page 22).

●	Certain judgments obtained against us by our shareholders may not be enforceable (on page 22).

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies (on page 23).

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies (on page 23).

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us (on page 23).

●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our Class A Shares on Nasdaq (on page 24).

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Shares may be materially and adversely affected (page 24).

●	Further issuances of Class B Shares may result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares as a total proportion of Ordinary Shares in the Company (page 25).

●	We intend to grant employee share options and other share-based awards in the future. We will recognize any share-based compensation expenses in our consolidated statements of comprehensive loss. Any additional grant of employee share options and other share-based awards in the future may have a material adverse effect on our results of operation (on page 25).

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price (on page 25).

Corporate Information

We were incorporated in the British Virgin Islands on February 21, 2023. Our registered office in the British Virgin Islands is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Our principal executive office is at 60 Paya Lebar Road #05-43 Paya Lebar Square, Singapore 409051. Our telephone number at this location is +65 6604 6896. Our principal website address is yygroupholding.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the British Virgin Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Corporate Structure

Our Company was incorporated in the British Virgin Islands on February 21, 2023, under the Companies Act as a company with limited liability. The Company is authorized to issue an unlimited number of shares, divided into Class A Shares of no-par value, and Class B Shares of no-par value (up to a maximum of 5,000,000 Class B Shares). As of the date of this prospectus, there are 33,300,000 Class A Shares and 5,000,000 Class B Shares issued and outstanding.

YY Circle (SG) Private Limited, Hong Ye Group Pte. Ltd., YY Circle Sdn. Bhd., and HongYe Maintenance (MY) Sdn. Bhd. are our directly owned subsidiaries.

The chart below sets out our corporate structure. The chart assumes that the Resale Shareholder has not sold any shares at the time of the offering.

Subsidiaries

A description of our subsidiaries are set out below.

YY Circle (SG)

On June 13, 2019, YYJOBS Pte. Ltd. was incorporated in Singapore as a private company limited by shares. It commenced business on June 13, 2019, and is principally engaged in the provision of manpower outsourcing services to our customers via the YY App. On July 24, 2019, YYJOBS Pte. Ltd. changed its company name to YYLIFE Pte. Ltd. On November 29, 2022, YYLIFE Pte Ltd changed its corporate name to YY Circle (SG). As part of a group reorganization on August 1, 2023, YY Circle (SG) became a wholly owned subsidiary of our Company.

Hong Ye (SG)

On December 28, 2010, Hong Ye (SG) was incorporated in Singapore as a private company limited by shares. Hong Ye (SG) commenced business on December 28, 2010, and is principally engaged in the operation of an employment agency focusing on providing casual labor and cleaning services to customers. As part of a group reorganization on August 1, 2023, Hong Ye (SG) became a wholly owned subsidiary of our Company.

YY Circle (MY)

On July 22, 2022, YY Circle (MY) was incorporated in Malaysia as a private company limited by shares. YY Circle (MY) commenced business on July 22, 2022, and is principally engaged in the provision of manpower outsourcing services to our customers via the YY App. As part of a group reorganization on May 3, 2023, YY Circle (MY) became a majority owned subsidiary of our Company, with a remaining 10% of the company owned by Teng Sin Ken, who is the Company’s Chief Information Officer and a director of YY Circle (MY).

Hong Ye (MY)

On November 8, 2022, Hong Ye (MY) was incorporated in Malaysia as a private company limited by shares. Hong Ye (MY) commenced business on November 8, 2022, and is principally engaged in the provision of cleaning services to our customers. As part of a group reorganization on May 3, 2023, Hong Ye (MY) became a wholly owned subsidiary of our Company.

Implications of Our Being a “Controlled Company”

Upon the completion of this offering, we will be a “controlled company” as defined under Nasdaq Stock Market Rules because Mr. Fu Xiaowei, our chairman of the Board, executive director and chief executive officer, will hold 41.8%   and 100% of our total issued and outstanding Class A Shares and Class B Shares, respectively, and will be able to exercise 85.0%   of the total voting power of our authorized and issued shares, assuming that the Underwriters do not exercise their over-allotment option. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two fiscal years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A Shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

The Offering

Offering Price	The initial public offering price will be between US$4.00 to US$5.00 per Class A Share.

Class A Shares offered by us	1,500,000 Class A Shares, (or 1,725,000 Class A Shares assuming that the Underwriters exercise their over-allotment option in full), assuming the offering price of US$ 4.50 per Class A Share, the midpoint of the range provided on the cover of this prospectus.

Shares outstanding prior to this offering	33,300,000 Class A Shares and 5,000,000 Class B Shares.

Over-Allotment Option	We have granted to the Underwriters a 45-day option to purchase from us up to an additional 15% of the Class A Shares sold in this offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts.

Shares outstanding immediately after this offering	34,800,000 Class A Shares (or 35,025,000 Class A Shares if the Underwriter exercises the over-allotment option in full), assuming an offering price of US$ 4.50 per Class A Share, the midpoint of the range provided on the cover of this prospectus., and 5,000,000 Class B Shares.

Voting Rights

●     Class A Shares are entitled to one (1) vote per share.

●     Class B Shares are entitled to twenty (20) votes per share.

●    Mr. Fu Xiaowei, our Chairman, Executive Director and Chief Executive Officer, will hold approximately 85.0% of the total votes, assuming that the Underwriters do not exercise their over-allotment option, for our authorized and issued shares following the completion of this offering and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Authorized and Issued Shares” for additional information.

Use of proceeds	We currently intend to use the net proceeds from this offering for geographical business expansion, marketing and promotion campaigns, product research and development of YY App, team expansion by recruiting more IT and marketing teams, and for general working capital and corporate purposes. See “Use of Proceeds”.

Representative Warrants	We have agreed to sell to the Representative warrants to purchase up to a total of 75,000 Class A Shares (equal to 5% of the aggregate number of Class A Shares sold in the offering, excluding shares issued pursuant to the exercise of the over-allotment option) or up to 86,250 Class A Shares if the Representative exercise the over-allotment option. The exercise price of the Representative warrants is at a price equal to 120% of the price of our Class A Shares offered hereby (the “Representative Warrants”).

Dividend policy	We do not intend to pay any dividends on our Class A Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Lock-up	We, each of our Directors and Executive Officers and 5% or greater shareholders, except for certain Resale Shareholder in the concurrent resale being registered in the registration statement of which this prospectus forms a part, have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Class A Shares or any other securities convertible into or exercisable or exchangeable for Class A Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A Shares. See “Shares Eligible for Future Sale” and “Underwriting — Lock-Up Agreements”.

Risk factors	Investing in our Class A Shares involves risks. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Shares.

Listing	We plan to apply to list the Class A Shares on Nasdaq Capital Market. This offering is contingent upon the listing of our Class A Shares on Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Class A Shares on Nasdaq Capital Market. We will not close this offering unless such Class A Shares will be listed on Nasdaq Capital Market at the completion of this offering.

Proposed trading symbol	YYGH

Transfer agent	VStock Transfer, LLC.

RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Our key customers for our manpower outsourcing and cleaning service businesses contribute to a significant portion of our revenues in each of these business segments. A non-renewal of these contracts could have a material adverse effect on our business, financial condition and results of operations.

Our key customers for our manpower outsourcing and cleaning service businesses contribute to a significant portion of our revenues in each of these business segments. For the fiscal years ended December 31, 2022, and 2021, our top five customers accounted for 24% and 30% of total revenue related to our manpower outsourcing services respectively. For the fiscal years ended December 31, 2022, and 2021, our top five customers accounted for 41% and 37% of total revenue related to our cleaning services respectively. Additionally, our business relationships with these key customers may be influenced by various factors beyond our control, such as changes in their business strategies, financial health, or industry dynamics. In the event that one or more of these customers were to face challenges or undergo structural changes that lead them to reassess their outsourcing and cleaning service needs, our revenue streams could be significantly disrupted should there be a non-renewal of these contracts. This could have a material adverse effect on our business, financial condition and results of operations.

We depend on a small number of individuals who constitute our current management.

We highly depend on the services of our senior management team and other key employees such as (i) Mr. Fu Xiaowei, (ii) Ms. Zhang Fan, (iii) Mr. Jason Phua Zhi Yong, (iv) Ms. Rachel Xu Lin Pu and (v) Mr. Teng Sin Ken at our corporate headquarters and on our management’s ability to recruit, retain, and motivate key employees. Competition for such employees can be intense, and the inability to attract and retain the additional qualified employees required to expand our activities, or the loss of current key employees including, without limitation, as a result of the COVID-19 pandemic, could adversely affect our operating efficiency and financial condition. In addition, our growth strategy may place strains on our management who may become distracted from day-to-day duties.

Our industry is subject to extensive government regulation and the imposition of additional regulations could materially harm our future earnings.

Our business is subject to extensive government regulation, particularly the cleaning segment of our business. We incur significant costs to comply with these regulations, and any changes to such regulations or the imposition of new regulations could affect our ability to be profitable. Additionally, if we fail to comply with government regulation, we could be subject to significant civil or criminal penalties which could jeopardize the continuance of our operations. Increases or changes in government regulation of the workplace, mandatory wage requirements, or of the employer-employee relationship, or judicial or administrative proceedings related to such regulation, could materially harm our business.

We may not be able to maintain and/or obtain approvals, licenses and registrations necessary to carry on or expand our business

We require certain approvals, licenses and registrations to conduct our business. Our applications for approvals, licenses and registrations are subject to review by the relevant government authorities. These approvals, licenses and registrations are also subject to periodic renewal by the relevant government authorities, and the standards of compliance may change. Accordingly, we are subject to the supervision of these authorities with the power to revoke, grant, to extend and amend our approvals, licenses and/or registrations.

While we have obtained all necessary approvals, licenses and registrations required for our business operations and have not encountered any instances of failure to obtain or renew any of our approvals, licenses and registrations, there is no guarantee that we will be able to do so in future or that we will be able to renew our existing approvals, licenses or registrations in a timely manner, or at all. Additionally, in the event we breach the conditions of our approvals, licenses, registrations or other government regulation or regulatory requirement, this will expose us to penalties or the risk that our approvals may be suspended, revoked or amended by the relevant government authority to our detriment. While there have not been any such incidents in the past, the occurrence of any of these events may be costly, require us to cease our business in whole or in part, cause us to default on our obligations to our customers and counterparties, harm our reputation or otherwise adversely affect our business, financial condition, and results of operations.

We may from time to time be subject to legal and regulatory proceedings and administrative investigations.

We may from time to time be subject to various legal and regulatory proceedings arising in the ordinary course of our business. Claims and complaints arising out of actual or alleged violations of laws and regulations could be asserted against us by contractors, customers, employees, ex-employees and other platforms, industry participants or governmental entities in administrative, civil or criminal investigations and proceedings or by other entities.

These investigations, claims and complaints could be initiated or asserted under or on the basis of a variety of laws in different jurisdictions, including intellectual property laws, unfair competition laws, anti-monopoly laws, data protection and privacy laws, labor and employment laws, securities laws, finance services laws, tort laws, contract laws and property laws. There is no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. If we fail to defend ourselves in these actions, we may be subject to restrictions, fines or penalties that will materially and adversely affect our business, prospects, financial condition and results of operations. Even if we are successful in our defense, the process of communicating with relevant regulators, defending ourselves and enforcing our rights against the various parties involved may be expensive, time-consuming and ultimately futile. These actions could expose us to negative publicity, substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business. Under such circumstances, our business, prospects, financial condition and results of operations would be negatively and adversely impacted.

Misconduct and errors by our employees could harm our business and reputation.

We operate in an industry in which integrity and the confidence of our users and customers are of critical importance. During our daily operations, we are subject to the risk of errors, misconduct and illegal activities by our employees including:

●	engaging in misrepresentation or fraudulent activities when marketing or performing our services to users and customers;

●	improperly acquiring, using or disclosing confidential information of our users and customers or other parties;

●	concealing unauthorized or unsuccessful illegal activities; or

●	otherwise not complying with applicable laws and regulations or our internal policies or procedures.

Errors, misconduct and illegal activities by our employees, or even unsubstantiated allegations of them, could result in a material adverse effect on our reputation and our business. It is not always possible to identify and deter misconduct or errors by employees, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our employees engages in illegal or suspicious activities or other misconduct, we could suffer economic losses and may be subject to regulatory sanctions and significant legal liability, and our financial condition, customer relationships and our ability to attract new customers may be adversely affected as a result. If any sanction was imposed against an employee during his employment with us, even for matters unrelated to us, we may be subject to negative publicity which could adversely affect our brand, public image and reputation, as well as potential challenges, suspicions, investigations or alleged claims against us. We could also be perceived to have facilitated or participated in the illegal activities or misconduct, and therefore be subject to civil or criminal liability. In addition, if any third-party service providers become unable to continue to provide services to us or cooperate with us as a result of regulatory actions, our business, results of operations and financial condition may also be materially and adversely affected.

We may incur employment related claims or other types of claims and costs that could materially harm our business.

We are in the business of employing people and providing manpower in the workplaces of our customers. We incur a risk of liability for claims for personal injury, wage and hour violations, immigration, discrimination, harassment, and other liabilities arising from the actions of our customers and/or temporary workers. Some or all of these claims may give rise to negative publicity, litigation, settlements, or investigations. As a result, we may incur costs, charges or other material adverse impacts on our financial statements.

We maintain insurance with respect to some potential claims and costs with deductibles. We cannot be certain that our insurance will be available, or if available, will be of a sufficient amount or scope to cover claims that may be asserted against us. Should the ultimate judgments or settlements exceed our insurance coverage, they could have a material effect on our business. We cannot be certain we will be able to obtain appropriate types or levels of insurance in the future, that adequate replacement policies will be available on acceptable terms, or at all, or that our insurance providers will be able to pay claims we make under such policies.

We operate in a highly competitive industry and may be unable to retain customers or market share.

Our industry is highly competitive and rapidly innovating. We compete in national, regional and local markets with full-service and specialized temporary staffing companies. Our competitors offer a variety of flexible workforce solutions. Therefore, there is no assurance that we will be able to retain customers or market share in the future, nor can there be any assurance that we will, in light of competitive pressures, be able to remain profitable or maintain our current profit margins.

Our manpower outsourcing business model has a short cashflow conversion cycle.

Our manpower outsourcing business model relies on the efficient management of our working capital, including the collection of receivables from our customers. We have a short cashflow conversion cycle, where we typically collect payment from customers 1 to 2 months after we provided them with their temporary staffing needs, but we must pay the users of the YY App who have worked on these part time jobs within a week. Therefore, if we experience delays in collecting payment from our customers, our cashflow and liquidity could be adversely affected, which could harm our business, financial condition, and results of operations.

Our business model and growth strategy depend on our ability to attract users to our online platform in a cost-effective manner.

The success of our manpower outsourcing business segment depends, in part, on our ability to attract users to our online platform in a cost-effective manner. Our mobile application is our primary channel for meeting users. We also rely heavily on traffic generated from search engines and other sources to acquire customers and users. We use a variety of methods in our marketing efforts to drive traffic, including online marketing such as social media marketing, paid search advertising, and targeted email communications, and offline marketing through promotional events and out-of-home advertising. We intend to continue to invest resources in our marketing efforts.

These marketing efforts may not succeed for a variety of reasons, including changes to search engine algorithms, ineffective campaigns across marketing channels, and limited experience in certain marketing channels like television. External factors beyond our control may also affect the success of our marketing initiatives, such as filtering of our targeted communications by email servers, users and customers failing to respond to our marketing initiatives, and competition from third parties. Any of these factors could reduce the number of customers and users on our YY App. We also anticipate that our marketing efforts will become increasingly expensive as competition increases and we seek to expand our business in existing markets. Generating a meaningful return on our marketing initiatives may be difficult. If our strategies do not attract users and customers efficiently, our business, prospects, financial condition, and results of operations may be adversely affected.

We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively.

We rely heavily on Internet search engines, such as Google, Bing, and Yahoo!, to drive traffic to our website and on mobile application stores, such as the Apple iTunes Store and the Android Play Store, to promote downloads of our mobile application. The number of visitors to our YY App and downloads depends in large part on how and where our mobile application ranks in Internet search results and mobile application stores, respectively. While we use search engine optimization to help our web pages rank highly in search results, maintaining our search result rankings is not within our control. Internet search engines frequently update and change their ranking algorithms, referral methodologies, or design layouts, which determine the placement and display of a user’s search results. In some instances, Internet search engines may change these rankings to promote their own competing services or the services of one or more of our competitors. Similarly, mobile application stores can change how they display searches and how mobile applications are featured. For instance, editors at the Apple iTunes Store can feature prominently editor-curated mobile applications and cause the mobile application to appear larger than other applications or more visibly on a featured list. Listings on our website and mobile application have experienced fluctuations in search result and mobile application rankings in the past, and we anticipate fluctuations in the future. If our website or listings on our website fail to rank prominently in Internet search results, our website traffic could decline. Likewise, a decline in our website and mobile application traffic could reduce the number of customers for our services, which may in turn adversely affect our business, prospects, financial condition, and results of operations.

If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected.

We seek to continually enhance and improve the functionality, effectiveness and features of our online website and mobile application. However, our existing technologies and systems could be rendered obsolete at any time due to rapid technological evolution, changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and/or the emergence of new industry standards and practices. The success of our online platform will depend, in part, on our ability to identify, develop, acquire, or license technologies useful in our business, and respond to technological advances and emerging industry standards and practices in a cost-effective and timely way. We must also continue to enhance and improve the ease of use, functionality, and features of our mobile application.

The development of our mobile application and other technologies entails significant technical and business risks. Furthermore, such new features, functions and services may not achieve market acceptance or serve to enhance our brand loyalty. We cannot assure you that we will be able to successfully develop or effectively use new technologies, recoup the costs of developing new technologies or adapt our website, mobile application, proprietary technologies, and systems to meet customer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or user preferences, whether for technical, legal, financial, or other reasons, our business, prospects, financial condition, and results of operations may be materially and adversely affected.

Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal, and operational consequences.

We regularly collect, store, and use customer information and personal data during our business and marketing activities. The collection and use of personal data is governed by the various data privacy and protections laws and regulations in Singapore and Malaysia, and we are required to comply with applicable laws, rules and regulations relating to the collection, use, storage, transfer, disclosure, and security of personal data. We face risks inherent in handling and protecting a large amount of data that our business generates and processes from the significant number of job listings our platform facilitates, such as protecting the data hosted on our system against attacks on our system or fraudulent behavior or improper use by our employees. Although we employ comprehensive security measures to prevent, detect, address, and mitigate these risks (including access controls, data encryption, vulnerability assessments, and maintenance of backup and protective systems), these threats may still materialize. We also cannot guarantee the effectiveness of the policies and measures undertaken by the business partners on our platform. If any of our or our customer’s security measures are compromised, information of our customers or other data belonging to our users and customers may be misappropriated or publicly disseminated, which may result in enforcement action being taken against our Group by the relevant data protection regulatory bodies, such as fines, revocation of licenses, suspension of relevant operations or other legal or administrative penalties. Furthermore, any failure or perceived failure by us or our business partners to comply with all applicable data privacy and protection laws and regulations may result in negative publicity, which may, in turn, damage our reputation, cause customers to lose trust and confidence in us, and stop using our platform altogether. We may also incur significant costs to remedy such security breaches, such as repairing any system damage and compensation to customers and users. If any of these risks were to materialize, it could have a material adverse effect on our business and results of operations.

Additionally, privacy regulations continue to evolve and, occasionally, may be inconsistent from one jurisdiction to another. Compliance with applicable privacy regulations may increase our operating costs. If we fail to comply with any of the applicable laws and regulations, depending on the type and severity of any such violation, we may be subject to, amongst others, warnings from relevant authorities, imposition of fines and/or criminal liability, being ordered to close down our business operations and/or suspension of relevant licenses and permits. As a result, our reputation may be harmed and our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We may be unable to adequately protect our intellectual property and proprietary rights or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

Our success and ability to compete depends in part on our intellectual property. As at the date of this prospectus, 2023, we have four (4) registered trademarks in Singapore of which one (1) is material to our business operations. Please refer to the section entitled “Business – Intellectual Property Rights” for more information on our intellectual property rights.

Any use of trademarks by third parties which are similar or identical to ours may also result in imitation of our platform, which may adversely affect our business, prospects, financial condition and results of operation.

We seek to protect our proprietary technology and intellectual property primarily through a combination of intellectual property laws as well as confidentiality procedures and contractual restrictions. Our employees are subject to confidentiality obligations under the terms of their respective employment contracts and we also require external consultants with access to our proprietary information to enter into non-disclosure agreements. However, there can be no assurance that these measures are effective, or that infringement of our intellectual property rights by other parties does not exist now or will not occur in the future. In addition, our intellectual property rights may not be adequately protected because:

(a)	other parties may still misappropriate, copy or reverse engineer our technology despite our internal governance processes or the existence of laws or contracts prohibiting it; and

(b)	policing unauthorized use of our intellectual property may be difficult, expensive and time consuming, and we may be unable to determine the extent of any unauthorized use.

To protect our intellectual property rights and maintain our competitiveness, we may file lawsuits against parties who we believe are infringing upon our intellectual property rights. Such proceedings may be costly and may divert management attention and other resources away from our business. In certain situations, we may have to bring lawsuits in foreign jurisdictions, in which case we are subject to additional risks as to the result of the proceedings and the amount of damages that we can recover. Any of our intellectual property rights may also be challenged by others or invalidated through administrative processes or litigations. We can provide no assurance that we will prevail in such litigations, and, even if we do prevail, we may not obtain a meaningful relief. Any inability to adequately protect our proprietary rights may have a material negative impact on our ability to compete, to generate revenue and to grow our business. Under such circumstances, our business, prospects, financial condition, and results of operations would be materially and adversely affected.

Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, be a financial burden to defend, distract the attention of our management and prevent us from offering some services.

We rely on certain technology and software licensed from third parties.

As part of our business, we employ certain technology and software licensed from third parties, such as Amazon Web Services for our Smart iClean app and Tencent Cloud and Firebase for our manpower outsourcing application, the YY App. We typically do not enter into long-term agreements for the licensing of such software and tools, and the license agreements are typically on an annual subscription basis. Accordingly, there is no assurance that such third parties will continue to extend such licenses to us after the expiry of the current license period, and if such licenses are renewed, whether such renewals will be on terms favorable to us. Although we believe that there are commercially reasonable alternatives to the third-party software we currently license, this may not always be the case, or it may be difficult or costly to replace. Any failure to maintain the existing licenses or to obtain new licenses on favorable terms or at all may cause a disruption to our apps, platform and service offerings.

In addition, we may be susceptible to undetected errors or defects in the third-party software or technology, which would in turn impair the usage of our technology, disrupt our apps, platform operations, and delay or impede our service offerings to customers. This may cause customers to lose confidence in our apps, and platform and also cause damage to our reputation, which would in turn adversely affect our business, prospects, financial condition, and results of operations.

Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities.

Our platform is based on underlying technology, software, and systems, which are highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after their implementation. Despite our development and testing processes in place, we may still encounter technical issues with such software and technology from time to time. Any technical errors, inefficiencies or vulnerabilities discovered in our software and systems after release could delay or reduce the quality of our services and/or disrupt our customers’ access to and use of our platform. This could result in damage to our reputation, result in unexpected costs incurred and result in an adverse effect on our business, prospects, financial condition, and results of operations.

Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience.

We regularly rely on and analyze our business data and algorithms to predict and evaluate growth trends, measure our performance, and make strategic decisions. Much of this data is generated and calculated internally through our own processes, without independent verification by a third-party source. While we believe our processes in place ensure that the calculations used are reasonable, interpretation of such data is inherently subjective and subject to human error. We cannot guarantee that the data, or the calculations of such data, are accurate. Errors or inaccuracies in the data could result in incurring unnecessary costs, improper allocation of resources or misinformed strategic initiatives. For instance, if we overestimate the number of active users on our platform, we may not allocate sufficient resources in our marketing strategies to attract new customers. In such situations, our business, prospects, financial condition, and results of operations may be materially and adversely affected.

We also use our business data and algorithms to inform   our matching technology for our full-time job matching feature. If there are any lapses in such business data or algorithms, such as failure of our matching technology to accurately match users with customers, we may be unable to successfully complete transactions or to attract users and customers to transact on our platform. As a result, there may be a loss in customer confidence and brand reputation, which could adversely impact our business, prospects, financial condition and results of operations.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19 or other infectious diseases.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19 or any other infectious disease. The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has already disrupted our operations, as well as the operations of our customers. If the development of the COVID-19 outbreak becomes more severe and/or new variants of COVID-19 evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses.

If we or our customers are forced to close down our businesses due to prolonged disruptions, we may experience a shortage of available work or termination of contracts by our customers. Furthermore, if any of our employees are suspected of having contracted COVID-19 or any other infectious disease, there is a possibility that some or all of our employees or users may be quarantined. This could cause a shortage of labor, requiring disinfection of our workplace, production, and processing facilities. In such an event, our operations may be severely disrupted, which would have a material and adverse effect on our business, financial condition, and results of operations.

In addition to the COVID-19 pandemic, we also face the risk of outbreaks of other infectious diseases, such as severe acute respiratory syndrome and avian influenza, or the emergence of new forms of infectious diseases in the future. If any of our employees, customers, or suppliers are affected by these infectious diseases, we, or they, may be required to temporarily shut down our or their offices or worksites to prevent the spread of the diseases. This would have an adverse impact on our revenue and financial performance.

It is important for us to monitor and assess the risks associated with infectious diseases, implement appropriate health and safety measures, and have contingency plans in place to mitigate the potential impact on our business and operations. However, there remains inherent uncertainty and unpredictability surrounding the occurrence and severity of infectious disease outbreaks, making it challenging to fully anticipate their exact impact on our business.

Any adverse changes in the political, economic, legal, regulatory taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth.

Our business, prospects, financial condition, and results of operations are dependent on and may be adversely affected by political, economic, social and legal developments that are beyond our control in each of the jurisdictions that we operate in or in which we intend to expand our business and operations. Such political and economic uncertainties may include risks of war, terrorism, nationalism, expropriation or nullification of contracts, changes in interest rates, economic growth, national fiscal and monetary policies, inflation, deflation, methods of taxation and tax policy. Negative developments in the socio-political climate of these regions may also adversely affect our business, prospects, financial condition and results of operations. These developments may include, but are not limited to, changes in political leadership, nationalization, price and capital controls, sudden restrictive changes to government policies, introduction of new taxes on goods and services and introduction of new laws, as well as demonstrations, riots, coups and war. These may result in the nullification of contracts and/or prohibit us from continuing our business operations.

The jurisdictions that we operate in or in which we intend to expand our business and operations may be in a state of rapid political, economic and social changes, and may also be subject to unforeseeable circumstances such as natural disasters and other uncontrollable events, which will entail risks to our business and operations if we are to expand in the region in the future. There can also be no assurance that we will be able to adapt to the local conditions, regulations and business practices and customs of the regions in which we operate in the future. Any changes implemented by the government of these regions resulting in, amongst others, currency and interest rate fluctuations, capital restrictions and changes in duties and taxes detrimental to our business could materially and adversely affect our business, prospects, financial condition and results of operations.

We are exposed to risks arising from fluctuations of foreign currency exchange rates.

Our reporting currency is United States dollars and fees generated from our manpower outsourcing and cleaning business is denominated in Singapore dollars and Malaysian Ringgit. Therefore, we may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions.

We face the risk of loss or damage to our equipment due to fire, theft, or other natural disasters in Singapore. Such events may also cause a disruption or cessation in our business operations, and thus may adversely affect our financial results. Our insurance coverage may not be sufficient to cover all of our potential losses. If there are losses which exceed the insurance coverage or are not covered by our insurance policies, we will remain liable for any liability, debt or other financial obligation related to such losses. We do not have any insurance coverage for business interruptions.

Due to the nature of our operations, there is also a risk of accidents occurring either to our employees or to third parties on our premises and/or on our customers’ jobsites during the course of operations. In the event that any claims arise in respect of such occurrences and liability for such claims are attributed to us or that our insurance coverage is insufficient, we may be exposed to losses which may adversely affect our profitability and financial position.

We are critically dependent on workers’ compensation insurance coverage at commercially reasonable terms, and unexpected changes in claim trends on our workers’ compensation may negatively impact our financial condition.

We employ workers for whom we provide workers’ compensation insurance. Our workers’ compensation insurance policies are renewed annually and may be revised upon renewal. The loss of our workers’ compensation insurance coverage would prevent us from operating as a staffing services business in the majority of our markets. Further, we cannot be certain that our current and former insurance carriers will be able to pay claims we make under such policies. If we have to pay out of our own resources for any uninsured claims, our business, financial condition and results of operations may be materially and adversely affected.

Unexpected changes in claim trends, including the severity and frequency of claims, changes in state laws regarding benefit levels and allowable claims, actuarial estimates, or medical cost inflation, could result in costs that are significantly higher. There can be no assurance that we will be able to increase the fees charged to our customers in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

Our efforts to actively manage the safety of our workers and actively control costs with internal staff and our network of workers’ compensation related service providers may not be sufficient to prevent material increases to our workers’ compensation costs.

We may not be able to successfully implement our business strategies and future plans.

As part of our business strategies and future plans, we intend to strengthen our market position in the Southeast Asian region and continue development of our YY App as well as consider potential business opportunities through joint ventures. While we have planned such expansion based on our outlook regarding our business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to obtain the proper financing, favorable market conditions, hire and retain skilled employees to carry out our business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for our services by existing and new customers in the future.

Further, the implementation of our business strategies and future plans may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any costs savings, increased operational efficiency and/or productivity improvements to our operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, if we fail to achieve a sufficient level of revenue or if we fail to manage our costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operations and prospects may be adversely affected.

Risks Related to Our Securities and This Offering

An active trading market for our Class A Shares may not be established or, if established, may not continue and the trading price for our Class A Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A Shares will be established. If an active public market for our Class A Shares does not occur following the completion of this offering, the market price and liquidity of our shares may be materially and adversely affected. The public offering price for our shares in this offering was determined by negotiation between us and the Underwriter based upon several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares or the loss of their entire investment.

We may not maintain the listing of our Class A Shares on Nasdaq which could limit investors’ ability to make transactions in our Class A Shares and subject us to additional trading restrictions.

We intend to list our Class A Shares on Nasdaq concurrently with this offering. In order to continue listing our shares on Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on Nasdaq in the future.

If Nasdaq delists our Class A Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)	a limited availability of market quotations for our Class A Shares;

(b)	reduced liquidity for our Class A Shares;

(c)	a determination that our Class A Shares are “penny stock”, which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Shares;

(d)	a limited amount of news and analyst coverage; and

(e)	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Shares are listed on Nasdaq, U.S. federal law prevents or pre-empts individual states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Class A Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Shares.

In addition, if the trading volumes of our Class A Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Shares. This low volume of trades could also cause the price of our Class A Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Shares. A decline in the market price of our Class A Shares also could adversely affect our ability to issue additional shares of Class A Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Shares will develop or be sustained. If an active market does not develop, holders of our Class A Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Shares, the market price for our Class A Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of BVI and Singaporean law. Even if our board of Directors decides to declare and pay dividends (by way of a simple majority decision of our Directors),, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors as determined by our board of Directors. Accordingly, the return on your investment in our Class A Shares will likely depend entirely upon any future price appreciation of our Class A Shares. There is no guarantee that our Class A Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

Short selling may drive down the market price of our Class A Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to the selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant number of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$4.32 per Class A Share, representing the difference between our as adjusted net tangible book value per Class A Share of US$0.18 as of June 30, 2023, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$4.50 per Class A Share (being the mid-point of the initial public offering price range). See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We intend to use the net proceeds of this offering as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Shares, fluctuations in the market price of our Class A Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Immediately prior to the completion of this offering, the controlling shareholder, Mr. Fu Xiaowei directly control an aggregate of approximately 43.64% and 100% of our issued and outstanding Class A Shares and Class B Shares, respectively. Upon completion of this offering, Mr. Fu Xiaowei will, indirectly control approximately 41.76% and 100% of our issued and outstanding Class A Shares and Class B Shares, respectively.

Accordingly, our controlling shareholder will have considerable influence or control over the outcome of any corporate transactions or other matters submitted to the shareholders for approval, including (i) mergers, consolidations, (ii) the election or removal of Directors, (iii) the sale of all or substantially all of our assets, (iv) making amendments to our Amended and Restated Memorandum and Articles of Association, (v) whether to issue additional shares, including to him, (vi) employment, including compensation arrangements, and (vii) the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders”.

As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Class A Shares. Under the Rule 4350(c) of Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Shares to look less attractive to certain investors or otherwise harm our trading price.

As a company incorporated in the BVI, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a company incorporated in the BVI, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to Shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; and (c) a change of control.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law

We are a BVI business company limited by shares incorporated under the laws of the BVI. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the BVI.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under British Virgin Islands law are governed by the Companies Act and the common law of the BVI . The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI . The rights of our shareholders and the fiduciary duties of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some states in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states have more fully developed and judicially interpreted bodies of corporate law than the BVI . In addition, BVI companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Our shareholders are entitled, by giving written notice to the Company, to inspect the Company’s Amended and Restated Memorandum and Articles of Association, register of members, register of directors and minutes of meetings and resolutions of shareholders. However, pursuant to the Companies Act, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a shareholder to inspect the register of members, register of directors, minutes of meetings, resolutions of members, or any part of such document refuse to permit the shareholder to inspect that document or limit the inspection of that document, including limiting the making of copies or the taking of extracts from the records. This may make is more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the British Virgin Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of Directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain British Virgin Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us or our auditor by our shareholders may not be enforceable

We are a British Virgin Islands company. Our operating subsidiaries were incorporated and are located in Singapore and Malaysia. Substantially all of our assets are located outside of the United States. In addition, all of our current Directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our Directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands, Singapore and Malaysia may render you unable to enforce a judgment against our assets or the assets of our Directors and officers. For more information regarding the relevant laws of the British Virgin Islands, Singapore, and Malaysia, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, Directors, or major shareholders, than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2024. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Class A Shares on Nasdaq.

We will incur additional legal, accounting, and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Shares may be materially and adversely affected.

Prior to this offering, we were a private company with limited accounting personnel and other resources to address our Company’s internal controls and procedures. Our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Class A Shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis”.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Class A Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from the Nasdaq Capital Market to regulatory investigations and to civil or criminal sanctions.

Further issuances of Class B Shares may result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares as a total proportion of Ordinary Shares in the Company.

The Company may issue more Class B Shares. The issuance of additional Class B Shares may result in dilution to holders of our Class A Shares. Each Class A Share entitles its holder to one (1) vote per share, while each Class B Share carries twenty (20) votes per share. As a result, holders of Class B Shares have significantly greater voting power than holders of Class A Shares. If we decide to issue more Class B Shares, it could have the effect of increasing the overall voting power of Class B Shareholders relative to Class A Shareholders, potentially diminishing the influence and control of Class A Shareholders over our company’s affairs.

This dilution in voting power could impact the ability of Class A Shareholders to influence important corporate decisions, including those related to corporate governance, mergers, acquisitions, and other significant transactions. It may also result in decisions that are not aligned with the interests of Class A Shareholders.

We intend to grant employee share options and other share-based awards in the future. We will recognize any share-based compensation expenses in our consolidated statements of comprehensive loss. Any additional grant of employee share options and other share-based awards in the future may have a material adverse effect on our results of operation.

Prior to the completion of this offering, we will adopt an employee share incentive plan, or the 2023 ESIP, for the purpose of granting share-based compensation awards, in an aggregate amount of up to 10% of our issued and outstanding Class A ordinary shares following this offering, to our employees, directors and consultants to incentivize their performance and align their interests with ours. Under the 2023 ESIP, we are permitted to issue options to purchase or share awards of up to 3,651,577 Class A ordinary shares. As of the date of this prospectus, we have not awarded any shares and no options to purchase Class A ordinary shares have been exercised and no Class A ordinary shares have been issued upon exercised vested options, in each case under the 2023 ESIP. As a result of these grants and potential future grants, we expect to continue to incur significant share-based compensation expenses in the future. The amount of these expenses is based on the fair value of the share-based awards. We account for compensation costs for all share options using a fair-value based method and recognize expenses in our consolidated statements of profit or loss and other comprehensive income. The expenses associated with share-based compensation will decrease our profitability, perhaps materially, and the additional securities issued under share-based compensation plans will dilute the ownership interests of our shareholders. However, if we limit the scope of our share-based compensation plan, we may not be able to attract or retain key personnel who expect to be compensated by options.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering and from the sale of shares held by the Resale Shareholder through the Resale Prospectus, or the perception that these sales could occur could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our shares in this offering, we have 33,300,000 Class A Ordinary Shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by the Resale Shareholder may also be sold in the public market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the Resale Shareholder’ shares are not subject to lock-up agreements. There will be 34,800,000 Class A Ordinary Shares outstanding immediately after this offering. In connection with this offering, our directors and officers named in the section “Management,” have agreed not to sell any shares until 180 days after the date of this prospectus without the prior written consent of the representative of the underwriters, subject to certain exceptions, unless the underwriters release these securities from these restrictions. Because the securities held by our Resale Shareholder are not subject to similar lock-up restrictions, the Resale Shareholder may freely sell their shares in the open market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. The Resale Shareholder may be willing to accept a lower sales price than the price investors pay in this offering, which could substantially lower the market price of our Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by the Resale Shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is a company incorporated with limited liability under the laws of the British Virgin Islands. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, British Virgin Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditor of our Company resides outside the United States and substantially all of their assets are located outside the United States.

As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; and

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

British Virgin Islands

Mourant Ozannes, our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the British Virgin Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by our BVI legal counsel, Mourant Ozannes, that the courts of the BVI are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the BVI , to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, insofar as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the BVI , such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy). A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment does not qualify as a judgement to which the Reciprocal Enforcement of Foreign Judgment Acts 1959 of Singapore applies or was not registered in accordance with the provisions of the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore; (b) the courts of the country of the original court of the foreign judgment had no jurisdiction in the circumstances of the case, (c) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (d) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (e) the foreign judgment was obtained by fraud; (f) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law; (g) the rights under the judgment are not vested in the person by whom the application for registration of the foreign judgment was made; (h) a foreign judgment that has been wholly satisfied, discharged or a judgment which cannot be enforced by execution in the country of the original court, (i) if the matter in dispute in the proceedings in the original court had before the date of the foreign judgment in the original court been the subject of a final and conclusive judgment by a court having jurisdiction in the matter; or (j) if the notice of registration of the foreign judgment was defective or has not been served on the judgment debtor.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, the Singapore courts generally do not recognize or enforce such judgments to the extent that they are punitive or penal. As at the date of this prospectus, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to automatically enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

Malaysia

There is an element of uncertainty regarding the recognition or enforcement of judgments obtained against us, our directors, or officers by United States courts, based on the civil liability provisions of US securities laws or state laws. It is also unclear whether the courts in Malaysia would entertain original actions brought against us, our directors, or officers, based on the securities laws of the United States.

Be it as it may, the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India, and Brunei, referred to as “reciprocating countries.” When a foreign judgment from a reciprocating country is presented before a Malaysian court for enforcement, it can be registered under section 4(1) of REJA. Once registered, the foreign judgment, if it meets certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court), can be enforced in Malaysia. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in countries not listed in the First Schedule to REJA must be enforced according to the common law rule in Malaysia. Even though the United States is not listed as a reciprocating country in the First Schedule to REJA, a judgment issued in the United States can still be enforced in Malaysia under Malaysian common law principles. However, there are specific conditions that must be met for these foreign judgments to be enforceable. These conditions include the following:-

(a)	The judgment is for a definite sum, and which is final and conclusive;

(b)	The original court granting the judgment had jurisdiction in the action;

(c)	The judgment was not obtained by fraud;

(d)	The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)	The enforcement of the judgment would not be contrary to public policy in Malaysia.

USE OF PROCEEDS

We expect to receive approximately US$4.065 million of net proceeds from this offering after deducting underwriting discounts and commissions, underwriter’s non-accountable expenses and estimated offering expenses of approximately US$2.685 million paid or payable by us. If the underwriter exercises all of its over-allotment option, the amount payable by us will be US$2.766 million, and we expect to receive net proceeds of approximately US$4.997 million.

We currently intend to use proceeds from this offering in the following ways:

Geographical business expansion – We intend to use 25% of the proceeds from the offering to (i) expand our existing operations in Malaysia and (ii) to support our strategic geographical business expansion into other Southeast Asian (SEA) countries such as Indonesia, and Thailand, as well as the United States, in particular, New York.

Marketing and promotion campaigns – We intend to use 20% of the proceeds from the offering for marketing and promotion campaigns. This allocation reflects our commitment to expanding brand awareness, reaching new customers, and driving revenue growth through targeted marketing initiatives.

Product research and development on YY Apps – We intend to use 20% of the proceeds from the offering for product research and development efforts, particularly on enhancing the YY App and the YY Smart iClean App. We recognize that continuous innovation and improvement are crucial for staying competitive in the dynamic digital landscape and providing a compelling user experience.

Team expansion by recruiting more IT and marketing teams – We intend to use 10% of the proceeds from the offering for team expansion efforts, specifically focusing on recruiting more members for the information technology (“IT”) and marketing teams. We recognize that a talented and dedicated workforce is vital for driving innovation, implementing effective strategies, and achieving sustainable growth.

Working Capital – The balance amount will be used for general working capital and corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of June 30, 2023:

●	on an actual basis; and

●	on a pro forma as adjusted basis to the issuance and sale of 1,500,000 Class A Shares in this offering at an initial public offering price of US$4.50 per Class A Share (being the mid-point of the initial public offering price range), and after deducting underwriting discounts and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option).

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2023
Shareholders’ Equity	Actual	Pro Forma As adjusted (1)
	$	$
Share Capital, 33,300,000 Class A Shares and 5,000,000 Class B Shares issued and outstanding on an actual basis, and 34,800,000 Class A Shares and 5,000,000 Class B Shares issued and outstanding on a pro forma basis.	2,764,150	6,829,304
Reserves	(23,796)	(23,796)
Accumulated deficit	(447,859)	(447,859)
Total YY Group Holding Limited Shareholders’ Equity	2,292,495	6,357,649
Non-controlling interest	4,342	4,342
Total Shareholders’ equity	2,296,837	6,361,991
Indebtedness
Guaranteed bank loans	1,333,554	1,333,554
Recourse liability	2,178,244	2,178,244
Total Indebtedness	3,511,798	3,511,798
Total Capitalization	5,808,635	9,873,789

(1)	Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting the Underwriter discount of 7%, underwriter’s non-accountable expenses of 1% and the estimated offering expenses. We expect to receive net proceeds of US$4,065,154 (US$6,750,000 offering, less underwriting discount of US$472,500, underwriter’s non-accountable expenses of US$67,500 and estimated offering expenses of US$2,144,846).

Type of Debts*	Actual	Pro Forma As adjusted
	US$	US$
Guaranteed bank loans	1,333,554	1,333,554
Recourse liability	2,178,244	2,178,244
Total Indebtedness	3,511,798	3,511,798

Calculated at the rate of US$1 = S$1.3557 (as of June 30, 2023), as set forth as the Company’s internal exchange rate.

The Group’s loans and borrowings are currently guaranteed by the following personal guarantees:

Guaranteed bank loans

(a)	Two guaranteed facilities from DBS Bank Ltd to Hong Ye (SG) in an aggregated principal amount of S$270,000, guaranteed by Fu Xiaowei, dated November 4, 2019;

(b)	A guaranteed facility from DBS Bank Ltd to Hong Ye (SG) in an aggregated principal amount of S$300,000, guaranteed by Fu Xiaowei, dated March 13, 2020;

(c)	A guaranteed facility from DBS Bank Ltd to Hong Ye (SG). in an aggregated principal amount of S$1,200,000 guaranteed by Fu Xiaowei dated May 27, 2020;

(d)	A guaranteed facility from Maybank Singapore Ltd to Hong Ye (SG) in an aggregated principal amount of S$400,000 jointly guaranteed by Fu Xiaowei and Zhang Fan dated September 16, 2020;

(e)	A guaranteed facility from United Overseas Bank Limited to YY Circle (SG) in an aggregated principal amount of S$450,000 jointly guaranteed by Fu Xiaowei and Zhang Fan dated January 16, 2023;

(f)	A guaranteed facility from DBS Bank Ltd to YY Circle (SG) in an aggregated principal amount of S$50,000 jointly guaranteed by Fu Xiaowei and Zhang Fan dated April 14, 2023;

(g)	A guaranteed facility from DBS Bank Ltd to YY Circle (SG) in an aggregated principal amount of S$100,000.00 jointly guaranteed by Fu Xiaowei and Zhang Fan dated April 14, 2023;

(h)	A guaranteed facility from Standard Chartered (Singapore) Limited to Hong Ye (SG) in an aggregated principal amount of S$300,000 jointly and severally guaranteed by Fu Xiaowei and Zhang Fan dated April 18, 2023; and

(i)	A guaranteed facility from CIMB Bank Berhad, Singapore Branch to YY Circle (SG) in an aggregated principal amount of S$50,000 jointly guaranteed by Fu Xiaowei and Zhang Fan dated 22 May 2023.

(j)	A guaranteed facility from ANEXT Bank to Hong Ye Group Pte. Ltd. in an aggregated principal amount of S$300,000 jointly and severally guaranteed by Fu Xiaowei and Zhang Fan dated July 31, 2023.

Recourse liability

(a)	A guaranteed facility from Bibby Financial Services (Singapore) Pte. Ltd. to Hong Ye (SG) for S$3,000,000.00, jointly and severally guaranteed by Fu Xiaowei and Zhang Fan in relation to the facility between Hong Ye (SG) and Bibby Financial Services (Singapore) Pte. Ltd. dated October 23, 2020, and as varied via letters of variation dated March 30, 2021, July 30, 2021, and July 5, 2023, respectively.

(b)	A guaranteed facility from Bibby Financial Services (Singapore) Pte. Ltd. to YY Circle (SG) for S$1,500,000, jointly and severally guaranteed by Fu Xiaowei and Zhang Fan in relation to the facility between YY Circle (SG) and Bibby Financial Services (Singapore) Pte. Ltd. dated February 22, 2023, and as varied via a letter of variation dated July 5, 2023.

There are also charges registered against Hong Ye (SG) and YY Circle (SG) as follows:

(a)	Legal Assignment of Life Policy (in respect of Fu Xiaowei) registered against YY Circle (SG) in favor of United Overseas Bank Limited, for a day one cash surrender value of not less than S$40,264.41, pending deregistration given that YY Circle (SG) has not utilized the underlying overdraft loan;

(b)	Security Deed dated March 7, 2023 registered against YY Circle (SG) in favor of Bibby Financial Services (Singapore) Pte. Ltd., whereby YY Circle (SG) assigns and charges as a first fixed charge its rights in and to the receivables arising from its business and trading contracts; and

(c)	Deed of Charge dated December 1, 2020 registered against Hong Ye (SG) in favor of Bibby Financial Services (Singapore) Pte. Ltd., whereby Hong Ye (SG) grants a first floating charge over all of its assets;

DILUTION

Investors purchasing our Class A Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our shares and the pro forma as adjusted net tangible book value per share of our shares immediately after the offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding shares. After giving effect to the sale of Class A Shares in this offering by the Company at an initial public offering price of US$4.50 per share, after deducting approximately US$0.473 million (US$0.315 per class A Share) in underwriting discounts and commissions and estimated offering expenses paid or payable by the Company of approximately US$2.212 million (US$1.475 per class A Shares) (including underwriter’s non- accountable expenses), the pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately US$6.1 million (US$0.18 per Class A Share). The historical net tangible book value is approximately US$1.318 million (US$0.04 per class A Share) This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.14 per Class A Share to our existing stockholders and an immediate dilution of US$4.32   per Class A Share to new investors purchasing Class A Shares in this offering.

The following table illustrates this dilution on a per Class A Share basis to new investors at the assumed public offering price per Class A Share of US$4.50:

US$
Assumed initial public offering price per share	4.50
Historical net tangible book value per Class A Share as of June 30, 2023	0.04
Increase in pro forma as adjusted net tangible book value per Class A Share attributable to the investors in this offering	0.14
Pro forma as adjusted net tangible book value per Class A Share after giving effect to this offering	0.18
Dilution per Class A Share to new investors participating in this offering	4.32

A US$1.0 increase (decrease) in the assumed initial public offering price of US$4.50 per Class A Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share by US$0.04, and increase (decrease) dilution to new investors by US$0.96 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and estimated offering expenses payable by us.

If the underwriters exercise in full their option to purchase additional Class A Shares in this offering, the as adjusted net tangible book value after the offering would be US$0.20 per share, the increase in net tangible book value to existing shareholders would be US$0.16 per share, and the dilution to new investors would be US$4.30 per share, in each case assuming an initial public offering price of US$4.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2023, the differences between existing shareholders and the new investors with respect to the number of Class A Shares purchased from us, the total consideration paid and the average price per ordinary share before deducting the estimated commissions to the Underwriter and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	33,300,000	95.69%	$2,764	29.05%	$0.083
New investors	1,500,000	4.31%	$6,750	70.95%	$4.500
Total	34,800,000	100.00%	$9,514	100.00%	$0.273

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Shares and other terms of this offering determined at the pricing.

DIVIDENDS AND DIVIDEND POLICY

While we currently have no plans to distribute dividends, in the event we consider distributing a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant.

Our board of directors has discretion regarding whether to declare or pay dividends. All dividends are subject to certain restrictions under the Companies Act and the Company’s Amended and Restated Memorandum and Articles of Association, namely that: (a) all dividends must be authorized by a resolution of directors (being a simple majority of directors at a duly convened meeting or by written resolution in each case in accordance with the Amended and Restated Memorandum and Articles of Association) resolutions, by which our board of directors may authorize a distributions at any time and in any amount they think fit and set a record date (which may be before or after the date on which the board resolutions are passed) for determining the shareholders to be paid; (ii) our board of directors may only authorize payment of a dividend if they are satisfied (on reasonable grounds) that the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due (the “Solvency Test”) immediately after paying the dividend; (iii) if, after a dividend is authorized (but before it is paid), our board of directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the dividend is paid, then such dividend is deemed not to have been authorized; (iv) the directors must notify each shareholder of any dividend authorized by them; (v) no interest accrues on any dividend; and (vi) if a shareholder fails to claim any dividend for three years after the date on which it was authorized by the directors, the directors may decide by a resolution of directors that the dividend is forfeited for the benefit of the Company.

Even if our board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on our shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class A Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class B Share confers on the holder no equal share on the distribution of any surplus assets of the Company on its liquidation and no right to share in any distribution paid by the Company in accordance with the Companies Act and the Amended and Restated Memorandum and Articles of Association.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a data and technology driven company focused on developing enterprise intelligent labor matching services and smart cleaning services founded in Singapore. Through our subsidiaries, we provide enterprise manpower outsourcing and smart cleaning services in Singapore and Malaysia.

Since our inception in 2010, we have established ourselves as one of the most trusted and experienced manpower suppliers in traditional recruitment industry. In June 2019, we digitalized our traditional staffing processes by introducing our proprietary technology innovation of an online marketplace for manpower outsourcing, the YY Circle Super App (“YY App”). Our manpower outsourcing service segment is anchored by the YY App, which is a one-stop intelligent manpower outsourcing platform that simplifies and streamlines the staffing process for our customers. Our platform supports a growing online community and network of users looking for both part-time and full-time work from our customers that come from a broad range of industries including hotels, food and beverage, and private clubs. As of December 31, 2022, we have a total of 245 customers, with 82 customers in cleaning services business and 163 customers in the manpower outsourcing business, increasing from 156 customers, with 71 customers in cleaning services business and 85 customers in the manpower outsourcing business recorded as of December 31, 2021. For YY App, we recorded 328,468 downloads, and 96,676 total active users, increasing from 226,202 downloads and 70,089 total active users recorded as of December 31, 2021. The daily, weekly, and monthly active users as of December 31, 2022 were 2,130, 7,186 and 20,304 respectively, increasing from the 1,516 daily, 4,049 weekly and 10,947 monthly active users recorded as of December 31, 2022. As of December 31, 2022, we have conversion and average retention rates of approximately 29.4% and 21.0% respectively.

As of June 30, 2023, we have a total of 170 customers, with 72 customers in cleaning services business and 98 customers in the manpower outsourcing business. For YY App, we recorded 379,149 downloads, and 112,441 total active users by June 30, 2023, increasing from 266,267 downloads and 80,292 total active users recorded as of June 30, 2022. The daily, weekly, and monthly active users as of June 30, 2023 were 2,859, 7,255 and 17,982 respectively, and we have conversion and average retention rates of approximately 29.7% and 16.0% respectively.    The conversion rate is calculated by dividing the total number of registrations from the total number of downloads. The retention rate is calculated by dividing the total number of active users by the total number of registrations. The total number of man hours deployed approximated 6 million hours. We believe that our diverse range of listings and comprehensive range of man-power related services provides an effective channel for customers to market their job openings and for our users to find work arrangements that complement their schedules and provide them a reliable source of income.

In 2018, to complement our manpower outsourcing business segment, we established our professional cleaning business, serving a broad base of customers including food and beverage outlets, luxury shopping malls and 4–5-star hotels. We provide professional cleaning and janitorial services that are fully customizable to meet the specific requirements of our customers and regulators. Our range of services includes commercial cleaning for offices and schools, hospitality cleaning for hotels and shopping centers, industrial cleaning, facade cleaning, disinfection services, stewarding services for Meetings, Incentives, Conferences, and Exhibitions (“MICE”) and banquets, and pest control services. In addition, we offer cleaning robots and machines to enhance our cleaning performance by deploying them at designated premises. The cleaning services segment of our business is complemented by our YY Smart iClean App, which is an innovative smart toilet central management platform integrated with automated sensors and Internet of Things (“IoT”) devices that allows our customers to improve productivity, manage resources efficiently, and enjoy significant cost savings. The IoT technology provides real-time data insights, allowing our customers to track the usage of toilets and monitor the cleaning progress of our staff, ensuring the highest level of quality and efficiency in our services. As of December 31, 2022, we have 639 active cleaners available to service our customers based on the existing cleaning engagements. As of June 30, 2023, we have 716 active cleaners available to service our customers based on the existing cleaning engagements.

Since our inception, our business has generated significant growth in revenue and profits. Our revenue increased from $17,460,773 for the year ended December 31, 2021, to $20,022,529 for the year ended December 31, 2022, representing an increase of $2,561,756 or approximately 14.7%. Our cost of revenue increased from $15,162,385 for the year ended December 31, 2021 to $17,450,131 for the year ended December 31, 2022, representing an increase of $2,287,746 or approximately 15.1%. Our profit for the year increased from $362,860 for the year ended December 31, 2021, to $761,340 for the year ended December 31, 2022, representing an increase of $398,480 or approximately 109.8%.

Our revenue increased from $9,597,439 for the six months ended June 30, 2022, to $13,659,047 for the six months ended June 30, 2023, representing an increase of $4,061,608 or approximately 42.3%. Our profit decreased from $355,337 for the six months ended June 30, 2022, to a loss of $136,519 for the six months ended June 30, 2023, representing a decrease of $491,856 or approximately 138.4%.

Factors Affecting Our Financial Condition and Results of Operations

Our results of operations have been and will continue to be affected by several factors, including those set out below:

Our ability to attract and engage customers

Our financial conditions and results of operations depend on our ability to attract new customers and actively engage existing customers. Additionally, our industry is highly competitive and rapidly innovating, and we compete on various factors, such as pricing, quality of services and outcomes, and track record. We believe that with our proven track record in delivering results and our proprietary technology in the YY App and the YY Smart iClean App which we seek to continuously enhance and improve their ease of use, functionality and features, we will be able to maintain our competitiveness and meet our customers’ requirements, retain and expand business with existing customers, and attract new customers. However, if we fail to keep up with timely innovation to enhance or improve the functionality, effectiveness and features of our existing technologies or meet our customers’ requirements and expectations, we might not be able to attract new customers or expand our business effectively, which may materially and adversely impact our business and results of operations.

We generally depend on labour and our supply of workers may be affected by various factors

The provision of manpower outsourcing and cleaning services is labour intensive and has a high turnover rate. We may experience shortage of manpower from time to time due to several factors affecting our labour supply, which include tighter government regulation pertaining to our ability to hire workers from overseas jurisdiction. Additionally, cleaning services tend to be less popular among local workers and the industry generally suffers from a high turnover rate as workers may choose to work for other companies for reasons such as proximity of work location to their place of residence. While our workforce is currently adequate for our scale of operations, we may not be successful in retaining and attracting labour or managing the cost of labour effectively in the future to meet the growth in our business, which may result in our business and results of operations being materially and adversely impacted.

We are subject to various laws, regulations and policies implemented by the governments and regulatory authorities

Our business is subject to extensive government regulations including, but not limited to, the conditions of applicable licenses, laws, regulations, codes of practice, standards of compliance and other regulatory requirements or guidelines. Compliance with these laws, regulations and policies can be administratively tedious and costly, impose limitations on our business and operations, and potentially restrict our ability to develop our business. Introduction of or changes in laws, regulations or policies affecting our industry, such as restrictions on hiring foreign workers, may impede our ability to source for foreign workers as part of our labour supply. Legal or regulatory changes such as additional licensing or tax requirements could increase our operating cost and reduce our earnings. Any failure to comply with any new laws or regulations may result in fines or penalties against us and may require us to cease our business in whole or in part. Further, there is no assurance that we will be able to pass on any increase in costs of complying with such amended or new government laws, regulations, or policies to our customers, which may result in our business and results and operations being materially and adversely impacted.

Our ability to successfully implement our business strategies and/or future plans

We intend to strengthen our market position in the SEA region, expand the scope of our service offerings, engage in strategic joint venture partnerships, and invest further in our technology suite including the YY App. The success and viability of our business strategies and future plans are dependent on our ability to obtain the proper financing, favorable market conditions, and hire and retain skilled employees and professionals. While we have planned such expansion based on our outlook regarding our business prospects and consideration for the aforementioned factors, there is no assurance that such expansion plans will be successful. Further, there is no assurance that our planned investments in Research and Development (“R&D”) and enhancement of our existing technologies will be successful and allow us to compete effectively, or that products and services developed by others will not render our offerings non-competitive or obsolete. If we do not achieve the desired outcome from our implementation of our business expansion and technological investments, our business, financial conditions and results of operations may be materially and adversely affected.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19 or other infectious diseases.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19 or any other infectious disease. Since early 2020, the ongoing COVID-19 pandemic has caused significant disruption to the economics of the markets we operate in. Our business and operations depend on labour and the supply of workers was impacted by the strict travel and movement restrictions imposed by the Singapore government. In particular, our manpower outsourcing segment was significantly impacted during the year 2020 as demand from our key customers, mainly in the hospitality sector, fell drastically due to lower occupancy rates in hotels which in turn, materially diminish their requirements for any additional manpower supports. However, under the leadership of our Management, we managed to successfully grow our cleaning services and gained market share as there was a significant increase in demand driven by the increased need for frequency of cleaning, sanitization and disinfection services. The significant growth in our cleaning services during the year 2020 largely offset the material decline in our manpower outsourcing services, allowing us to weather the impact of COVID-19, and we emerged as a more resilient business. For the years ended December 31, 2021 and 2022, our business demonstrated resilience and continued growth in both cleaning and manpower outsourcing services, with the latter recovering alongside the re-opening of the economies and easing of COVID-related restrictions in the markets we operate in. Additionally, we also received financial support amounting to $432,601 and $1,439,078 from the Singapore government a under the Job Support Scheme and Jobs Growth Incentives to alleviate the pandemic impact on businesses during the financial years ended 2021 and 2022 respectively.

Results of Operations

For the year ended December 31, 2022 and 2021

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of its total revenue.

	For the years ended December 31,
	2022		2021
	USD	% of revenue	USD	% of revenue
Revenue	20,022,529	100.0%	17,460,773	100.0%
Cost of revenue	(17,450,131)	(87.2)%	(15,162,385)	(86.8)%
Gross profit	2,572,398	12.8%	2,298,388	13.2%

Other income	1,952,420	9.8%	996,093	5.7%
Selling and marketing expenses	(325,678)	(1.6)%	(189,142)	(1.1)%
General and administrative expenses	(2,909,167)	(14.5)%	(2,577,199)	(14.8)%
Other expenses	(57,113)	(0.3)%	(10,380)	(0.1)%
Operating Profit	1,232,860	6.2%	517,760	3.0%

Finance costs	(329,370)	(1.6)%	(169,608)	(1.0)%

Profit before tax	903,490	4.5%	348,152	2.0%

Income tax (expenses) benefit	(142,150)	(0.7)%	14,708	0.1%
Profit for the year	761,340	3.8%	362,860	2.1%

Comparison of Years Ended December 31, 2022 and 2021

Revenue

We generate revenue primarily from (i) cleaning services, and (ii) manpower outsourcing services. Cleaning services include professional cleaning and janitorial services provided to our customers. Manpower outsourcing services consist of sourcing of casual labor to meet our customers’ needs mainly via the YY App. Total revenues increased by $2,561,756 or approximately 14.7%, from $17,460,773 for the year ended December 31, 2021, to $20,022,259 for the year ended December 31, 2022.

The following table sets forth our revenue by sales categories for the periods indicated.

	For the years ended December 31,
	2022		2021
	USD	% of revenue	USD	% of revenue
Cleaning	13,221,770	66.0%	12,458,390	71.4%
Manpower	6,800,759	34.0%	5,002,383	28.6%
Total revenue	20,022,529	100.0%	17,460,773	100.0%

During the years ended December 31, 2022 and 2021, cleaning services accounted for approximately 66.0% and 71.4% of the total revenue, respectively, while manpower outsourcing services accounted for approximately 34.0% and 28.6% of the total revenue, respectively. Total revenue increased by 14.7%, from $17,460,773 for the year ended December 31, 2021, to $20,022,529 for the year ended December 31, 2022, due to an approximately 6.1% increase in cleaning services from $12,458,390 for the year ended December 31, 2021, to $13,221,770 for the year ended December 31, 2022, and an approximately 36.0% increase in manpower outsourcing services from $5,002,383 for the year ended December 31, 2021 to $6,800,759 for the year ended December 31, 2022. Total revenue for the year ended December 31, 2022 reflects a negative currency translation impact of $528,987. Revenue from cleaning services increased by approximately 6.1% due to higher demand by our customers in the hospitality and public sectors when the COVID-19 restrictions were lifted. Revenue from manpower outsourcing services increased significantly by approximately 36.0%, primarily due to an approximately 23.0% increase in average workday charge out rate for our casual workers mainly driven by the increase in demand of manpower supply, and an approximately 13.0% increase in hours worked by our casual workers in servicing the increase in demand from existing customers, expansion to new customers as well as the launch of our outsourcing services in Malaysia in August 2022, the latter which we expect to continue to ramp up next year.

Cost of revenue

The cost of revenue primarily consists of cleaning material cost, repair and maintenance cost, labor cost and logistics costs. Cleaning material, repair and maintenance of cleaning machinery, labor and logistics costs are directly associated with our provision of cleaning services, while labor cost is mainly associated with our provision of manpower outsourcing services. The total cost of revenue increased by $2,287,746, or 15.1%, from $15,162,385 for the year ended December 31, 2021, to $17,450,131 for the year ended December 31, 2022.

The following table sets forth our cost of revenue by sales categories for the periods indicated.

	For the years ended December 31,
	2022		2021
	USD	% of revenue	USD	% of revenue
Cleaning	(11,946,777)	(59.7)%	(11,349,780)	(65.0)%
Manpower	(5,503,354)	(27.5)%	(3,812,605)	(21.8)%
Total cost of revenue	(17,450,131)	(87.2)%	(15,162,385)	(86.8)%

The approximately 15.1% overall increase in cost of revenue is primarily driven by an increase in manpower cost incurred in both cleaning services and manpower outsourcing services, primarily due to an increase in hourly charging rate of casual labours, increase in customers demand and orders fulfilled as a result of expansion of business, and partially offset by a positive currency translation impact of $461,908. This was consistent with the increase of revenue during the year. In addition, even as the COVID-19 pandemic situation improved in 2022, shortage in manpower in Singapore remained as the main challenge and therefore resulted in an increase in cost of the cleaning staffs and hourly charging rate for the casual labour, where cost of the hourly charging rate for the casual labour increased by approximately 33.0% for the year ended December 31, 2022. We expect such increase in manpower cost to be more muted especially as significant relaxation of border controls allow for more foreign workers to return to the Singapore workforce.

Gross profit

For the years ended December 31, 2022 and 2021, our gross profit was $2,572,398 and $2,298,388, respectively, and our gross profit margins were approximately and 12.8% and 13.2%, respectively. Our gross profit increased by $274,010, or approximately 11.9% primarily due to the increase in gross profit from both cleaning and manpower services. Our gross profit margin deteriorated by approximately 0.32% primarily due to an increase in cost of the cleaning staffs and hourly charging rate for the casual labor, where as our service charges to our customers did not increase to the same extent as the cost increase over the same period, as we balanced the decision to pass on the cost increase to our customers and the opportunity to secure contracts with our customers that were seeing strong recovery in their business due to easing of COVID-19 restrictions.

Other income

The following table sets forth the breakdown for our other income for the periods indicated.

	For the years ended December 31,
	2022	2021
	USD	USD
Government grants related to the Job Support Scheme and Jobs Growth Incentives	1,439,078	432,601
Other government grants	513,340	563,425
Others	2	67
Other income	1,952,420	996,093

Other income primarily consisted of government grants. Other income increased by $956,327, or approximately 96.0%, from $996,093 for the year ended December 31, 2021, to $1,952,420 for the year ended December 31, 2022. The increase was mainly due to an increase in government grant received due to further support provided by the Singapore Government under the Job Support Scheme to alleviate the persisting impact from COVID-19 and the new grant Jobs Growth Incentives. The last payout for Job Support Scheme by the Singapore government was on June 29, 2021 while the Jobs Growth Incentive started in March 2021 and is expected to end in the year of 2023.

Selling and marketing expenses

Selling and marketing expenses primarily include expenses related to advertising, marketing and branding activities. Selling and marketing expenses increased by $136,536, or approximately 72.2%, from $189,142 for the year ended December 31, 2021, to $325,678 for the year ended December 31, 2022. The increase was primarily due to an increase in marketing and branding activities, where we advertised our services in collaboration with taxi companies and launched mass marketing campaigns across major social media platforms. We expect such marketing and branding activities to increase in the coming year.

General and administrative expenses

General and administrative expenses consisted primarily of salary and welfare expenses, rental expenses, depreciation, professional service fees, office expenses, transportation and other administrative expenses. General and administrative expenses increased by $331,968, or approximately 12.9%, from $2,577,199 for the year ended December 31, 2021, to $2,909,167 for the year ended December 31, 2022, mainly due to an increase in staff expenses resulted from increased number of employees and administrative expenses to support expanded business.

Other expenses

Other expenses primarily consisted of late charges and fines, loss on disposal of property and equipment. Other expenses increased by $46,733, from $10,380 for the year ended December 31, 2021, to $57,113 for the year ended December 31, 2022. The increase was mainly due to disposal on property and equipment, mainly computers hardware. As a result, we incurred one-time loss on disposal of $48,395 for the year ended December 31, 2022, which was not the case for prior year.

Finance costs

Finance costs primarily consisted of accrued interest from guaranteed bank loans, convertible loan and hire purchase, interest expense from lease liability and interest on account receivables factoring. Finance costs increased by $159,762, or approximately 94.2% from $169,608 for the year ended December 31, 2021, to $329,370 for the year ended December 31, 2022. The increase was mainly due to an increase in interest on trade receivables factoring from $104,590 for the year ended December 31, 2021 to $212,302 for the year ended December 31, 2022 as more trade receivable were under factoring program to meet the operational demand as well as the interest on the convertible loan increase from nil for the year ended December 31, 2021 to $44,002 for the year ended December 31, 2022.

Income tax (benefit) expense

Our income tax benefit was $14,708 for the year ended December 31, 2021, while our income tax expense was $142,150 for the year ended December 31, 2022. We incurred tax loss for the year 2021 which could be used to deduct the taxable income in following years, we incurred higher income tax expense for the year 2022 due to significantly profit before tax earned by a subsidiary in 2022 for the cleaning service.

Profit for the year

As a result of the foregoing, our profit for the year increased by $398,480, or approximately 109.8%, from $362,860 for the year ended December 31, 2021, to $761,340 for the year ended December 31, 2022.

For the six months ended June 30, 2023 and 2022

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of its total revenue.

	For the six months ended June 30,
	2023		2022
	USD	% of revenue	USD	% of revenue
Revenue	13,659,047	100.0%	9,597,439	100.0%
Cost of revenue	(11,868,313)	(86.9)%	(8,375,142)	(87.3)%
Gross profit	1,790,734	13.1%	1,222,297	12.7%

Other income	243,050	1.8%	888,993	9.3%
Selling and marketing expenses	(90,829)	(0.7)%	(114,848)	(1.2)%
General and administrative expenses	(1,879,980)	(13.8)%	(1,488,899)	(15.5)%
Other expenses	(10,376)	(0.1)%	(7,212)	(0. 1)%
Operating Profit	52,599	0.4%	500,331	5.2%

Finance costs	(162,037)	(1.2)%	(86,100)	(0.9)%

(Los)/profit before tax	(109,438)	(0.8)%	414,231	4.3%

Income tax expenses	(27,081)	(0.2)%	(58,894)	(0.6)%
(Loss)/profit for the period	(136,519)	(1.0)%	355,337	3. 7%

Comparison of Six Month Period Ended June 30, 2023 and 2022

Revenue

We generate revenue primarily from (i) cleaning services, and (ii) manpower outsourcing services. Cleaning services include professional cleaning and janitorial services provided to our customers. Manpower outsourcing services consist of sourcing of casual labor to meet our customers’ needs mainly via the YY App. Total revenues increased by $4,061,608 or approximately 42.3%, from $9,597,439 for the six months ended June 30, 2022, to $13,659,047 for the six months ended June 30, 2023.

The following table sets forth our revenue by sales categories for the periods indicated.

	For the six months ended June 30,
	2023		2022
	USD	% of revenue	USD	% of revenue
Cleaning	8,382,570	61.4%	6,540,767	68.2%
Manpower	5,276,477	38.6%	3,056,672	31.8%
Total revenue	13,659,047	100.0%	9,597,439	100.0%

During the six months ended June 30, 2023 and 2022, cleaning services accounted for approximately 61.4% and 68.2% of the total revenue, respectively, while manpower outsourcing services accounted for approximately 38.6% and 31.8% of the total revenue, respectively. Total revenue increased by 42.3%, from $9,597,439 for the six months ended June 30, 2022, to $13,659,047 for the six months ended June 30, 2023, due to an approximately 28.2% increase in cleaning services from $6,540,767 for the six months ended June 30, 2022, to $8,382,570 for the six months ended June 30, 2023, and an approximately 72.6% increase in manpower outsourcing services from $3,056,672 for the six months ended June 30, 2022 to $5,276,477 for the six months ended June 30, 2023. Total revenue for the six months ended June 30, 2023 reflects a positive currency translation impact of $303,106. Revenue from cleaning services increased by approximately 28.2% due to higher demand by our customers in the hospitality and public sectors when the COVID-19 restrictions were lifted. Revenue from manpower outsourcing services increased significantly by approximately 72.6%, primarily due to an approximately 24.2% increase in average workday charge out rate for our casual workers mainly driven by the increase in demand of manpower supply, and an approximately 48.4% increase in hours worked by our casual workers in servicing the increase in demand from existing customers, expansion to new customers as well as the launch of our outsourcing services in Malaysia in August 2022, the latter which we expect to continue to ramp up in the remaining period of the year as well as next year.

Cost of revenue

The cost of revenue primarily consists of cleaning material cost, repair and maintenance cost, labor cost and logistics costs. Cleaning material, repair and maintenance of cleaning machinery, labor and logistics costs are directly associated with our provision of cleaning services, while labor cost is mainly associated with our provision of manpower outsourcing services.

The total cost of revenue increased by $3,493,171, or approximately 41.7%, from $8,375,142 for the six months ended June 30, 2022, to $11,868,313 for the six months ended June 30, 2023.

The following table sets forth our cost of revenue by sales categories for the periods indicated.

	For the six months ended June 30,
	2023		2022
	USD	% of revenue	USD	% of revenue
Cleaning	(7,685,579)	(56.3)%	(6,051,878)	(63.1)%
Manpower	(4,182,734)	(30.6)%	(2,323,264)	(24.2)%
Total cost of revenue	(11,868,313)	(86.9)%	(8,375,142)	(87.3)%

The approximately 41.7% overall increase in cost of revenue is primarily driven by an increase in manpower cost incurred in both cleaning services and manpower outsourcing services, primarily due to an increase in hourly charging rate of casual labors, increase in customers demand and orders fulfilled as a result of expansion of business, and partially offset by a negative currency translation impact of $263,368. This was consistent with the increase of revenue during the six months ended June 30, 2023. In addition, even as the COVID-19 pandemic situation improved in 2022, shortage in manpower in Singapore remained as the main challenge and therefore resulted in an increase in cost of the cleaning staffs and hourly charging rate for the casual labour, where cost of the hourly charging rate for the casual labour increased by approximately 30.0% for the six months ended June 30, 2023 compared with the same period of prior year. We expect such increase in manpower cost to be more muted especially as significant relaxation of border controls allow for more foreign workers to return to the Singapore workforce.

Gross profit

For the six months ended June 30, 2023 and 2022, our gross profit was $1,790,734 and $1,222,297, respectively, and our gross profit margins were approximately and 13.1% and 12.7%, respectively. Our gross profit increased by $568,437, or approximately 46.5% primarily due to the increase in gross profit from both cleaning services and manpower outsourcing services. Our gross profit margin improved by approximately 0.37% primarily due to better cost management for cleaning services. With more efficient deployment and control of manpower and consumables via our Smart iClean IOT system, this resulted in the improvement of gross margin despite the rising cost for manpower, raw material and logistic.

Other income

The following table sets forth the breakdown for our other income for the periods indicated.

	For the six months ended June 30,
	2023	2022
	USD	USD
Government grants related to the Job Support Scheme and Jobs Growth Incentives	553	461,343
Other government grants	166,243	427,650
Others	76,254	-
Other income	243,050	888,993

Other income primarily consisted of government grants. Other income decreased by $645,943, or approximately 72.7%, from $888,993 for the six months ended June 30, 2022, to $243,050 for the six months ended June 30, 2023. The decrease was mainly due to a decrease in government grant that was previously received due to the support provided by the Singapore Government under the Job Support Scheme to alleviate the persisting impact from COVID-19 and the new grant Jobs Growth Incentives. The last payout for Job Support Scheme by the Singapore government was on June 29, 2021 while the Jobs Growth Incentive started in March 2021 and is expected to end in the year of 2023. The increase in others income of $76,254 was driven by an increase in claims from medical insurance and penalty income that paid by part timer for no shows on the scheduled duty day.

Selling and marketing expenses

Selling and marketing expenses primarily include expenses related to advertising, marketing and branding activities. Selling and marketing expenses decreased by $24,019, or approximately 20.9%, from $114,848 for the six months ended June 30, 2022, to $90,829 for the six months ended June 30, 2023. The decrease was primarily due to a decrease in marketing and branding activities. We expect such marketing and branding activities to increase in the coming months and early next year.

General and administrative expenses

General and administrative expenses consisted primarily of salary and welfare expenses, rental expenses, depreciation, professional service fees, office expenses, transportation and other administrative expenses. General and administrative expenses increased by $391,081, or approximately 26.3%, from $1,488,899 for the six months ended June 30, 2022, to $1,879,980 for the six months ended June 30, 2023, mainly due to an increase in staff expenses resulted from increased number of employees and administrative expenses to support expanded business and increased professional service fees related to the Company’s IPO process.

Other expenses

Other expenses primarily consisted of late charges and fines. Other expenses increased by $3,164, or approximately 43.9%, from $7,212 for the six months ended June 30, 2022, to $10,376 for the six months ended June 30, 2023.

Finance costs

Finance costs primarily consisted of accrued interest from guaranteed bank loans and hire purchase, interest expense from lease liability and interest on account receivables factoring. Finance costs increased by $75,937, or approximately 88.2% from $86,100 for the six months ended June 30, 2022, to $162,037 for the six months ended June 30, 2023. The increase was mainly due to an increase in interest on trade receivables factoring from $60,577 for six months ended June 30, 2022 to $104,428 for six months ended June 30, 2023 as more trade receivable were under factoring program to meet the operational demand. More bank loans were also obtained during the first half of 2023 to facilitate the cashflow on the business expansion, related interest expenses increased as the average loan balances increased during the six months ended June 30, 2023 compared with the same period of prior year.

Income tax expense

Our income tax expense was $58,894 for the six months ended June 30, 2022, and $27,081 for the six months ended June 30, 2023. We incurred higher income tax expense for first half of 2022 due to the taxable government grant support such as Jobs Growth Incentive (JGI) which promotes new local hires by providing wage support over a period to lower the operating costs of the business.

(Loss)/profit for the year

As a result of the foregoing, our profit decreased by $491,856, or approximately 138.4%, from $355,337 for the six months ended June 30, 2022, to a loss of $136,519 for the six months ended June 30, 2023.

Liquidity and Capital Resources

The Company’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. It is managed by matching the payment and receipt cycles. The Company’s objective is to maintain a balance between continuity of funding and flexibility through the use of standby credit facilities. The Company finances its working capital requirements through a combination of funds generated from operations and bank borrowings. The directors are satisfied that funds are available to finance the operations of the Company.

As of December 31, 2022, our cash balances amounted to $161,022, and our current assets were $5,199,720, and our current liabilities were $3,514,823. For the year ended December 31, 2022, we generated operating profit and profit for the year of $1,232,860 and 761,340, respectively with net operating cash inflows of $935,273.

As of June 30, 2023, our cash balances amounted to $278,843, and our current assets were $8,033,316, and our current liabilities were $5,458,587, resulted in a positive working capital of $2,574,729. For the six months ended June 30, 2023, we generated operating profit and net loss of $52,599 and $136,519, respectively with net operating cash inflows of $303,146.

To sustain its ability to support the Company’s operating activities, the Company may have to consider supplementing its available sources of funds through the following sources:

-	cash generated from our operations; and

-	other available sources of financing from banks and other financial institutions.

In assessing liquidity, we monitor and analyze cash on-hand and operating expenditure commitments. Our liquidity needs are to meet working capital requirements and operating expense obligations. To date, we have financed our operations by primarily relying on private financing through the issuance of convertible notes, the issuance of shares to new shareholders and   bank financing. For example, Hong Ye Group Pte Ltd and YY Circle (SG) Pte Ltd issued convertible note as part of an equity fundraising round, for an aggregate amount of S$1,000,000 on February 23, 2022.

We have started to seek additional financing via debt financing from local banks and financial institutions to fund our ongoing operations. In 2023, we borrowed an aggregate of S$1,250,000 from five banks, with annual interest rates ranging from 7.75% to 10.38% and repayment periods of between three to five years. We intend to explore additional financing through commercial lending. However, the discussions with local banks and financial institutions are at the initial stages. As of the date of this prospectus, the Company has not entered into any new facility agreement with any such local banks or financial institutions.

Our financial statements appearing at the end of this prospectus have been prepared on the assumption that the Group will continue as a going concern basis. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. Our ability to continue as a going concern depends upon aligning its sources of funding (debt and equity) with the expenditure requirements of the Group and repayment of the short-term debt facilities as and when they fall due.

We maintain sufficient cash, and internally generated cash from operations to finance their activities.

Cash Flows Analysis

For the year ended December 31, 2022 and 2021

The following table sets forth a summary of our cash flows for the periods indicated.

	For the years ended December 31,
	2022	2021
	USD	USD
Net cash provided by operating activities	935,273	424,079
Net cash used in investing activities	(112,113)	(241,167)
Net cash used in financing activities	(726,335)	(180,125)
Effect of foreign exchange of cash	(1,796)	29,960
Increase in cash	95,029	32,747
Cash at the beginning of the year	65,993	33,246
Cash at the end of the year	161,022	65,993

Operating Activities

For the year ended December 31, 2022, net cash provided by operating activities was $935,273, primarily resulted from our profit for the year of $761,340, as adjusted for non-cash items and non-operating items, changes in operating activities and cash used in operations. Adjustments for non-cash items consisted of depreciation of property and equipment and ROU asset of $340,558. Adjustments for non-operating items consisted of loss on disposal of property and equipment of $48,395, net finance cost of $329,370 and income tax expenses of $142,150. Changes in operating assets and liabilities mainly included: (i) an increase in prepayment and other current assets of $121,436; (ii) an increase in trade receivables of $192,652; (iii) a decrease in trade and other payables of $89,769; and (iv) a decrease in amount due to a related party of $22,083. Cash used in operations mainly included: (i) interest payment of $225,193; (ii) income tax payment of $75,736; and (iii) income tax refund of $40,329.

For the year ended December 31, 2021, net cash provided by operating activities was $424,079, primarily resulted from our profit for the year of $362,860, as adjusted for non-cash items and non-operating items, changes in operating activities and cash used in operations. Adjustments for non-cash items consisted of depreciation of property and equipment and ROU asset of $398,804. Adjustments for non-operating items consisted of net finance cost of $169,608 and income tax benefit of $14,708. Changes in operating assets and liabilities mainly included: (i) an increase in trade receivables of $1,475,163; and (ii) an increase in prepayment and other current assets of $3,776; and partially offset by (i) an increase in trade and other payables of $1,124,570; and (ii) an increase in amount due to a related party of $29,525. Cash used in operations mainly included: (i) interest payment of $160,400; (ii) income tax payment of $24,614; and (iii) income tax refund of $17,373.

Investing Activities

For the year ended December 31, 2022, net cash used in investing activities was $112,113, which was primarily consisted of purchase of property and equipment, mainly cleaning machinery and computers hardware.

For the year ended December 31, 2021, net cash used in investing activities was $241,167, which was primarily consisted of purchase of property and equipment, mainly cleaning machinery and computers hardware.

Financing Activities

For the year ended December 31, 2022, net cash used in financing activities was $726,335 which was primarily consisted of payment of shareholder loan of $1,035,306, advancement of a related party loan of $25,167, repayment of guaranteed bank loans of $2,091,971 and payment of lease liability of $133,382 and partially offset by proceeds from issuance of ordinary shares of $212,450, proceeds from guaranteed bank loans of $1,603,768 and issuance of a convertible loan of $743,273.

For the year ended December 31, 2021, net cash used in financing activities was $180,125, which was primarily consisted of repayment of guaranteed bank loans of $897,813, payment of lease liabilities of $143,549 and advancement of a related party loan of $744, and partially offset by proceeds from guaranteed bank loans of $719,868 and repayment from shareholder loans of $142,113.

For the six months ended June 30, 2023 and 2022

The following table sets forth a summary of our cash flows for the periods indicated.

	For the six months ended June 30,
	2023	2022
	USD	USD
Net cash provided by operating activities	303,146	547,696
Net cash used in investing activities	(134,981)	(73,816)
Net cash used in financing activities	(82,040)	(293,287)
Effect of foreign exchange of cash	31,696	(16,558)
Increase in cash	117,821	164,035
Cash at the beginning of the period	161,022	65,993
Cash at the end of the period	278,843	230,028

Operating Activities

For the six months ended June 30, 2023, net cash provided by operating activities was $303,146, primarily resulted from our loss of $136,519, as adjusted for non-cash items and non-operating items, changes in operating activities and cash used in operations. Adjustments for non-cash items consisted of depreciation of property and equipment and ROU asset of $144,889. Adjustments for non-operating items consisted of net finance cost of $162,037 and income tax expenses of $27,081. Changes in operating assets and liabilities mainly included: (i) an increase in prepayment and other current assets of $64,766; (ii) an increase in trade receivables of $60,988; (iii) an increase in trade and other payables of $436,249; and (iv) a decrease in amount due to related parties of $47. Cash used in operations mainly included: (i) interest payment of $145,348; (ii) income tax payment of $59,442.

For the six months ended June 30, 2022, net cash provided by operating activities was $547,696, primarily resulted from our profit of $355,337, as adjusted for non-cash items and non-operating items, changes in operating activities and cash used in operations. Adjustments for non-cash items consisted of depreciation of property and equipment and ROU asset of $168,265. Adjustments for non-operating items consisted of net finance cost of $86,100 and income tax expenses of $58,894. Changes in operating assets and liabilities mainly included: (i) a decrease in trade receivables of $147,095; and (ii) an increase in prepayment and other current assets of $70,593; (iii) a decrease in trade and other payables of $53,419; and (iv) a decrease in amount due to related parties of $13,793. Cash used in operations mainly included: (i) interest payment of $92,074; (ii) income tax payment of $38,116.

Investing Activities

For the six months ended June 30, 2023, net cash used in investing activities was $134,981, which was primarily consisted of purchase of property and equipment, mainly cleaning machinery and computers hardware.

For the six months ended June 30, 2022, net cash used in investing activities was $73,816, which was primarily consisted of purchase of property and equipment, mainly cleaning machinery and computers hardware.

Financing Activities

For the six months ended June 30, 2023, net cash used in financing activities was $82,040, which was primarily consisted of payment of shareholder loan of $426,158, repayment of guaranteed bank loans of $265,728 and payment of lease liability of $90,899 and partially offset by proceeds from guaranteed bank loans of $700,745.

For the six months ended June 30, 2022, net cash used in financing activities was $293,287, which was primarily consisted of repayment of guaranteed bank loans of $1,217,572, payment of lease liabilities of $57,538, repayment from shareholder loans of $744,022 and repayment from related party loan of $22,551 and partially offset by proceeds from guaranteed bank loans of $1,005,123 and issuance of a convertible loan of $743,273.

Contingencies

We may become subject to claims and assessments from time to time in the ordinary course of business. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. We accrue liabilities for such matters when it is probable that future expenditures will be made, and such expenditures can be reasonably estimated. As of June 30, 2023, December 31, 2022 and 2021, we do not believe that any such matters, individually or in the aggregate, will have a material adverse effect on our business, financial condition, results of operations, or cash flows.

Capital Expenditures

We incurred capital expenditures of $112,113 and $241,167 for the years ended December 31, 2022 and 2021, and $134,981 and $73,816 for the six months ended June 30, 2023 and 2022, respectively, primarily driven by purchases of property and equipment.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Contractual Obligations

For the year ended December 31, 2022 and 2021

The following table sets forth certain contractual obligations as of December 31, 2022 and the timing and effect that such obligations are expected to have on our liquidity and capital requirements in future periods:

For the year ending December 31,	2023	2024	2025	2026	2027	Thereafter	Total
	USD	USD	USD	USD	USD	USD	USD
Financial liabilities
Guaranteed bank loans	332,722	324,679	178,607	-	-	-	836,008
Convertible loan	-	736,129	-	-	-	-	736,129
Trade and other payables	2,013,743	-	-	-	-	-	2,013,743
Lease obligation	154,517	59,767	12,452	1,507	-	-	228,243
Total contractual obligations	2,500,982	1,120,575	191,059	1,507	-	-	3,814,123

For the six months ended June 30, 2023 and 2022

The following table sets forth certain contractual obligations as of June 30, 2023 and the timing and effect that such obligations are expected to have on our liquidity and capital requirements in future periods:

For the twelve months ending June 30,	2023-2024	2024-2025	2025-2026	2026-2027	2027-2028	Thereafter	Total
	USD	USD	USD	USD	USD	USD	USD
Financial liabilities
Guaranteed bank loans	483,411	471,650	212,222	97,986	68,284	-	1,333,554
Trade and other payables	2,560,753	-	-	-	-	-	2,560,753
Lease obligation	152,551	29,974	4,708	-	-	-	187,233
Total contractual obligations	3,196,715	501,624	216,930	97,986	68,284	-	4,081,540

Quantitative and Qualitative Disclosures About Market Risks

For the year ended December 31, 2022 and 2021

We are exposed to market risks in the ordinary course of our business. These risks primarily include credit risk, liquidity risk and foreign currency risk. See Note 18 to our consolidated financial statements included elsewhere in this prospectus for further details.

For the six months ended June 30, 2023 and 2022

We are exposed to market risks in the ordinary course of our business. These risks primarily include credit risk, liquidity risk and foreign currency risk.

Credit Risk

We are exposed to credit risk from our operating activities and from our financing activities, which arises principally from our trade receivables, prepayment and other currents assets, amount due from a shareholder and cash. With respect to trade receivables and prepayment and other current assets, we are not exposed to a major default risk from a single customer, and we actively monitor and manage credit risk by performing credit checks and optimizing the payment and collection process. With respect to our amount due from a shareholder, we closely monitor and keep evaluating our related exposure to credit risk, and such efforts begin with initial loan release and continue through to full repayment of the loan. With respect to the cash, we place substantially all of our cash with financial institutions with high credit ratings and quality in Singapore. In the event of bankruptcy of one of these financial institutions, we may not be able to claim our cash back in full. We continue to monitor the financial strength of the financial institutions. There has been no recent history of default in relation to these financial institutions.

Liquidity Risk

We are also exposed to liquidity risk which is risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions, trade receivable factoring agent and related parties to obtain short-term funding to meet the liquidity shortage.

Translation exposure

We are exposed to foreign exchange rate fluctuations as we translate the financial statements of our subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the translation adjustments resulting from the conversion of the financial statements of our subsidiaries into U.S. dollars would result in a gain or loss recorded as a component of other comprehensive income (loss).

Critical Accounting Policies and Use of Estimates

Our consolidated financial statements included elsewhere in this prospectus have been prepared in accordance with International Financial Reporting Standard (“IFRS”). The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are more fully described in the notes to our consolidated financial statements included elsewhere in this prospectus, we believe that the following accounting policies and estimates are critical to our business operations and understanding our consolidated financial results.

Revenue recognition

We recognize revenue as or when it satisfies our service obligations. We earn revenue predominantly from the following services:

i)	Cleaning Service

We provide customizable professional cleaning solution services based on requirements set by clients and/or the authorities, including but not limited to commercial cleaning for offices & schools; hospitality cleaning for hotels, shopping malls and retail, pest control services and etc. We also offer cleaning robots and machines for better cleaning performance by deploying the robots at designated premises.

We identify only one performance obligation that is to providing clearing service to the customer in accordance with IFRS 15,27. Our contracts generally contain a liquidity damage provision for consideration earned related to services performed when the clearing service is unfulfilled.

We recognize revenue on a gross basis as we are acting as a principal in these services and is responsible for fulfilling the promises to provide the specified cleaning services. Revenue is recognized in an amount that reflects the consideration that is expected in exchange for the service over a period of time.

ii)	Manpower outsourcing service

We enter into contracts with corporate customers to provide manpower outsourcing services, arranging casual workers with corresponding abilities and qualifications on demand to fulfil corporate customers’ various operation needs. We identify only one performance obligation in manpower outsourcing services as the contract comprises of a series of distinct services that are substantially the same and have the same pattern of transfer to the corporate customers, which is to provide casual workers in accordance with the demand of corporate customers.

The contract consideration is determined by the hours casual workers have worked times their workday pay rate. Revenue from manpower outsourcing services is recognized over time as we have an enforceable right to payment for performance completed to date.

The contract payment is not subject to any variable consideration, refund, cancellation or termination provision. Customers generally make the payment within one or two months after monthly reconciliation of service considerations with us.

Principal versus agent considerations

For the manpower outsourcing services provided, we consider ourselves as principal and recognize revenue on a gross basis as we control the services through the following key considerations:

We reserve the right to accept or reject the contracts or orders with the customers without involvement of the casual workers and directs the selected casual workers to provide services to the customers on our behalf. There is no direct cooperation relationship between the casual workers and the customers. We assume responsibility for receiving and resolving the complaints over the quality of the services. If the casual workers fail to deliver their work and thus affect our performance obligation to the corporate customers, we should bear the loss of the corporate customers for breach of contract on its own, and then independently claim for compensation from casual workers for our loss.

We have discretion in setting up the price. The involved casual workers are entitled to a fixed services fee agreed upon in advance irrespective of the consideration we collect from the customers.

We bear the credit risk as the we pay the consideration due to casual workers irrespective of whether the customers have paid the services consideration to us.

Income tax

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that they relate to a business combination, or items recognized directly in equity or in OCI.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. Current tax assets and liabilities are offset only if certain criteria are met.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries to the extent that we are able to control the timing of the reversal of the temporary difference and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

The measurement of deferred taxes reflects the tax consequences that would follow the manner in which we expect, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans for individual subsidiaries in our Group. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

Unrecognized deferred tax assets are reassessed at each reporting date and recognized to the extent that it has become probable that future taxable profits will be available against which they can be used.

In determining the amount of current and deferred tax, we take into account the impact of uncertain tax positions and whether additional taxes and interest may be due. We believe that its accruals for income tax liabilities are adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience. This assessment relies on estimates and assumptions and may involve a series of judgments about future events. New information may become available that causes us to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact income tax expense in the period that such a determination is made.

Compound financial instruments

Compound financial instruments issued by the us included convertible loan denominated in Singapore dollars that could be converted to share capital at the option of the holder, where the number of shares to be issued was fixed and did not vary with changes in fair value.

The liability component of a compound financial instrument is recognized initially at the fair value of a similar liability that does not have an equity conversion option. The equity component is initially recognized at the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component of a compound financial instrument is not remeasured. Interest related to the liability component is recognized in profit or loss and presented within finance costs. On conversion, the liability component is reclassified to equity and no gain or loss is recognized.

Impairment of financial assets

We recognize loss allowances for expected credit loss on financial assets measured at amortized cost.

Loss allowances are measured on either of the following bases:

●	12-month ECLs: these are ECLs that result from default events that are possible within the 12 months after the reporting date (or for a shorter period if the expected life of the instrument is less than 12 months); or

●	Lifetime ECLs: these are ECLs that result from all possible default events over the expected life of a financial instrument or contract asset.

Simplified approach

We apply the simplified approach to provide for ECLs for all non-derivative financial assets. The simplified approach requires the loss allowance to be measured at an amount equal to lifetime ECLs.

Measurement of ECLs

ECLs are probability-weighted estimates of credit losses. Credit losses are measured at the present value of all cash shortfalls (i.e., the difference between the cash flows due to us in accordance with the contract and the cash flows that we expect to receive). ECLs are discounted at the effective interest rate of the financial asset.

Credit-impaired financial assets

At each reporting date, we assess whether financial assets carried at amortized cost and debt investments at FVOCI are ‘credit-impaired’. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

●	significant financial difficulty of the borrower or issuer;

●	a breach of contract such as a default or being more than 90 days past due;

●	the restructuring of a loan or advance by us on terms that we would not consider otherwise;

●	it is probable that the borrower will enter bankruptcy or another financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECLs in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when we determine that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with our procedures for recovery of amounts due.

Standards issued but not yet effective

A number of new standards are effective for annual periods beginning after January 1, 2022 and earlier application is permitted. However, we have not early adopted the new or amended standards in preparing these consolidated financial statements. Based on an initial assessment, the following new and amended standards are not expected to have a significant impact on our consolidated financial statements.

●	Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12)

●	Classification of Liabilities as Current or Non-current (Amendments to IAS 1)

●	Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)

●	Definition of Accounting Estimates (Amendments to IAS 8)

Internal Control over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources to address our internal controls and procedures. Our independent registered public accounting firm had not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended and as of December 31, 2022 and 2021, we and our independent registered public accounting firm identified the following “material weaknesses” in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified are related to: 1) lack of accounting staff and resources with appropriate knowledge of IFRS and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex technical accounting issue in accordance with IFRS and the SEC requirements and 2) lack of proper IT policies & procedures developed for system change management, user access management, backup management and service organization management.

In response to the material weaknesses identified prior to this offering, we are in the process of implementing a number of measures to address including but not limited to 1) hire additional finance and accounting staff with qualifications and work experiences in IFRS and SEC reporting requirements to formalize and strengthen the key internal control over financial reporting; 2) allocate sufficient resources to prepare and review financial statements and related disclosures in accordance with IFRS and SEC reporting requirements; and 3) hire experienced IT staff with qualifications of the CRISC (“Certified in Risk and Information Systems Control”) to formalize and strengthen the key internal control over Information Technology General Control.

We have taken steps to address the material weaknesses and continue to implement our remediation plan, which we believe will address their underlying causes. We have engaged external advisors to provide assistance in the areas of information technology, internal controls over financial reporting, and financial accounting in the short term and to evaluate and document the design and operating effectiveness of our internal controls and assist with the remediation and implementation of our internal controls as required. We are evaluating the longer-term resource needs of our various financial functions. These remediation measures may be time consuming, costly, and might place significant demands on our financial and operational resources. Although we have made enhancements to our control procedures in this area, the material weaknesses will not be remediated until the necessary controls have been implemented and are operating effectively. We do not know the specific time frame needed to fully remediate the material weakness identified.

As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act (“JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting.

HISTORY AND CORPORATE STRUCTURE

As at the date of this prospectus, our Group is comprised of the Company and its subsidiaries, YY Circle (SG) Private Limited, Hong Ye Group Pte. Ltd., YY Circle Sdn Bhd, and Hong Ye Maintenance (MY) Sdn Bhd.

Corporate Structure

Our Company was incorporated in the British Virgin Islands on February 21, 2023, under the Companies Act as a company with limited liability. The Company is authorized to issue an unlimited number of shares, divided into Class A Shares of no-par value, and Class B Shares of no-par value (up to a maximum of 5,000,000 Class B Shares). As of the date of this prospectus, there are 33,300,000 Class A Shares and 5,000,000 Class B Shares issued and outstanding.

Organization Chart

The chart below sets out our corporate structure. The chart assumes that the Resale Shareholder has not sold any shares at the time of the offering.

Subsidiaries

A description of our subsidiaries are set out below.

YY Circle (SG)

On June 13, 2019, YYJOBS Pte. Ltd. was incorporated in Singapore as a private company limited by shares. It commenced business on June 13, 2019 and is principally engaged in the provision of manpower outsourcing services to our customers via the YY App. On July, 24 2019, YYJOBS Pte. Ltd. changed its company name to YYLIFE Pte. Ltd. On November 29, 2022, YYLIFE Pte Ltd changed its corporate name to YY Circle (SG). As part of a group reorganization on August 1, 2023, YY Circle (SG) became a wholly owned subsidiary of our Company.

Hong Ye (SG)

On December 28, 2010, Hong Ye (SG) was incorporated in Singapore as a private company limited by shares. Hong Ye (SG) commenced business on December 28, 2010 and is principally engaged in the operation of an employment agency focusing on providing casual labor and cleaning services to customers. As part of a group reorganization on August 1, 2023, Hong Ye (SG) became a wholly owned subsidiary of our Company.

YY Circle (MY)

On July 22, 2022, YY Circle (MY) was incorporated in Malaysia as a private company limited by shares. YY Circle (MY) commenced business on July 22,2022 and is principally engaged in the provision of manpower outsourcing services to our customers via the YY App. As part of a group reorganization on 3 May 2023, YY Circle (MY) became a majority owned subsidiary of our Company, with a remaining 10% of the Company owned by Teng Sin Ken, who is the Company’s Chief Information Officer and a director of YY Circle (MY).

Hong Ye (MY)

On November 8, 2022, Hong Ye (MY) was incorporated in Malaysia as a private company limited by shares. Hong Ye (MY) commenced business on November 8, 2022 and is principally engaged in the provision of cleaning services to our customers. As part of a group reorganization on 3 May 2023, Hong Ye (MY) became a wholly owned subsidiary of our Company.

INDUSTRY OVERVIEW

INDUSTRY

All the information and data presented in this section have been derived from publicly available secondary data online sources.

Human resource outsourcing (HRO) is a major sector in business process outsourcing. Companies lacking the financial, human and technological resources to handle critical functions of HR management generally opt for HR outsourcing services. As the HR department plays a vital role in the overall satisfaction of the employees in any company, HRO has been increasingly gaining importance.

Manpower Outsourcing / Staffing Market in Singapore

We use data analytics to match suitable part-timers to customers. A part-timer is a person who does not have a full-time employment contract with an employer. In 2022, the number of part-timers in Singapore was estimated to be 247,0001, each of whom worked an average 21.6 hours per week2. With an estimated average wage of US$960.16 per month3, the total addressable part-timer market is estimated to be US$2.85 billion per year. The COVID-19 pandemic has served as a catalyst for this HRO market where job employment surged in 2021. The employment rate for residents aged 15 & over continued to increase to 67.5% in 2022, 2.3% points above the pre-COVID rate in 2019. The sustained increase was due to more unemployed residents finding employment, as unemployment rates have returned to pre-COVID levels.4

Manpower Outsourcing / Staffing Market in Malaysia

Malaysia’s labor market condition remained positive with 30.9 thousand new jobs created during the fourth quarter of 2022, spurred by robust strong domestic demand amid external headwinds.5 In Quarter 4 2022, the labor force continued to indicate a positive momentum with an increase of 2.5% year-on-year to 16.54 million persons.6 Assuming the average wage for a full-time worker is US$690.2 per month7, the total addressable labor force market in Malaysia is estimated to be US$137 billion.

Looking at the labor demand in the economic sector in Q4 2022, the number of jobs increased by 2.6% year-on-year to record a total of 8.76 million jobs.8 Filled jobs which comprised of 97.8%, increased by 2.6% over the same quarter of the preceding year to record 8.56 million.9 Meanwhile, jobs opening in the economy which was indicated by the number of vacancies elevated by 4.8% to 192.4 thousand vacancies during Q4 2022.10

Malaysia’s labor market has steadily improved as a consequence of the country’s sustained economic operation and social activities. Moving into 2023, the labor market is anticipated to grow at a more moderate pace in line with the economic growth after coming off a strong recovery in 2022.11

General Cleaning Market in Singapore

Singapore’s cleaning industry continues to evolve through the years. As Singapore’s economy grows, the demand for cleaning services has risen.

Moreover, we believe that the increasing supply of real estate properties also triggers additional growth in demand. Close to 100,000 private and public homes are expected to be completed between 2023 and 2025, as Singapore ramps up construction to catch up on delays caused by the Covid-19 pandemic.12 Additionally, the COVID-19 pandemic has led to a rise in expenses for cleaning services. This is due to customers demanding more frequent cleaning and cleaning companies having to provide protective equipment for their staff. Nevertheless, it is improbable that the pandemic’s effects will have a lasting impact on Singapore’s economic conditions or significantly disrupt the cleaning services market in the country.

General Cleaning Market in Malaysia

According to Statista, the revenue in the Household Cleaners market in Malaysia will amount to US$177.60 million in 2023, and the compound annual growth rate (CAGR) is expected to 4.19% from 2023 to 2028.13 The online on-demand home services market growth in Malaysia is expected to be driven by the following factors: (i) increasing internet penetration, (ii) the increasing influence of digital media, (iii) the proliferation of smartphones and the increased number of online users are creating new marketing and communication channels for vendors, (iv) online home service providers in the country are increasingly adopting digital media marketing strategies to improve their service visibility and promote sales (v) marketing efforts such as push messages and e-mails that contain the details of new service launches and discounts are helping vendors to create awareness about their brand and their products with consumers.

[1]	https://stats.mom.gov.sg/iMAS_Tables1/Time-Series-Table/LFR2022_T58_65.xlsx

[2]	https://stats.mom.gov.sg/iMAS_Tables1/Time-Series-Table/LFR2022_T66_78.xlsx
[3]	https://stats.mom.gov.sg/Pages/Singapore-Yearbook-Of-Manpower-Statistics-2022-Income-Wages-Earnings-and-Labor-Cost.aspx

[4]	https://stats.mom.gov.sg/iMAS_PdfLibrary/mrsd-labor-force-in-singapore-advance-release-2022.pdf

[5]	https://www.dosm.gov.my/uploads/release-content/file_20230217130406.pdf

[6]	https://www.dosm.gov.my/uploads/release-content/file_20230217130406.pdf

[7]	https://www.dosm.gov.my/portal-main/release-content/salaries-&-wages-survey-report-malaysia-2021

[8]	https://www.dosm.gov.my/uploads/release-content/file_20230217130406.pdf

[9]	https://www.dosm.gov.my/uploads/release-content/file_20230217130406.pdf

[10]	https://www.dosm.gov.my/uploads/release-content/file_20230217130406.pdf

[11]	https://www.dosm.gov.my/uploads/release-content/file_20230217130406.pdf

[12]	https://www.asiaone.com/singapore/2023-will-see-more-homes-completed-pandemic

[13]	https://www.statista.com/outlook/cmo/home-laundry-care/household-cleaners/malaysia

Market Trend Analysis

Cleaning Services

Increased adoption of outcome-based contracting (OBC): OBC is an agreement made between a supplier or service provider, where specific goals must be achieved, and payment is only made when those objectives are met. It is an initiative spearheaded by the National Environment Agency (NEA) that could enhance cleaning services by harnessing innovative solutions i.e., the implementation of IoT sensors in toilets. Increased adoption of outcome-based contracting increases the likelihood that high-quality execution is met through a strict criterion for cleaning service providers, and this will force cleaning service providers to continuously seek ways to take up new technology to automate systems and processes. Comprehensive training sessions can be followed to encourage workers to be more competent resulting in more efficient allocation of resources to raise productivity levels.14 There are several other long-term benefits, such as improved productivity and manpower optimization, high cleanliness standards, reduced impact to cleaning costs and the amalgamation of multiple conservancy-related contracts into a single contract.15 This will shift the industry away from the traditional headcount-based contracting model (that is less sustainable and feasible) to a technology-centric outcome-based contracting model as more customers would prefer to improve productivity and enhance processes to deliver desired outcomes when it comes to cleaning services.

Transformation through innovation and widespread technology adoption: Cleaning companies together with the Singapore government have been finding new creative ways to harness the power of Internet of Things (IoT) to offer business intelligence for increased productivity and are expected to be the driving force in the cleaning services market. Ability to track data points with connected and integrated cleaning and maintenance applications combined with data from other IoT-enabled devices would facilitate trend identification enabling companies to better plan its resources more intelligently.16 Service providers who can offer a range of cleaning services with technology and innovations as value-added services, would therefore experience growth.

Increasing awareness on the adoption of good personal and environmental hygiene habits: According to a Public Cleanliness Satisfaction Survey 2022 by Singapore Management University (SMU), the majority of respondents acknowledge the importance of promoting cleanliness in public areas and believe that both the community and individuals should be motivated to do so. Nonetheless, it appears that there is a deep-rooted dependency on cleaning services, and a smaller number of respondents are inclined to assume personal accountability for maintaining cleanliness in public spaces, particularly when they have the option to delegate these duties to professional cleaners. This survey indicates that Singaporeans have higher awareness of public hygiene and at the same time have increased reliance towards cleaning services, driving the demand for professional cleaning services in commercial and residential areas.17

[14]	https://www.wsg.gov.sg/docs/default-source/content/2_industry-transformation-report_cleaning_final-2.pdf?sfvrsn=36fbc12e_1
[15]	https://www.channelnewsasia.com/advertorial/smarter-tech-based-contracting-cleaning-efficiency-and-cost-reduction-2537786
[16]	https://www.wsg.gov.sg/docs/default-source/content/2_industry-transformation-report_cleaning_final-2.pdf?sfvrsn=36fbc12e_1
[17]	https://news.smu.edu.sg/news/2023/04/03/satisfaction-public-cleanliness-singapore-still-high-greater-public-participation

Growing number of commercial and residential buildings: Along with the growing national economy, the number of commercial and residential buildings being built has seen an increasing trend in Singapore. The Building and Construction Authority (BCA) forecasts that the total construction demand for 2023, which refers to the value of construction contracts to be awarded, will fall within the range of S$27 billion to S$32 billion. The public sector is expected to account for approximately 60% of the overall construction demand, ranging from S$16 billion to S$19 billion. This is supported by a robust pipeline of public housing projects, as the Housing Development Board (HDB) increases the supply of Build-To-Order (BTO) flats. The demand for industrial and institutional building construction is also anticipated to contribute significantly to the public sector, with an emphasis on projects such as water treatment plants, educational buildings, and community clubs. The civil engineering construction demand is predicted to remain strong, driven by the ongoing construction of MRT lines and other infrastructure projects. In 2023, the private sector’s construction demand is projected to be between S$11 billion and S$13 billion, similar to the figures observed in 2022. Both residential and industrial building construction demand are expected to be at a similar level as the previous year, as new condominiums and high-specification industrial buildings continue to be developed. Additionally, there is an anticipated increase in commercial building demand due to the rescheduling of certain major projects from 2022 to 2023 and the redevelopment of old commercial properties to enhance their asset values. BCA anticipates that over the medium-term, the total construction demand will range between S$25 billion and S$32 billion per year from 2024 to 2027. During this period, the public sector will remain the primary driver of demand and is projected to contribute between S$14 billion and S$18 billion annually. Building projects will make up around 60% of this demand, while civil engineering works will account for the remaining portion. Apart from public housing developments, the public sector’s construction demand over the medium-term will be supported by various significant projects, including MRT initiatives such as the Cross Island Line (Phases 2 & 3), the Downtown Line Extension to Sungei Kadut and Brickland North South Line station, the Toa Payoh Integrated Development, and the Woodlands Checkpoint redevelopment. The growing number of residential and commercial buildings has driven the demand for cleaning services.18

Supporting government policies to accelerate the need for quality cleaning services:

(i)	Launched in 2017, the Innovating and Curating Better Automation and Technologies for Environmental Services (INCUBATE) Partnership Programme is a key initiative by the NEA to transform Singapore’s environmental services (ES) industry. It aims to drive innovation, promote greater adoption of technology, improve skills, raise productivity, and allow the firms in the ES industry to better seize opportunities overseas.[19]

(ii)	Since the end of January 2020, NEA has stepped up the inspection of public toilets, and hygiene gaps like inadequate or missing soap lotion have been found and fixed. Also, since early February 2020, cleaning of public places with high human traffic has also been stepped-up. For example, table-tops and toilets in hawker centers are cleaned as regularly as every two hours and contact surfaces of rubbish bins in high footfall public areas are being wiped-down every day. At the same time, NEA has also increased its enforcement against public hygiene offenses, like spitting and littering.[20]

[18]	https://www1.bca.gov.sg/about-us/news-and-publications/media-releases/2023/01/12/singapore’s-construction-demand-to-remain-strong-in-2023

[19]	https://www.straitstimes.com/singapore/environment/cleaning-transformed-through-technology

[20]	https://www.nea.gov.sg/media/news/news/index/sg-clean-campaign-launched-to-rally-public-and-businesses-to-work-together-to-keep-singapore-clean

(iii) Other government initiatives include a voluntary accreditation scheme introduced by NEA where cleaning companies are recognized when they demonstrate high service standards. To further support these companies in meeting the standards, the National Trades Union Congress (NTUC) has a S$2.5 million automation and mechanization grant scheme to interest cleaning Service Providers in accreditation through the use of subsidies for the purchase of equipment.21

(iv) The other program which has been in the sector for several years is the Enhanced Green Mark accreditation. This program helps cleaning companies to put in place appropriate structures and systems. Productivity can be optimized through redesigning of work, automation, and mechanization. Under this program, 50% or 75% of cleaners, team leaders and supervisors need to be trained in any two modules to be eligible for the Silver and Gold award respectively.22

(v) The Environmental Public Health Amendment Bill, introduced in Parliament on 9 January 2023, has proposed revisions to the Cleaning Business License Regulatory Framework in a bid to drive capabilities and raise public health standards of cleaning businesses. The existing framework, which was introduced in September 2014, only provides for one type of cleaning business license. However, the revised framework, which is intended to come into force from 1 January 2024, will provide for three different classes of cleaning business licenses, which will be valid for two years. This revised framework is therefore intended to facilitate the transformation of the cleaning sector, to increase competencies, foster a proactive productivity culture, develop a skilled and resilient workforce, and create better employment opportunities.23

Accordingly, the grants, subsidies and other government initiatives orchestrated by the COVID-19 pandemic have accelerated and highlighted the need for quality cleaning services and the digitalization of cleaning businesses through the increased adoption of technology.

Manpower Outsourcing

Wide adoption of E-recruitment by both large and small-sized companies: Instead of using traditional method recruitment (i.e., newspaper advertisement), many companies now choose to utilize e-recruitment platforms to post jobs and accept resumes on the internet, and conduct recruitment procedures with the shortlisted candidates through email. The reasons that companies prefer to use E-recruitment are the value-added services provided by the job sites, cost effectiveness, speed, providing customized solutions, helping to establish relationships with HR managers and facilitating brand building of the companies.24 The innovative technology has transformed the labor market from traditional to digital, a shift embraced by both companies and job seekers.

Increasing number of job seekers: With the economic slowdown and the looming recession being the primary concern for many companies, the labor market has been significantly affected. Nearly 97% of surveyed companies expect continued inflationary pressure in 2023 and companies expressed that manpower issues are a big concern.25 According to a report by Singapore Business Review, over half (68%) of C-suite executives in Singapore stated that their companies are highly likely to reduce staff in areas such as HR, Operations, Finance, Sales and Marketing in 2023.26 Hence, the state of the economy indirectly contributes to increased unemployment rates, leading to a higher number of job seekers relying on job seeking platforms to secure new employment opportunities.

[21]	https://www.wsg.gov.sg/docs/default-source/content/2_industry-transformation-report_cleaning_final-2.pdf?sfvrsn=36fbc12e_1

[22]	https://www.wsg.gov.sg/docs/default-source/content/2_industry-transformation-report_cleaning_final-2.pdf?sfvrsn=36fbc12e_1

[23]	https://www.nea.gov.sg/our-services/public-cleanliness/cleaning-industry/cleaning-business-licence

[24]	https://core.ac.uk/download/pdf/234627826.pdf

[25]	https://www.straitstimes.com/business/businesses-identify-manpower-and-increased-costs-as-core-challenges-for-2023

[26]	https://sbr.com.sg/information-technology/news/over-6-in-10-companies-plan-reduce-staff-in-2023-economic-recession

Growing number of freelancers and self-employed persons: The more freelancers and self-employed indicates a growing pool of potential users for job seeking platforms. According to the 2020 edition of the Comprehensive Labor Force Survey, the number of own account workers such as freelancers, was reported to be around 228,200, which is an increase from the figure of 211,000 in the 2019 edition of the same survey.27 Furthermore, the MOM’s Comprehensive Labor Force Survey 2020 stated that the percentage of self-employed persons who hired employees to help run the business in Singapore increased from 13.5% of the resident workforce in June 2019 to 14.7% in June 2020.28 Additionally, according to the economic statistics platform Trading Economics, the percentage of self-employed individuals was reported to be 12.55% in 2021.29 Therefore, the growing number of freelancers and self-employed persons serves as a catalyst for increased traffic on job seeking platforms.

Talent shortage: Despite the pressure of high inflation leading companies to reduce staff and control manpower cost, employers continue to face a talent shortage issue, indicating a demand-supply imbalance in the labor market. According to a survey conducted by Manpower Group, global talent shortages reached a 16-year-high, with 75% of employers reporting difficulty in finding the right talent. Across various sectors such as marketing, transport to trade, employers struggle to find the people with the ideal combination of technical skills and human strengths. The survey identified the top five in-demand roles are IT, operations and logistics, sales and marketing, manufacturing and production and customer facing and front office respectively. The preference for these roles reinforces the idea that the future lies in the hands of those who possess the necessary talents, as these professions are highly sought after worldwide. Additionally, employers place significant importance on soft skills, with the top five soft skills being critical thinking and analysis skills, creativity and originality skills, resilience and adaptability skills, leadership and social influence skills and reasoning and problem-solving skills.30 This market condition presents an opportunity for manpower outsourcing services to thrive, as their role involves matching job seekers with employers.

Market Challenge Analysis

Immediate staffing challenges and opportunities: For employers in Singapore who are hiring or intending to hire new talent, four in five (78%) are facing a challenge in filling job roles due to a lack of talent with relevant skill sets.31 This business need drives the demand for our services as a third-party staffing platform with the expertise in data analytics to serve and solve our customers’ staffing needs in a timely manner.

Difficult to evaluate effectiveness: Evaluating the effectiveness of multiple internet recruitment strategies can pose challenges. Opting for a basic service may leave you without any measurable metrics to analyze your postings and make necessary adjustments. Moreover, improper search engine optimization can result in job posts getting lost, depriving them of the necessary visibility and exposure.32

Adapting to changing market conditions: The recruitment process is constantly evolving by embracing digitalization. It generates additional workload for HR personnel, who are now required to review a large volume of resumes, manage an increased influx of emails, and invest in costly software to effectively track the numerous applications.33

[27]	https://stats.mom.gov.sg/iMAS_PdfLibrary/mrsd_2020LaborForce_survey_findings.pdf

[28]	https://stats.mom.gov.sg/iMAS_PdfLibrary/mrsd_2020LaborForce_survey_findings.pdf

[29]	https://tradingeconomics.com/singapore/self-employed-total-percent-of-total-employed-wb-data.html

[30]	https://go.manpowergroup.com/hubfs/Talent%20Shortage%202022/MPG_2022_TS_Infographic-Singapore.pdf

[31]	NTUC (National Trades Union Congress) LearningHub’s Emerging Jobs and Skills Report. https://www.ntuclearninghub.com/en-US/emerging-jobs-and-skills-2022 Industry clusters facing a greater talent crunch are modern services (87%), manufacturing (83%) and essential domestic services (80%). These include roles in information and communications technology (ICT) and media, energy and chemicals, and healthcare respectively.

[32]	https://www.jetir.org/papers/JETIR1906N06.pdf

[33]	https://core.ac.uk/download/pdf/234627826.pdf

Ensuring quality of talent: One of the biggest challenges faced by online staffing platforms is ensuring the quality of talent that is available on the platform. Online interactions do not allow employers to accurately assess the candidates’ personalities due to the absence of face-to-face interaction. If a candidate turns out to be significantly different from what was initially expected during the interview, it results in a complete waste of time for employers who then have to restart the entire hiring process.34

Balancing supply and demand: Manpower outsourcing platform applications need to ensure a balance between the supply and demand of talent. There must be enough workers available to meet the needs of customers, while also ensuring that there is enough demand to keep workers engaged.35

Maintaining quality standards: Manpower outsourcing companies need to maintain high-quality standards in their services to ensure customer satisfaction and retain business. This can be challenging, particularly if the company operates in multiple locations or sectors.

Managing worker satisfaction: Online staffing platforms need to manage worker satisfaction and engagement to ensure they continue to use the platform. This includes providing fair compensation, job security, and opportunities for career growth.

Ensuring compliance with labor laws: Manpower outsourcing platform applications must comply with a range of labor laws, regulations, and standards that can vary from region to region. Ensuring compliance with these laws can be daunting, specifically if the company operates in multiple jurisdictions.

Maintaining a user-friendly interface: Online staffing platforms need to maintain a user-friendly interface to ensure that both customers and workers can easily navigate and use the platform. This includes providing clear job descriptions, easy communication channels, and user-friendly payment processes.

Ensuring data privacy and security: Manpower outsourcing platform applications need to ensure the privacy and security of user data, including personal information and payment details. This requires robust data protection measures and compliance with relevant data privacy laws.

Competition Overview

Cleaning Services

The NEA reports that in 2020, there were more than 1,200 cleaning companies catering to a population of 5,850,34236 and an estimated 1.37 million households37, indicating a highly fragmented cleaning services market in Singapore. The intense competition in the market has led to price competition for securing new sales and contract renewals, potentially impacting the future revenue of the cleaning industry. As of November 30, 2022, there are about 1,550 licensed cleaning businesses and 55,000 cleaners, of which 41,200 are resident cleaners, which means cleaners who are either Singapore Citizens or Permanent Residents of Singapore.38

Globally, the cleaning industry has historically been labor-intensive, with high employee turnover rates and the need to attract new workers to keep up with the turnover rate.39 This problem is particularly pronounced in Singapore, with a small domestic population, which has led to a greater reliance on foreign labor.40 The cleaning industry faces the difficulty of attracting younger workers due to the prevailing social stigma and negative perception that cleaning is an unskilled job. This lack of recognition poses a challenge for companies as there is limited job satisfaction and limited prospects for career growth and advancement within the cleaning industry.41

[34]	https://core.ac.uk/download/pdf/234627826.pdf

[35]	https://www.aeaweb.org/conference/2016/retrieve.php?pdfid=13024&tk=YbStByiy

[36]	https://www.worldometers.info/world-population/singapore-population/

[37]	https://www.statista.com/statistics/728350/number-of-households-singapore/#:~:text=In%202021%2C%20there%20were%20about%201.39%20million%20households%20in%20Singapore.

[38]	https://www.nea.gov.sg/media/news/news/index/general-cleaning-business-licensing-will-be-enhanced-to-build-a-resilient-and-professional-cleaning-sector

[39]	https://www.sbf.org.sg/docs/default-source/advocacy-policy/sbf-research-reports/study-series/final_cs_smartclean.pdf?sfvrsn=988b7461_1

[40]	https://www.sbf.org.sg/docs/default-source/advocacy-policy/sbf-research-reports/study-series/final_cs_smartclean.pdf?sfvrsn=988b7461_1

[41]	https://www.sbf.org.sg/docs/default-source/advocacy-policy/sbf-research-reports/study-series/final_cs_smartclean.pdf?sfvrsn=988b7461_1

According to a study by technology firm Cisco and economic forecasting agency Oxford Economics, about one-fifth of Singapore’s full-time equivalent workforce (20.6%) will be displaced by 2028. While technology continues to disrupt industries, it remains critical for older and unskilled workers to stay ahead of the curve by embracing new technological skills with a focus on higher value-added jobs.42

CAN New reported that in August 2021, the Singapore Government made an announcement regarding the extension of progressive wages to additional sectors. The implementation will begin with the retail sector in 2022, followed by food services and waste management. Currently, the progressive wage model (PWM) covers professions such as cleaners, security guards, landscaping workers, and lift maintenance workers. Under the extended plan, specific occupations in all sectors will be included, starting with administrative assistants and drivers. This decision was one of three recommendations put forth by a tripartite work group aimed at uplifting lower-wage workers. The other two recommendations involve mandating companies hiring foreign workers to pay a minimum salary of S$1,400 to all local employees and introducing a Progressive Wage Mark to certify companies that provide “decent wages” to their workers. These government initiatives have fostered the adoption of technology in order to enhance the skills and productivity of lower-wage workers. The government has been actively assisting these workers in upgrading their skills through the utilization of machines and technology.43

The higher the turnover of a cleaning business, the more costly it will be to hire and train.44 Fortunately, we believe that we are able to quickly transition into the technology-driven model having already invested significant time and resources into supporting, educating, and re-training our cleaning staff to use our IoT systems. Instead of replacing the older workers, YY Smart iClean helps to make their tasks less physically challenging by reducing repetitive and tedious work, which allows the workers to focus on higher-value job roles using technology and automation.

According to the SBF, it is crucial for companies to stay ahead of their competitors by utilizing technology as a key driver of innovation, all while maintaining a strong focus on meeting customer needs in the present and the future.45 The Singaporean government has been actively promoting the adoption of technologies in order to enhance operational efficiency and productivity within the cleaning industry. These efforts are aimed at making the industry more manpower-lean and streamlining its operations.46 The implementation of end-to-end IoT and data analytics-based solutions in the cleaning industry facilitates data-driven cleaning operations, leading to increased efficiency and productivity. These solutions enable significant manpower savings while enhancing service quality and minimizing negative user feedback and alerts. Ultimately, the adoption of such technologies results in improvements in cleaning quality and overall performance.47

By utilizing our proprietary YY Smart iClean App software, there has been a notable 20% improvement in the efficiency of the cleaning staff. Through this app, staff members receive prompt notifications regarding any urgent matters that require immediate attention, thereby reducing communication costs significantly. Additionally, the app facilitates better management of human resources, enabling supervisors to effectively monitor the performance of cleaning staff across multiple locations through features such as remote access, biometric attendance, daily checklists, and a toilet feedback system. Consequently, the implementation of the app has led to increased operational efficiency and enhanced customer satisfaction.

[42]	https://www.cisco.com/c/dam/global/en_sg/assets/csr/pdf/technology-and-the-future-of-asean-jobs.pdf

[43]	https://www.channelnewsasia.com/singapore/progressive-wage-model-local-qualifying-story-national-day-rally-ndr-2021-2143121

[44]	https://www.sbf.org.sg/docs/default-source/advocacy-policy/sbf-research-reports/study-series/final_cs_smartclean.pdf?sfvrsn=988b7461_1

[45]	https://www.sbf.org.sg/docs/default-source/advocacy-policy/sbf-research-reports/study-series/final_cs_smartclean.pdf?sfvrsn=988b7461_1

[46]	https://tnp.straitstimes.com/news/singapore/cleaning-firms-can-now-tap-30m-tech-grant

[47]	https://www.sbf.org.sg/docs/default-source/advocacy-policy/sbf-research-reports/study-series/final_cs_smartclean.pdf?sfvrsn=988b7461_1

Manpower Outsourcing

The workforce solution market in Singapore is relatively fragmented, catering to a variety of industries and job levels, ranging from entry-level positions to executive roles.

To succeed in this market, companies must enhance their analytical capabilities and adjust their process to identify and attract top talent.48 The features offered by job seeker platform play a crucial role as intermediaries between job seekers and employers. These platforms act as essential bridges, facilitating connections between job seekers and the most suitable employers, ultimately achieving the goal of matching employers with the talent they require to meet their staffing needs. The competitiveness of manpower outsourcing companies hinges on the significant number of job seekers and employers using their platforms, enabling them to efficiently cater to the needs of both parties and maintain a strong position in the industry.

Moreover, the competitiveness of manpower outsourcing platforms relies on their capacity to efficiently connect job seekers with suitable job opportunities in a short time frame, thereby attracting a substantial user base. As job seekers advance in their search, they tend to reduce the number of applications they submit per week. However, those engaged in long-term job searches consistently send a higher number of applications per week.49 A significant advantage of these platforms is their capability to amass an extensive database comprising job seeker profiles, job listings, and employer information.50 This vast pool of data enhances the platform’s effectiveness and positions it competitively within the manpower outsourcing industry.

The versatility of services offered by manpower outsourcing companies is pivotal in captivating the interest job seekers and employers alike, ensuring sustained engagement with their platforms. These dynamic platforms empower individuals to showcase their skills, availability, and unique attributes to a wider array of potential employers. Moreover, they furnish individuals with extensive insights into diverse job opportunities and potential career trajectories, fostering a deeper understanding of their professional options.51 By providing such comprehensive and user-centric services, these companies gain a competitive edge in the market, driving greater user retention and fostering a thriving ecosystem for job seekers and companies to connect and prosper.

[48]

https://www.mckinsey.com/~/media/mckinsey/featured%20insights/employment%20and%20growth/connecting%20talent%

20with%20opportunity%20in%20the%20digital%20age/mgi_online_talent_a_labor_market_that_works_full_report_june_2015.ashx

[49]	https://www.researchgate.net/publication/319133217_The_Intensity_of_Job_Search_and_Search_Duration

[50]	https://www.brookings.edu/wp-content/uploads/2016/07/Global_20160720_Blum_ChenHaymon.pdf

[51]	https://www.mckinsey.com/~/media/mckinsey/featured%20insights/employment%20and%20growth/connecting%20talent%20with%20opportunity%20in%20the%20digital%20age/mgi%20online%20talent_a_labor_market_that_works_executive_%20summary_june%202015.pdf

BUSINESS

Overview

We are a data and technology driven company focused on developing enterprise intelligent labor matching services and smart cleaning services founded in Singapore. Through our subsidiaries, we provide enterprise manpower outsourcing and smart cleaning services in Singapore and Malaysia.

Since our inception in 2010, we have established ourselves as a trusted and experienced manpower supplier in the traditional recruitment industry. In June 2019, we digitalized our traditional staffing processes by introducing our proprietary technology innovation of an online marketplace for manpower outsourcing, the YY Circle Super App (“YY App”). Our manpower outsourcing service segment is anchored by the YY App, which is a one-stop intelligent manpower outsourcing platform that simplifies and streamlines the staffing process for our customers. Our platform supports a growing online community and network of users looking for both part-time and full-time work from our customers that come from a broad range of industries including hotels, food and beverage, and private clubs. As of December 31, 2022, we have a total of 245 customers, with 82 customers in cleaning services business and 163 customers in the manpower outsourcing business, increasing from 156 customers, with 71 customers in cleaning services business and 85 customers in the manpower outsourcing business recorded as of December 31, 2021. For YY App, we recorded 246,755 downloads, and 93,969 total active users, increasing from 170,799 downloads and 68,459 total active users recorded as of December 31, 2021. The daily, weekly, and monthly active users as of December 31, 2022 were 2,130, 7,186 and 20,460 respectively, increasing from the 1,516 daily, 4,049 weekly and 10,947 monthly active users recorded as of December 31, 2022. As of December 31, 2022, we have conversion and average retention rates of approximately 38.1% and 15.9% respectively. The conversion rate is calculated by dividing the total number of registrations from the total number of downloads. The retention rate is calculated by dividing the total number of active users by the total number of registrations. The total number of man hours deployed approximated 6 million hours.   We believe that our diverse range of listings and comprehensive range of man-power related services provides an effective channel for customers to market their job openings and for our users to find work arrangements that complement their schedules and provide them a reliable source of income.

In 2018, to complement our manpower outsourcing business segment, we established our professional cleaning business, serving a broad base of customers including food and beverage outlets, luxury shopping malls and 4–5-star hotels. We provide professional cleaning and janitorial services that are fully customizable to meet the specific requirements of our customers and regulators. Our range of services includes commercial cleaning for offices and schools, hospitality cleaning for hotels and shopping centers, industrial cleaning, facade cleaning, disinfection services, stewarding services for Meetings, Incentives, Conferences, and Exhibitions (“MICE”) and banquets, and pest control services. In addition, we offer cleaning robots and machines to enhance our cleaning performance by deploying them at designated premises. The cleaning services segment of our business is complemented by our YY Smart iClean App, which is an innovative smart toilet central management platform integrated with automated sensors and Internet of Things (“IoT”) devices that allows our customers to improve productivity, manage resources efficiently, and enjoy significant cost savings. The IoT technology provides real-time data insights, allowing our customers to track the usage of toilets and monitor the cleaning progress of our staff, ensuring the highest level of quality and efficiency in our services. As of December 31, 2021 we have 757 active cleaners; as of December 31, 2022, we have 639 active cleaners and as of 30 June 2023, we have 716 active cleaners available to service our customers based on the existing cleaning engagements.

Since our inception, our business has generated significant growth in revenue and profits. Our revenue increased from $17,460,773 for the year ended December 31, 2021, to $20,022,529 for the year ended December 31, 2022, representing an increase of $2,561,756 or approximately 14.7%. Our cost of revenue increased from $15,162,385 for the year ended December 31, 2021 to $17,450,131 for the year ended December 31, 2022 representing an increase of $2,287,746 or approximately 15.1%. Our profit for the year increased from $362,860 for the year ended December 31, 2021, to $761,340 for the year ended December 31, 2022, representing an increase of $398,480 or approximately 109.8%.

Our business strategy

●	Leveraging our extensive network of merchants, employers, and job seekers. Our approach entails gaining a competitive edge by leveraging our extensive network which includes over 100 merchants, over 140 employers, and over 240,000 registered users as of December 31, 2022- a number that is consistently growing. Through data analytics, we can analyze user preferences and behavior to facilitate job matching, using this data to capture a larger share of the market.

●	Delivering quality service to our customers. We connect and build strong relationships with our customers for us to better understand their manpower outsourcing and cleaning needs and we could then customize and implement solutions that are catered to their objectives.

●	Attracting and retaining good and quality candidates. Our extensive database and robust network enable us to assist employers in filling positions through our user-friendly platform. We strive to evaluate and identify quality job seekers who are well-trained and equipped to excel in the offered role.

Our Services

Manpower Outsourcing service

We aim to become a leading online marketplace for manpower outsourcing and job matching in the Southeast Asian region. We hope to achieve this by enabling flexibility of job matching between users (job seekers) and customers (employers).

Our manpower outsourcing service is primarily facilitated by our platform application, the YY App. Our application is a one-stop intelligent manpower outsourcing solution that simplifies and streamlines the staffing process for our customers. With our proprietary outsourcing technology platform, we can deliver immediate and quality staffing solutions to meet our customers’ needs which can range from temporary staff for a one-day event or ongoing support for their business. Our customers can easily book and manage their staffing needs through the application, saving them time and resources.

The YY App is a one-stop manpower outsourcing solution that boasts a range of features. Our job matching feature is one of the key features of the YY App. By leveraging data analytics technology, we gain insights into our users’ job preferences and match them with the most suitable job opportunities. This feature enables us to provide more personalized and tailored services to our customers and job seekers. Our system is designed to provide our customers with the most qualified and suitable candidates for their job openings. Moreover, our job matching feature provides job seekers with a more efficient and effective way to find the right job opportunities that align with their skills and preferences.

Our primary revenue source comes from the fees charged to our customers, for successfully recruiting users through our platform. For our Ad hoc job postings, these fees are charged on a cost-plus basis, which means that we receive a fixed salary per hour per user from our customers, and we charge a fee for the difference between what our customer pays us and what we pay the user.   We derive approximately 20% gross profit margin from the outsourcing fees charged to customers for each successfully recruited user. However, from time to time, during the university or high school holiday period, the rate given to users might be lower due to a higher supply of users available to work during that period, which in turn further boosts our margins. For our full time customers, customers will top up money in exchange for credits to post these job listings on our platform. For topping up between S$1 to S$499, customers can exchange credits at a rate of S$1 to 10 credits. For topping up between S$500 to S$999, customers can exchange credits at a rate of S$1 to 12 credits. For topping up between S$1,000 to S$999,999, customers can exchange credits at a rate of S$1 to 15 credits. The job postings will cost our customers (i) 300 points for a 3 day posting, (ii) 490 points for a 7 day posting and (iii) 1,140 points for a 30 day posting.

For the fiscal years ended 2022 and 2021, the manpower outsourcing service segment generated approximately US$6.8 million and US$5.0 million, which constitutes approximately 34.0% and 28.6% of our total revenue respectively. Manpower outsourcing has been and will continue to be a growth area for us, as we believe that our customers will become increasingly reliant on manpower outsourcing platforms like YY App to list and search for part time workers, coupled with the help of our technology and expertise to help them find the most suitable users to meet our customer’s manpower needs.

Screening our users.

Our screening process involves users uploading their details during registration. Our team carefully reviews the documents to verify eligibility. Our customers can review profiles and reject applicants with poor performance reviews.

Onboarding our users.

●	On the registration page in the ad hoc job portal, users click the “Registration” button to register an account.

●	Fill in the basic information and user referral code to complete the account registration.

●	User presses on the part-time tab.

●	The YY App prompts the user to view a training video.

●	Users then provides their personal information on resume and begin their applications.

●	Once their applications have been confirmed, the user can commence work at the customer’s worksite, checking in and out using the YY Business interface to confirm their attendance.

Training our users.

Attire for Ladies and Gentlemen
How to carry an Oval Tray
How to carry a Rectangle Tray
In this video, we will show you how to carry a rectangle tray.
How to serve Different Types of Wine
In this video we will show you the different types of wine
How to clear plates
Common Soft Drinks
In this video, we will show you the common drinks
Different Types of Liquors
we will show you different types of liquors served during banquets.
How to serve Eighth Course of a Chinese Banquet
How to Balance when Serving and Clearing
How to serve Dessert for a Western Banquet
How to set up a Western Banquet Table
How to serve Sixth Course for a Chinese Banquet
How to serve Fourth Course for a Chinese Banquet
How to serve the Soup for a Western Banquet
How to serve Seventh Course of a Chinese Banquet
How to serve Third Course for a Chinese Banquet
How to serve Appetizer for a Western Banquet
How to set up a Chinese Fusion Banquet Table
How to introduce yourself to the guests
How to serve Fifth Course for a Chinese Banquet
How to serve Second Course for a Chinese Banquet
How to Sit Guests
How to serve Seventh Course of a Chinese Banquet
How to serve Sixth Course for a Chinese Banquet
How to serve Main Course for a Western Banquet
How to serve Bread Rolls for a Western Banquet

A screengrab of the online video training topics for our job applicants/gig workers

Online training is provided to job applicants/gig workers which can be accessed in the YY App. These online training videos provides general training for different roles in various industries to ensure the users understand what will be expected of them for the job.

Paying our users. The payment received by our users varies based on the remuneration proposed by the customer multiplied by hours worked by the user. After the user’s attendance has been confirmed by our customers, we will provide payment to the users via the e-wallet function in the YY App.

App Interfaces. Our YY App provides one interface for users looking for job openings, and another for our customers. The YY App is localized for each of the jurisdictions that we currently operate in, which currently consists of Singapore and Malaysia.

(a)	User Interface

YY Pay.

One of these features is YY Pay, an in-app payment feature that allows users to make transactions within the app through the Electronic-Wallet (“E-Wallet”) via the Singapore Quick Response Code for Payment (SGQE). Payment will be approved after the user provides the correct password. This feature provides convenience and security to users as they can now pay for services seamlessly through the app, eliminating the need to carry cash around. Users can also top up their E-wallet by linking their credit or debit cards.

Ad-hoc Job Portal.

This is the main feature of the YY App, where users can find ad-hoc jobs that fit their schedule and interests. With this feature, users can easily find part-time openings posted by our customers that fits their preferences and availability, which helps them earn additional income while balancing other commitments. Refer below for more information regarding the Ad-hoc job portal.

Full-Time Job Matching Feature.

The Full-Time Job matching feature   is another highlight of the YY App. This feature leverages data analytics   technology to match more serious job seekers who aspire for a full time rather than part time job. The job matching feature utilizes data analysis of location, performance reviews, and job preferences to increase the success rate of matching between customers (employers) and users. With just a few taps, aspiring job seekers can browse through an extensive list of job openings and apply for them with their resumes. The employer can check their submissions on the YY App. Customers will top up money in exchange for credits to post these job listings on our platform. For topping up between S$1 to S$499, customers can exchange credits at a rate of S$1 to 10 credits. For topping up between S$500 to S$999, customers can exchange credits at a rate of S$1 to 12 credits. For topping up between S$1,000 to S$999,999, customers can exchange credits at a rate of S$1 to 15 credits. The job postings will cost our customers (i) 300 points for a 3 day posting, (ii) 490 points for a 7 day posting and (iii) 1,140 points for a 30 day posting.

Rewards Program.

The YY App also features a rewards program, where users can earn reward points whenever they make a transaction via the app’s YY Pay feature or credit their salary into the YY App E-wallet. These points can then be redeemed for gifts, providing an incentive for users to continue using the app’s payment feature and keeping their money within the app. By encouraging users to keep their money within the app’s E-wallet, users are encouraged to continue using YY App, reducing the burden the short cashflow conversion cycle is causing for the Company.

CV Creator.

The YY App Curriculum Vitae (“CV”) Creator is another feature. With this in-app CV maker, casual workers can create a perfect resume in just a few steps. This feature helps them stand out among other job seekers and increases their chances of getting hired for their desired job.

News Feed.

The YY App’s news feed feature is a social platform for users to connect and share their thoughts, making it a great way for users to build a community around the app.

Promotions tab.

The promotions tab is where users can find the latest discounts and promotions from our partner merchants in food and beverage, entertainment, beauty and wellness, or leisure and services. Users can get the best deals in town through this feature, providing them with an added incentive to continue using the app.

From May 13, 2019 to June 30, 2023, the top 3 features browsed were Ad-hoc jobs, with users averaging an engaged period of 46 minute 20 seconds, Artificial Intelligence Full Time Jobs, with users averaging an engagement period of 17 minute 24 seconds, and News Feed, with users averaging an engagement period of 46 minute 33 seconds.    All of these features work together to allow users, both serious and casual job seekers alike, to not only find work but also access a range of convenient features that make their lives easier. Screen time data is valuable for us as it helps us understand user preferences and improve our user experience and user interface. By analyzing the time spent by different age groups, we can enhance our platform and attract more users through positive word-of-mouth.

(b)	Business Interface (YY Business)

Customer Sign-up

●	Customer clicks on the “register” button on the YY Business login page.

●	Customer provides their company information and email address and completes the verification process.

●	After verification is complete, we will review the customer’s information before approving the employer to start posting job openings on the YY App.

Receiving Applications

●	After a user has applied for a part time job, the user’s information will appear on the customer’s YY Business Interface.

●	The users will check in and out using the YY Business interface, enabling our customers to track their attendance.

●	After each job has been completed, our customer can rate the user’s performance on YY Business.

●	Our customer will also submit the attendance list generated on YY Business to us for confirmation and payment.

Cleaning Service

We provide a comprehensive range of professional cleaning and janitorial services to meet the specific needs of our customers pursuant to applicable regulatory requirements. With years of experience in the industry, we have developed a reputation for delivering high-quality services that are tailored to the unique needs of our customers. The range of services we offer includes commercial cleaning for offices and schools, hospitality cleaning for hotels and shopping centers, industrial cleaning, facade cleaning, disinfection services, stewarding services for MICE and banquets, and pest control services. For the fiscal year ended December 31, 2022, we provided 639 cleaning service crew to our customers. For the fiscal year ended December 31, 2021, we provided 766 cleaning service crew to our customers. This decrease in cleaning service crew is mainly due to the expiring and renewal of contracts and the Company’s heavier reliance on technology to reduce the headcount required at the cleaning sites.

One of the key features of our cleaning services is our use of cleaning robots and machines. These state-of-the-art technologies have been deployed at designated premises to enhance the quality and efficiency of their cleaning services. By using these machines, we are able to achieve higher levels of cleaning performance, reduce the time required to complete the cleaning process, and minimize the need for human also more cost-efficient, which translates into savings for our customers.

The YY Smart iClean App is our approach to revolutionizing traditional cleaning services. It is an all-in-one smart toilet central management platform designed to improve productivity and resource efficiency, while also delivering significant cost savings. The app integrates automated sensors and IoT devices to collect real-time data on restroom usage patterns, maintenance requirements, and cleaning schedules. With mobile and web versions available, our customers have access to the platform’s features and functionalities anytime, anywhere.

YY Smart iClean App also offers a device management platform that enables customers to monitor and manage their smart toilet devices remotely. The app’s device management platform ensures that all devices are running smoothly and optimally.

The YY Smart iClean App can track all attendance, daily tasks, and performance of cleaners which are important statistics that are easily accessible by both supervisors and cleaning staff. It also consists of a comprehensive feedback system that is simple to use. Real-time notifications will be sent to the management office where the on-duty staff will be informed to resolve any issues should a user send feedback via the system. Our IoT platform collects data via our feedback panels and sensors. These data allows us to understand the areas we should focus on to better deploy our manpower, leading to higher overall cleaning standards. By leveraging the power of data analytics, YY Smart iClean App helps customers to make data-driven decisions, which lead to more efficient and cost-effective restroom cleaning operations. In turn, the YY Smart iClean App provides our customers with an innovative, up to date solution to enhance their cleaning and janitorial services and improve the overall user experience.

Home Page of the YY Smart IClean App

Attendance Tracker

The Attendance tracker provides real-time updates on the attendance of our cleaning staff specifically assigned to restroom maintenance. Our smart tracking system accurately records and reports the frequency and duration of their visits, ensuring that restrooms are cleaned and sanitized regularly throughout the day. By streamlining the monitoring process, our supervisors can proactively address any potential cleanliness issues promptly, guaranteeing a consistently high standard of hygiene for our customers. This feature not only optimizes resource allocation but also enhances accountability and transparency, giving our customers the peace of mind that their toilet facilities are being attended to efficiently and effectively.

Smart Toilet Features

This Smart Toilet interface displays the feedback received from the public for each individual toilet. Subsequently, our cleaning staff will receive real-time notifications regarding this feedback, enabling them to promptly address the reported issues within a specified timeframe. The feedback covers various concerns such as dirty toilet bowl, wet floor, smelly toilets, full trash bin, dirty basin, dirty mirror, dirty urinal, and other matters. By analyzing the feedback received for a specific toilet at specific times, we can proactively implement preventive measures to minimize the occurrence of such feedback and enhance the overall cleanliness of the toilets.

People Traffic Count

This sensor is designed to alert our cleaning staff when specific thresholds are met, indicating that cleaning is necessary. The sensor is programmed to monitor various factors such as occupancy levels, usage frequency, or predetermined cleanliness criteria. Once the sensor detects that the predefined threshold has been reached, it promptly notifies our cleaning staff. This real-time notification allows our staff to attend to the area requiring cleaning promptly and efficiently. By utilizing this sensor system, we can ensure that our cleaning efforts are targeted and responsive, maintaining a consistently clean and hygienic environment for our users.

Dashboard

This main dashboard serves as a comprehensive tool for our Operation Manager, providing an overview of the cleaning site’s statistics. It enables the Operation Manager to gain valuable insights into various aspects of the site’s operations, facilitating more informed decision-making regarding the deployment of manpower.

Site Evaluation Report

The Cleaning Site Evaluation Report is a comprehensive assessment conducted by the customer management team to evaluate the performance of the cleaning site. The primary objective of this evaluation is to ensure that all areas of cleanliness performance have been thoroughly addressed. The report examines various aspects of the site’s cleanliness, including but not limited to the condition of restrooms, common areas, facilities, and overall maintenance. It serves as a valuable tool for the customer management team to monitor the effectiveness of the cleaning operations and identify any areas that may require improvement or additional attention. By conducting regular site evaluations and generating these reports, the customer management team can maintain a high standard of cleanliness and ensure that all areas of the site are properly attended to. The findings and recommendations outlined in the report guide the implementation of corrective measures to enhance cleanliness performance and provide a satisfactory experience for toilet users.

Performance Evaluation

The Performance Evaluation system incorporates an internal performance matrix designed to assess the responsiveness of our cleaning staff in addressing toilet feedback and ad hoc matters. The matrix consists of specific criteria and scoring parameters to measure the timeliness and effectiveness of staff actions in resolving reported issues.

In addition to the internal performance matrix, the site evaluation conducted by the management team plays a crucial role. The site evaluation assesses various aspects of cleanliness and maintenance, including the prompt resolution of feedback and ad hoc matters.

These evaluations, both the internal performance matrix and the site evaluation, are combined to generate a final scoring. This final scoring serves as a key determinant for the contract payment percentage. By considering staff responsiveness, the site evaluation, and other relevant factors, the final scoring provides an objective measure of the overall performance and effectiveness of the cleaning services provided. Based on this scoring, the contract payment percentage is determined, ensuring that satisfactory performance is appropriately recognized and incentivized.

Ammonia Sensor

The Ammonia Sensors installed within the toilets serve a crucial role in maintaining cleanliness and air quality. When these sensors detect the presence of ammonia at levels that require attention, they promptly send out notifications. Upon receiving these notifications, our dedicated cleaning staff will take immediate action. Their primary responsibility will be to perform thorough toilet cleaning, specifically addressing the ammonia-related issue to ensure a clean and hygienic environment.

Additionally, our cleaning staff will also check and ensure that the air fresheners are in proper working condition. This step is important for maintaining a pleasant and fresh atmosphere within the toilets. By responding promptly to the sensor notifications, our cleaning staff plays a vital role in ensuring that the toilets are properly cleaned, any ammonia-related concerns are addressed, and the air fresheners are functional. This proactive approach ensures that toilet visitors have a clean and pleasant experience while using the facilities.

Sensor Management

The Toilet Sensor Management system enables our back-end team to closely monitor the working conditions of sensors in the toilets. This centralized platform allows real-time oversight, facilitating prompt identification and resolution of any issues. By ensuring optimal sensor functionality, our team maintains accurate data collection, enhances responsiveness to potential problems, and ultimately supports our goal of providing clean and well-maintained toilet facilities for a pleasant visitor experience.

We have combined various cleaning services such as providing cleaning personnel, equipment and material, and floor treatment, into a single performance obligation in our contracts. These services are not considered distinct from each other. We earn revenue through headcount-based fees and performance-based fees.

●	Headcount-based fees. We charge payments on a monthly or annual basis over a period of years based on the amount of cleaning manpower supplied.

●	Performance-based fees. We charge fixed payments on a monthly or annual basis over a period of years based on work performance.

Depending on the nature of the cleaning contract with the customer, we charge either (i) on a headcount basis, (ii) performance basis or (iii) a combination of both the headcount and performance basis.

We procure cleaning supplies and equipment from our wide network of contacts. We have a reliable group of suppliers with whom we have long-standing relationships. From these suppliers, we source good quality and competitively priced cleaning equipment. Our procurement process involves individual executives responsible for adding suppliers and raising purchase orders, which are then approved by the Head of Department and Finance. The time it takes to pay each supplier depends on the specific contract we have with them. Generally, we aim to settle payments to our vendors within 60 days.

For the fiscal year ended December 31, 2022 and 2021, the cleaning service segment generated approximately US$13.2 million and US$12.5 million, which constitutes approximately 66.0% and 71.4% of our total revenue respectively.

Our Customers

Manpower Outsourcing Service

Previously, our business was focused primarily on the hotel industry. However, over the past two (2) years, we have diversified into other industries to minimize concentration risks. As of the date of this prospectus, our customers also include resorts, restaurants and supermarkets in addition to hotels. Most of our customers are offered a similar base rate in the applicable jurisdiction for the labor of each user initially. Rate discounts may be offered with guarantee of monthly volume of requests for casual labor. We may also offer strategic promotional discount when we endeavor to enter into a new market.

We schedule regular meetings with our customers’ operation teams to gather feedback and gain insight into our staffing quality to improve our services, process and the YY App, and to identify new opportunities for our customers’ new business needs.

Cleaning Service

Our pricing is determined by the minimum wage model regulated by local authority. Other factors specific to a project will also impact our pricing based on the overall project specifications, including the number of staff necessary, job scope, job location and complexity of a job. Like our Manpower Outsourcing business segment, discounted prices may be offering when dealing with new customers or entering into new markets.

Each month, a meeting will be conducted with the management team of our customers. The agenda for the meeting will include reviewing performance, gathering feedback, and exploring opportunities to improve the efficiency of manpower deployment as well as enhancing the functionality of the YY Smart iClean application.

Material Agreement with Orchard Turn Retail Investment Pte Ltd

Below is the summary of the material terms of the agreement with Orchard Turn Retail Investment Pte Ltd

On August 15, 2022, Hong Ye (SG), one of our direct subsidiaries, entered into a contract for the provision of cleaning services for ION Orchard with Orchard Turn Retail Investment Pte Ltd. This contract has a term of 3 years from July 1, 2022, to June 30, 2025. Pursuant to the contract, we agreed to provide cleaning services to ION Orchard in consideration of a sum of S$3,073,800 per year (US$ 2,276,214). We also agreed to (i) take up insurance policies covering Workmen’s Compensation and Public Liability prior to the commencement of the contract, (ii) deposit with Orchard Turn Retail Investment Pte Ltd a performance bond for a sum equal to the tender award amount, and (iii) observe all rules and regulations prescribed by Orchard Turn Retail Investment Pte Ltd which were notified to us in writing.

COMPETITION

The manpower outsourcing and cleaning service industries are rapidly growing and increasingly competitive. We compete with online and offline traditional manpower outsourcing firms and cleaning firms for the same pool of potential customers. Furthermore, one of our key customer groups, hotels, is increasingly relying on their own in-house group of cleaners, reducing the need for our cleaning services. We also believe some of our competitors may be better funded or better connected than us.

Nonetheless, we believe we are strategically placed to compete in the manpower outsourcing industry based on the following factors: (i) we believe that we provide a higher rate of job fulfilment for our customers, (ii) we believe that we provide higher efficiency at lower staffing costs for our customers, (iii) we provide a seamless user onboarding experience, and (iv) we have strong and stable relationships with our customers, which in turn is crucial for developing our brand, and for expansion purposes to other parts of the SEA region. For the cleaning service segment, we are also strategically placed to compete because of (i) the proficiency of our cleaning staff, (ii) better management of manpower, (iii) real time tracking and analysis, and (iv) we have strong and stable relationships with our customers.

COMPETITIVE STRENGTHS

We have an experienced management team

We have an experienced management team, led by Mr. Fu Xiaowei, our Executive Director, Chairman and Chief Executive Officer, who has been instrumental in spearheading the growth of our Group. Mr. Fu has over 12 years of experience in the cleaning and manpower outsourcing industries in Singapore and is primarily responsible for the planning and execution of our Group’s business strategies and managing our Group’s customer relationships. Our Group is supported by an experienced management team with substantial experience in the provision of manpower and cleaning services.

Competitive Strengths of our Manpower Outsourcing service

We provide a high rate of job fulfilment for our customers

Our Company places a strong emphasis on delivering value to our customers by providing high-quality services that meet their needs and expectations. One of the ways we achieve this is by providing a 90% fulfilment rate  , which means that we are committed to delivering on our promises and meeting our customer’s requirements.

Additionally, we have streamlined our processes and invested in the latest technology to optimize our operations and reduce lead times by more than half. This means that our customers can expect fast and efficient service, without sacrificing quality or accuracy. By offering a high fulfilment rate and fast lead times, we have established a reputation for reliability and efficiency in the industry. This, in turn, has helped us to attract and retain a loyal customer base who appreciate the value we bring to their businesses.

We believe that we provide higher efficiency at lower staffing costs for our customers

One of the main advantages of our Company is our extensive pool of trained part-time workers, which enables our customers to quickly and efficiently access job seekers   through job postings. Our users are carefully selected for their experience and abilities, with the aim of delivering high-quality services that exceed our customers’ expectations. By leveraging our extensive pool of trained part-timers, we seek to provide a scalable and customizable service that delivers the right level of resources at the right time.

Our YY App offers push notifications and dynamic pricing, allowing us to provide a flexible and cost-effective service that meets the unique needs of each customer. This means that our customers benefit from a cost-effective service without sacrificing reliability or efficiency.

Our ability to activate resources quickly and efficiently through our app, combined with our extensive pool of trained users and dynamic pricing model, allows us to provide a high-value service that contributes to higher efficiency and lower costs for our customers. We believe that this positions us as a strong player in the manpower outsourcing market, well-suited to meet the needs of businesses of all sizes and industries.

We provide a seamless user onboarding experience

We take pride in offering a seamless onboarding experience for our customers. We understand that the process of finding the right worker can be challenging and time-consuming, and to address this, we have invested in data analytics   technologies. By leveraging these technologies, we aim to streamline the screening process and deliver a more efficient and effective experience to our customers.

Our technology-driven approach enables us to identify the most suitable candidates for our customers based on a range of criteria, including experience, skills, and availability. This allows us to match our customers with the most appropriate workers, resulting in a superior end-user onboarding experience.

Our emphasis on delivering a seamless onboarding experience sets us apart from other companies in the manpower outsourcing industry. Through the use of up to date technology and personalized support, we provide our customers with a faster and easier screening process designed to maintain the same quality and accuracy.

We have strong and stable relationships with our customers

Over the last thirteen years, we have developed strong and stable relationships with our key customers in the region. We have identified and maintained good relationships with valuable customers, who will typically notify us of their manpower needs in advance. Our customers from the hotel sectors regularly return to us for repeat business and from time to time, they also refer other prospective customers to us. We have a wide customer base from various industries such as hotels, retail, and logistics.

We have strived to maintain stable business relationships with our key customers. For the fiscal years ended December 31, 2022, and 2021, our top five customers accounted for 24% and 30% of total revenue related to our manpower outsourcing services respectively, and all of our top five customers have more than two years of business relationships with us.

Competitive Strengths of our Cleaning service

Proficiency of our Cleaning Staff

We value the proficiency of our cleaning staff and actively update the YY Smart iClean app to boost our cleaning capabilities. The YY Smart iClean app led to a 30% increase in the cleaning staff’s effectiveness. After three years of implementing the YY Smart iClean app, our manpower needs have been reduced by 10% year on year and we are currently operating at 70% of our initial capacity. To maintain our competitive edge, we prioritize continuous training and conduct monthly sessions and audits. This approach empowers our cleaning staff to provide value-added services and elevate cleanliness standards across all sites.

Management of Manpower

Our supervisors are equipped with a suite of technologies, including remote access features, biometrics attendance, daily checklists, and a toilet feedback system, which enables them to monitor the performance of our cleaning staff across multiple venues. This level of supervision ensures that our staff is accountable and maintains the highest level of quality in their work. With the ability to manage our staff more efficiently and effectively, we can provide our customers with a reliable and consistent level of service.

Real Time Tracking & Analysis

Our real-time tracking and analysis capabilities allow management to deploy staff and delegate tasks more efficiently and remotely. Using data analytics prediction technology, we track usage trends in specific toilets to anticipate and respond to cleaning needs proactively.

This level of tracking and analysis enables us to optimize our staffing and cleaning processes, ensuring that our customers receive the highest level of service possible. With our real-time tracking and analysis capabilities, we can address any issues promptly, providing a more reliable and consistent level of service to our customers. With the ability to deploy staff and manage cleaning duties more efficiently, we can offer our customers a higher level of satisfaction.

We have strong and stable relationships with our customers

Since the commencement of our Group’s business over the last five years, we have developed strong and stable relationships with our key customers in the region. We have identified and maintained good relationships with valuable customers, who will typically notify us of their manpower needs in advance. Our retail commercial customers regularly return to us for repeat business and from time to time, they also refer other prospective customers to us. We have a wide customer base from various industries such as retail commercial, hospitality, hospitals, food centers and airlines.

We have strived to maintain stable business relationships with our key customers. For the fiscal years ended December 31, 2022, and 2021, our top five customers accounted for 41% and 37% of total revenue related to our cleaning services respectively, and 3 of our top five customers have more than 2 years of business relationships with us.

GROWTH STRATEGIES

Strengthening our market position

We intend to strengthen our market position in the Southeast Asian (“SEA”) region, venturing into nearby countries such as Indonesia, and Thailand by implementing the following business strategies and plans.

Continuous development of YY App and the YY Smart iClean app

We plan to continually upgrade and update the functionality and performance of the YY App and YY Smart IClean app, including the user interface design to improve user friendliness. In particular for the YY App, we intend to conduct more research and development based on user feedback through our app. We aim to become the top-rated application in the manpower sourcing industry in terms of daily users and daily active screen time.

Expand business and operations through joint ventures and/or strategic alliances

Whilst we intend to focus on our principal business activities in the manpower sourcing and cleaning industries, we plan to explore opportunities to collaborate with suitable partners in related industries through strategic alliances, joint ventures and investments.

REAL PROPERTY

We do not own any real property. A description of our leased real properties is below:

Location	Usage	Lease Period	Group Entity	Rent	Approximate area
60 Paya Lebar Road, #05-43 Paya Lebar Square (S) 409051	Office	January 26, 2022 to January 26, 2024	Hong Ye (SG)	S$7,000 per month	1450 Sq ft
47 Marine Crescent, #03-66, Singapore 440047	Residential	September 1, 2022 to September 16, 2024	Hong Ye (SG)	S$2,200 per month	700 Sq ft
2 Jalan Lokam, #04-25, Singapore 537846	Residential	October 1, 2022 to September 30, 2024	Hong Ye (SG)	S$3,500 per month	600 Sq ft

Our leased properties consist of office and residential premises, all of which are leased from independent third parties except for the property located at 12 Jalan Lokan, #04-25 Singapore 537846, which is leased from Zhang Fan, a principal shareholder of our Company, and the wife of Mr. Fu Xiaowei, our Chairman, Executive Director and Chief Executive Officer. We believe our existing leased premises are adequate for our current business operations and that additional space can be obtained on commercially reasonable terms to meet our group’s future needs.

Impact of COVID-19 on our business and operations

Singapore Control Order Regulations

Since the outbreak of the first COVID-19 case in Singapore on January 23, 2020, the Singapore government raised the DORSCON (the Disease Outbreak Response System Condition, a color-coded framework that shows the current disease situation in Singapore) level from yellow to orange and introduced several restrictions which tightened alongside increasing cases of COVID-19 infections. On April 3, 2020, the Multi-Ministry Taskforce of the Singapore Government implemented the Circuit Breaker Measures, which were an elevated set of safe distancing measures and a nationwide partial lockdown, known as the ’‘circuit breaker’’ on and with effect from April 7, 2020, to pre-empt the increasing local transmission of COVID-19 from April 7, 2020 (“Circuit Breaker Measures”). On April 7, 2020, the Singapore Parliament passed the COVID-19 Act which provides the Singapore Government the legal basis to enforce the Circuit Breaker Measures, and the COVID-19 Regulations under the COVID- 19 Act to implement the Circuit Breaker Measures. The COVID-19 Regulations impose restrictions on premises and businesses in relation to the closure of premises and respective controls on essential and non-essential service providers, and the movement of people, both in public places and in places of residence. The COVID-19 Regulations require the closing of most physical workplace premises and suspending all business, social and other activities that cannot be conducted through telecommuting from home, save for those providing essential services and in selected economic sectors which are critical for local and global supply chains (“Essential Services”). Entities providing Essential Services were required to operate with the minimum number of staff on their premises to ensure the continued running of those services, and implement strict safe distancing measures. The COVID-19 Regulations could be varied or extended, depending on the assessment of the then situation by the Singapore government. The Circuit Breaker Measures were imposed under the COVID-19 Regulations during the period between April 7, 2020 and June 1, 2020 (inclusive).

On May 19, 2020, the Multi-Ministry Taskforce announced that the Circuit Breaker Measures would end on June 1, 2020 and the Multi-Ministry Taskforce would embark on a controlled approach to resume economic and community activities and progressively lift the relevant control measures in place after June 1, 2020 over three phases, with the first phase to be implemented with effect from June 2, 2020. The three phases were (a) a “Safe Re-opening” phase, implemented from June 2, 2020 to June 18, 2020 (inclusive), where economic activities that do not pose high risk of transmission (“Permitted Services”) were resumed while social, economic and entertainment activities that carry higher risk remained closed, and everyone was advised to continue to leave home only for essential activities and to wear a mask when doing so (“Phase 1”); (b) a “Safe Transition” phase with the gradual resumption of more activities including the re-opening of more firms and business (“Permitted Enterprises”), subject to safe management measures being implemented and practiced by employers and employees in these workplaces and their ability to also maintain a safe environment for their customers and social activities in small groups of not more than five persons, which were implemented with effect from June 19, 2020 (“Phase 2”); and (c) a “Safe Nation” phase, implemented with effect from December 28, 2020, whereby social, cultural, religious and business gatherings or events were resumed, although gathering sizes still had to be limited in order to prevent large clusters from arising, and services and activities that involve significant prolonged close contact or significant crowd management risk in an enclosed space also were allowed to be re-opened, subject to their ability to implement strict safe management measures effectively (“Phase 3”).

Between May 16, 2021 and August 6, 2021, the Singapore Government introduced two phases, namely the Phase 2 (Heightened Alert) and Phase 3 (Heightened Alert), along with the easing of certain measures within each of such phases. In summary, the Phase 2 (Heightened Alert) measures which were in effect from May 16, 2021 to June 13, 2021, included reductions in prevailing social gathering group size, sizes of larger scale events or activities and reinstatement of “work-from-home” as the default at workplaces to minimize workplace interactions, and the Phase 3 (Heightened Alert) measures, which were in effect from June 14, 2021 to July 19, 2021, was contemplated as a calibrated reopening and included increases in social gathering group sizes, event size and capacity limits, and subsequently the resumption of dining in at food and beverage establishments. On July 20, 2021, the Singapore Government announced the reversion back to Phase 2 (Heightened Alert) measures from July 22, 2021 to August 18, 2021 which superseded the measures introduced on July 19, 2021, during which “work from home” remained the default, employers who needed staff to return to workplaces were required to ensure that there was no cross-deployment at various worksites, enforce staggered start times and flexible working hours and social gatherings at workplaces were not allowed.

On August 6, 2021, the Singapore Government announced the easing of some safe management measures, with the first phase to take effect on August 10, 2021, and the second phase to take effect on August 19, 2021, which superseded those introduced on July 22, 2021 as part of Singapore’s transition towards COVID-19 resilience. The eased measures allowed for an increase in social gathering group size, event size and capacity limits for fully vaccinated individuals and easing of “work-from-home” requirements. A further easing of community measures was announced on August 19, 2021. Subsequently, given the exponential rise in COVID-19 cases from the end of August 2021, on September 24, 2021, the Singapore Government announced a tightening of safe management measures during the stabilization period between September 27, 2021, and October 24, 2021, which was later extended to November 21, 2021, with a mid-point review. On November 8, 2021, the Singapore Government announced calibrated adjustment of safe management measures including the easing of dine-in restrictions and updates to border measures. On December 22, 2021, in response to the global emergence of the Omicron variant, the Singapore Government introduced travel restrictions for affected countries or regions and enhanced the testing requirements for travelers. Effective March 29, 2022, the Singapore Government significantly eased COVID-19 restrictions by, among other things, lifting the requirement to wear masks outdoors, doubling the group size limit to 10 people and lifting the ban on alcohol sales in pubs and eateries after 10:30 p.m. It also eased testing and quarantine requirements for travelers and declared that up to 75% of employees who can work from home are allowed to return to their workplaces.

From 26 April 2022, there was a further easing of community and border measures due to the fall and stabilization of daily infection numbers, including, without limitation, the removal of group size limits for mask-off activities, all workers may now return to the workplace (an increase from the limit of 75% of those who can work from home), mask-wearing will remain optional in outdoor settings, safe distancing will no longer be required between individuals and groups, and there is a removal of the capacity limit for larger settings/events with more than 1,000 persons.

Impact on our Group

Since early 2020, the ongoing COVID-19 pandemic has caused significant disruption to the economics of the markets we operate in, including Singapore and Malaysia. The Singapore and Malaysian governments have imposed strict travel and movement restrictions. This affected our ability to conduct meetings with customers, and for our employees to perform cleaning jobs at the assigned locations. For our manpower outsourcing segment, demand from our key customers fell drastically due to lower occupancy rates in hotels, in which they did not require any additional labor supports. This had affected our overall revenue.

To tackle the challenges brought by the pandemic and the restrictions, we have focused more on the cleaning services segment, which experienced significant growth in demand due to the increased need for frequency of cleaning and sanitization. We also offered disinfection services to existing and new customers during the pandemic period as a new stream of revenue. In view of continued uncertainty in both business segments, we have been trying to enter into new markets and sectors to diversify our income steam.

Whether the COVID-19 pandemic will lead to a prolonged downturn in the economy is still unknown, and we cannot ascertain if such prolonged downturn will affect our customer’s ability to engage our services in the future or for us to source for users and employees for our respective manpower outsourcing and cleaning businesses. We cannot assure you that the COVID-19 pandemic will not materially affect our business, financial performance, and operations in the future.

Control Measures

Our Group has also adopted control measures to protect our employees, workers and customers from outbreaks of infectious diseases, which are in line with the advisories issued by the MOM on best practices to be adopted by workplaces in Singapore, such as requiring our staff who interact with our customers to wear personal protective equipment (such as face masks and gloves), and monitoring the stock of personal protection equipment for our staff and workers.

If any of our staff is suspected or confirmed to have contracted COVID-19, we may have to temporarily suspend our operations and quarantine the affected staff, disinfect the affected facilities and reallocate manpower as appropriate. We will continue to work closely with our customers to ensure that the impact of any such incidents which may occur due to unforeseen circumstances is minimized to its fullest extent and implement our business contingency plans as outlined above in mutual agreement with our customers.

LICENSES AND PERMITS AND REGISTRATIONS

The following licenses and registrations are material for our Group’s operations:

Description	Issuing Authority	Expiry Date	Issued to
Cleaning Business License	NEA	July 13, 2024	Hong Ye (SG)

License to operate an employment agency	MOM	April 9, 2024	Hong Ye (SG)

BCA Registered Contractor (for public sector works) – Grade L5 Housekeeping, Cleansing, Desilting & Conservancy Service	BCA	November 1, 2026(2)	Hong Ye (SG)

Application for a Standard Payment Institution License (presently operating under a MAS exemption)(1)	MAS	Application in Progress	YY Circle (SG) as applicant

SGQR Member Profile	IMDA	No Expiry Date	YY (Circle) (SG)

(1)	YY Circle (SG) is presently applying for a Standard Payment Institution License from the Monetary Authority of Singapore. The status of the application is still pending, in the meantime, YY Circle (SG) is authorized to continue providing payment services under the Payment Services (Exemption for Specified Period) Regulations 2019 until such time that the aforesaid application is approved or refused by the Monetary Authority of Singapore or withdrawn by YY Circle (SG).

CERTIFICATIONS

We have obtained a bizSAFE Level Star certificate issued by the Workplace Safety and Health Council. Additionally, we have also obtained certificates of registration stating that Hong Ye (SG) is compliant with the requirements of ISO 9001: 2015, ISO 14001:2015, and ISO 45001:2018 issued by QAI Certification Pte. Ltd., a accredited third-party certification body providing third-party certification services of Management Systems to small, medium and multi-national businesses. The certificates state that Hong Ye (SG) has been compliant with the requirements for the (i) provision of manpower for cleaning and housekeeping services, and for meeting, incentive travel, conventions and exhibitions (MICE) and boutique events, and (ii) provision of cleaning services.

We intend to apply for the renewal of the above relevant certifications prior to their respective expiry dates and based on past experience, our Directors do not foresee any material difficulties in renewing the relevant certifications.

AWARDS AND ACCREDITATIONS

Throughout our operating history, our Group has received several awards and accreditations in recognition of our performance and quality products and services.

Year	Award	Organized / granted by	Recipient
2020	Best Adoption Award – SME Category for Smart iClean App in Techblazer Awards (for technology innovation)	IMDA and SGTech	Hong Ye (SG)
2020	Commendable Performance In Business Excellence	Enterprise Singapore	Hong Ye (SG)
2022	LOO Award	Restroom Association (Singapore)	Hong Ye (SG)
2023	Certificate of Award – Clean Mark Accreditation Scheme (Silver)	National Environmental Agency (NEA)	Hong Ye (SG)

SALES AND MARKETING

Our sales and marketing team, based in Singapore, consists of 2 full-time employees, including Zhang Fan, who serves as both one of the employees and the Business Development Director overseeing the department.

We promote our platform and enhance brand awareness through both online and offline branding and business development initiatives. We use a variety of methods in our online marketing efforts to drive traffic, such as social media marketing (Facebook, Company Website, Instagram, YouTube, Telegram), paid advertising and Google Search Engine Optimization. We also conduct offline marketing primarily in the form of promotional events (event booth), TV ads and out-of-home advertising.

One of our key channels for marketing is through word-of-mouth referrals from our existing customers and business contacts. We believe that our high-quality cleaning and manpower outsourcing services result in strong word-of-mouth referrals and positive customer reviews, which increase customer awareness of our brand. As we gain trust from our customers, they often refer us to their social network, or return to us for their other cleaning or labor-related needs. We intend to continue to invest resources in our marketing efforts.

INTELLECTUAL PROPERTY

Our Group’s intellectual property rights are important to our business. As of the date of this prospectus, the Group has registered the following trademarks, out of which the first listed trademark entitled “YY Circle Flexi Job” is the most important to our business. We have registered other trademarks in anticipation of them being complementary to the business operations, and are not currently material to our business:

Design	Place of Registration	Registered Owner	Registration Number	Class	Registration Date	Expiry Date
	Singapore	Hong Ye (SG)	40201925106R	Class 42(1)	November 19, 2019	November 19, 2029
	Singapore	Hong Ye (SG)	40201914798T	Class 42	July 8, 2019	July 8, 2029
	Singapore	Hong Ye (SG)	40201810177Y	Class 42, 43(2)	May 31, 2018	May 31, 2028
	Singapore	Hong Ye (SG)	40201810174P	Class 35(3)	May 31, 2018	May 31, 2028

Our Group operates two smart applications, namely:

●	the YY Smart iClean app, which provides an overview of the cleaning business such as payroll and human resources allowing for remote supervision; and

●	the YY App, which serves as a jobs portal for matching part-time and full-time job seekers to companies, while also acting as an e-payment platform.

The two apps presently do not comprise registered intellectual property rights, and form part of our Group’s trade secrets which are protected by confidentiality provisions entered into by our Group. Our Group uses source code from open-source software which we have licensed from third parties, to develop and update the apps, and this allows us to modify existing the code and share it in the form of the smart applications. For further details, please refer to the section titled “Risks related to Our Business and Industry - We utilize open-source software in certain aspects of our technologies”.

Notes:

(1)	Class 42: Scientific and technological services and research and design relating thereto; industrial analysis, industrial research and industrial design services; quality control and authentication services; design and development of computer hardware and software

(2)	Class 43: Services for providing food and drink; temporary accommodation

(3)	Class 35: Services for advertising, business management, administration, and office functions.

We were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

EMPLOYEES

We employed 753 persons for Hong Ye Group, 11 persons for YY Circle (SG), 7 persons for YY Circle (MY), as of June 30, 2023, 680 persons for Hong Ye Group, 2 persons for YY Circle (SG) and 5 persons for YY Circle Malaysia as of December 31, 2022, and 820 persons for Hong Ye Group, 3 persons for YY Circle (SG), and 0 persons for YY Circle (MY) as of December 31, 2021, who were all located in Singapore and Malaysia. Our employees are not covered by collective bargaining agreements. Hong Ye (MY) has no employee as of June 30, 2023 and has never hired any employees.

Time Period	Hong Ye (SG)	YY Circle (SG)	YY Circle (MY)	Total
June 30, 2023	753	11	7	771
December 31, 2022	680	2	5	687
December 31, 2021	820	3	-	823

The following table sets forth the breakdown of our employees by activity as of June 30, 2023:

	As of June 30, 2023
Function	Hong Ye (SG)	YY Circle (SG)	YY Circle (MY)	Total
Singapore
Management	2	1	-	3
Finance	6	1	-	7
Human Resource	7	-	-	7
IT	-	-	-	0
Sales & Marketing	1	-	-	1
Hotel & F&B Operations	11	5	-	16
Operations	1	4	-	5
Cleaning Management	9	-	-	9
Cleaning Operations	521	-	-	521
Cleaning Operations Part Timer	169	-	-	169
Housekeeping	26	-	-	26

Malaysia
Management	-	-	1	1
Hotel & F&B Operations	-	-	4	4
Contract	-	-	2	2
Total	753	11	7	771

We consider our labor practices and employee relations to be good.

INSURANCE

We maintain commercial all risks property insurance policies covering our business premises in accordance with customary industry practice; as well as insurance policies covering heads of liability such as workmen’s compensation and public liability as required from time-to-time by our customers. We carry occupational injury and medical insurance for our employees, in compliance with applicable regulations. We carry “key person” insurance for Mr. Fu Xiaowei, our Chairman, Chief Executive Officer and Executive Director. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore and in the markets in which we operate.

SEASONALITY

Our business experiences seasonal fluctuations, with increased demand for our manpower outsourcing and cleaning services during the holiday season, particularly from sectors such as hospitality. This is driven by higher customer traffic and the need for workforce management and cleanliness in hotels, resorts, and event venues. Also, during the university or high school holiday period, the rate given to users might be lower due to a higher supply of users available to work during that period, which in turn further boosts our margins.

By monitoring market trends and adapting to seasonal fluctuations, we optimize our operations and revenue potential while maintaining a diversified customer base across sectors to mitigate risks associated with seasonality.

LITIGATION AND OTHER LEGAL PROCEEDINGS

We and our subsidiaries have been and may from time to time be involved in various legal proceedings and claims in the ordinary course of business, including contractual disputes and other commercial disputes. As of the date of this prospectus, we and our subsidiaries are not currently involved in any legal proceedings in Singapore.

Mr. Fu Xiaowei, our chairman, chief executive officer, and executive director was involved in a legal proceeding in 2016, where he was found guilty of violating the Employment of Foreign Manpower Act 1969 by submitting inaccurate information regarding work passes for Hong Ye (SG) to the Ministry of Manpower, resulting in a fine of S$40,000 (approximately US$ 28,916), this fine has since been paid in full and thus concluding these legal proceedings.

Hong Ye (SG) was previously charged on September 4, 2020 under the Employment of Foreign Manpower Act 1990 of Singapore in relation to (1) submitting inaccurate information regarding work passes to the Ministry of Manpower; and (2) abetting a third-party in its employment of foreign workers without a valid work passes. Hong Ye (SG) was fined S$23,000 (approximately US$16,699), which has been paid in full, and no further legal proceedings was initiated.

REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore and Malaysia. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only.

Laws and Regulations Relating to Our Business in Singapore

Central Provident Fund Act 1953 of Singapore

YY Circle (SG) and Hong Ye (SG) are required by the applicable laws and regulations of Singapore to make contributions, as employers, to the Central Provident Fund for their employees as prescribed under the Central Provident Fund Act 1953 of Singapore. The contribution rates vary, depending on the age of the relevant employee, and whether such employee is a Singapore citizen or permanent resident (contributions are not required or permitted in respect of a foreigner on a work pass).

Employment Act 1968 of Singapore (“EA”):

The rights of all employees employed under a contract of service with YY Circle (SG) and Hong Ye (SG) are governed under the EA in particular, their rights to annual leave, sick leave and maternity protection and benefits, amongst others. In respect of (a) workmen who receive salaries not exceeding S$4,500 a month and (b) employees (other than workmen or persons employed in a managerial or an executive position) who receive salaries not exceeding S$2,600 a month, the EA governs additional aspects of their conditions of service such as hours of work, overtime and rest day, amongst others.

Employment of Foreign Manpower Act 1990 of Singapore (“EFMA”):

The employment of foreign workers in Singapore is governed by the EFMA and regulated by MOM. In Singapore, under Section 5(1) of the EFMA, no person shall employ a foreign worker unless he has obtained in respect of the foreign worker a valid work pass. The foreign worker has to be employed and carry out duties in respect of his or her work pass. Any person who fails to comply with or contravenes Section 5(1) of the EFMA shall be guilty of an offence and shall:

(a)	be liable on conviction to a fine of not less than S$5,000 and not more than S$30,000 or to imprisonment for a term not exceeding 12 months or to both; and

(b)	on a second or subsequent conviction:

i.	in the case of an individual, be punished with a fine of not less than S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one (1) month and not more than 12 months; and

ii.	in any other case, be punished, with a fine not less than S$20,000 and not more than S$60,000.

Further, under the Employment of Foreign Manpower (Work Passes) Regulations 2012, an employer is required to purchase and maintain medical insurance with coverage of at least S$15,000 per 12-month period of a foreign workers’ employment (or for such shorter period where the foreign workers’ period of employment is less than 12 months) for the foreign workers’ in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing.

YY Circle (SG) and Hong Ye (SG) have employees who are covered by the EFMA and have obtained valid work passes in respect of each such employee.

Employment (Part-Time Employees) Regulations:

The employment of part-time employees is governed by the Employment (Part-Time Employees) Regulations and regulated by the MOM, in particular, their rights to annual leave, sick leave and maternity benefits, amongst others.

Employment Agencies Act 1958 of Singapore (“EAA”):

The EAA provides for the regulation of employment agencies in Singapore, and organizations and individuals who place job seekers with employers must get an employment agency license to operate in Singapore, under Section 6 of the EAA. Any person who fails to comply with or contravenes Section 6 of the EAA shall be guilty of an offence and shall be liable on conviction:

(a)	to a fine not exceeding $80,000 or to imprisonment for a term not exceeding 2 years or to both; and

(b)	in the case of a second or subsequent conviction, to a fine not exceeding $160,000 or to imprisonment for a term not exceeding 4 years or to both.

Any infringement of the EAA, the Employment Agencies Rules 2011 or the Employment Agencies License Conditions stipulated by the Ministry of Manpower of Singapore (“MOM”) may also attract demerit points (“DP”) issued by MOM. Certain administrative requirements will apply depending on the number of DPs an employment agency has accumulated. Employment agencies that commit severe infringements may have their license revoked by MOM.

With four (4) DPs, the employment agency must provide a minimum security deposit of S$40,000; with eight (8) DPs, the employment agency must provide a minimum security deposit of S$60,000; with 12 DPs, the employment agency will have S$10,000 of its security deposit forfeited, must top up its security deposit back to S$60,000, all its key appointment holders must re-take the Certificate of Employment Intermediaries examination, and all its Work Permit online and Employment Pass online accounts will be suspended until all its key appointment holders have passed the examination and until all issues have been resolved; with 18 DPs, the employment agency will have S$15,000 of its security deposit forfeited, must top up its security deposit back to S$60,000, and all its Work permit online and Employment Pass online accounts will be suspended until all issues have been resolved; and with 24 DPs, the employment agency’s license will be suspended or revoked depending on the case.

An employment agency with 12 or more and 18 or more DPs will also be placed under surveillance for 12 months. When under surveillance, the employment agency will have all its Work Permit online and Employment Pass online accounts suspended for a minimum of three (3) months and will be audited. If an employment agency commits any infringement during the surveillance period, its license may be suspended or revoked.

As long as an employment agency has fewer than 12 DPs, each DP will remain live for a fixed period of 12 months from its date of issue. An employment agency with 12 or more DPs will have its record cleared only if it does not accumulate new DPs for a continuous period of 12 months. As of the date of this prospectus, the Company has not accumulated any DPs.

Environmental Public Health Act 1987 of Singapore (“EPHA”):

The EPHA is administered by the NEA and regulates, among other things, health requirements for buildings and public nuisances. Examples of matters covered by the EPHA are any factory or workplace deemed unclean, conditions relating to the breeding of flies or mosquitoes, and any premises or part of the premises of such construction or in such a state as to be dangerous.

Since Hong Ye (SG) operates a cleaning business, it is required under the EPHA to obtain a cleaning business license before commencing any cleaning works. Under Section 80D of the EPHA, a person must not carry on a cleaning business in Singapore, except under and in accordance with a cleaning business license that is in force. Any person who fails to comply with or contravenes Section 80D of the EPHA shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or to both and, in the case of a continuing offence, to a further fine not exceeding S$1,000 for every day or part of a day during which the offence continues after conviction.

As of January 2023, the NEA has imposed a new regulatory framework for the renewal of the cleaning business license, which will take effect for applications made after January 1, 2024. Companies applying for such licenses would have to comply with the following requirements amongst others:

(a)	Existing licensees must have at least 1 cleaning contract on-going OR completed in the 12 months preceding the license application.

(b)	From December 31, 2022 onwards, all cleaners employed for 3 months or more are to be trained in certain modules prescribed by the authority at the point of license application and throughout the license period. These training requirements apply to both resident and foreign cleaners, including part-time, full-time, and casual cleaners. Applicants are required to declare all cleaners employed by their business at the point of license application and update the list at each renewal.

(c)	Cleaning businesses would have to submit a progressive wage plan for resident cleaners, which specify the basic wage of every class of cleaners which conform to the wage levels and bonuses specified by the Commissioner of Labor, which are based on the recommendations of the Tripartite Cluster for Cleaners.

(d)	Hong Ye (SG) must also maintain a minimum paid-up capital of at least S$25,000 for a Class 2 License or S$250,000 for a Class 1 License.

(e)	In respect of a Class 2 License or Class 1 License, Hong Ye (SG) must also obtain and maintain throughout the license duration a bizSAFE Level 3 Certification.

(f)	For Class 1 Licenses, Hong Ye (SG) must not have defaulted on or have outstanding Orders made by the Employment Claims Tribunal, and must not have a history of conviction in the past two years under the following legislation:

(i)	Environmental Public Health Act 1987 of Singapore

(ii)	Employment Act 1968 of Singapore

(iii)	Employment of Foreign Manpower Act 1990 of Singapore

(iv)	Workplace Safety and Health Act 2006 of Singapore

(v)	Central Provident Fund Ac 1953 of Singapore

We have obtained a cleaning business license and our directors believe that we would be able to satisfy the requirements to maintain our cleaning business license under the new regulatory framework.

Immigration Act 1959 (“Immigration Act”)

Pursuant to the Immigration Act, no person, other than a citizen of Singapore, shall enter or attempt to enter Singapore unless, inter alia, he is in possession of a valid pass lawfully issued to him to enter Singapore. Such valid pass would include, inter alia, a valid work pass issued by the Controller of Work Passes under the EFMA (as defined above) and the regulations issued pursuant to the EFMA, including passes such as Work Permits (including a training work permit), S Passes and Employment Passes. The work passes are categorized by the professional skill level and monthly salary of the migrant worker. There are applicable quotas and levies payable for S Pass and Work Permit Holders. A work pass may be in the form of a card or in an endorsement made in the passport or other travel document of the work pass holder or in such other form as the Controller of Work Passes may determine.

Trade Marks Act 1998 of Singapore

Singapore operates a first-to-file system in respect of registered trademarks under the Trade Marks Act 1998 of Singapore, and the registered proprietor is granted a statutory monopoly of the trademark in Singapore in relation to the product or service for which it is registered. In the event of any trademark infringement, the registered proprietor will be able to rely on the registered trademark as proof of his right to the mark, and the infringement of a trademark may give rise to civil and criminal liabilities. Statutory protection of a registered trademark can last indefinitely, as long as the registration is renewed every 10 years.

Workplace Safety and Health Act 2006 of Singapore (“WSHA”):

The WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of (a) his employees at work and (b) persons (not being his employees) who may be affected by any undertaking carried on by him in the workplace. These measures include, but are not limited to: (i) providing and maintaining for employees a work environment which is safe, without risk to health, and adequate as regards to facilities and arrangements for their welfare at work; (ii) ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees; (iii) ensuring that employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer; (iv) developing and implementing procedures for dealing with emergencies that may arise while those employees are at work; and (v) ensuring that employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work. As an employer in Singapore, YY Circle (SG) and Hong Ye (SG) are required to adhere to the WSHA and adopt these measures to ensure the safety and health of its employees and persons (not being YY Circle (SG) and Hong Ye (SG) employees) who may be affected by any undertaking carried on by him in YY Circle (SG) and Hong Ye (SG) office premises.

Workplace Safety and Health (Incident Reporting) Regulations:

Under Regulation 4 of the WSHIR, where any accident at a workplace occurs which leads to the death of any employee, the employer shall, as soon as is reasonably practicable but no later than 10 days after the accident, submit a report to the Commissioner.

Under Regulation 6 of the WSHIR, where an employee meets with an accident at a workplace on or after September 1, 2020, and the employee is certified by a registered medical practitioner or registered dentist to be unfit for work, or to require hospitalization or to be placed on light duties, on account of the accident, the employer shall submit a report to the Commissioner of the accident within 10 days after the date the employer first has notice of the accident.

Being an employer in Singapore, YY Circle (SG) and Hong Ye (SG) are required to adhere to the WSHIR reporting requirements in the situation where any accident at YY Circle (SG) and Hong Ye (SG) office premises or workplace occurs which results in the injury or death of any employee.

Workplace Safety and Health (General Provisions) Regulations:

The Workplace Safety and Health (General Provisions) Regulations set out further specific duties imposed by the MOM on employers. Some of these duties include taking effective measures to protect persons at work from the harmful effects of any exposure to any biohazardous material which may constitute a risk to their health and ensuring that the employee has the necessary expertise for the work that he is engaged for and implemented adequate safety and health measures and where any process or work carried on in any workplace is likely to produce or give off any toxic dust, fumes, gas, vapor, mist, fiber or other contaminants, that reasonable practical measures be taken to prevent their accumulation and protect persons at work from inhalation, ingestion or skin contact with such substances.

Work Injury Compensation Act 2019 (“WICA”):

Work injury compensation is governed by the WICA and is regulated by the MOM. The WICA applies to any person who has entered into or works under a contract of service or apprenticeship with an employer, subject to certain prescribed exclusions in respect of injuries suffered by them arising out of and in the course of their employment and sets out, amongst others, the amount of compensation they are entitled to and the methods of calculating such compensation. The WICA provides, subject to certain prescribed exceptions, that if in any employment, personal injury by accident arising out of and in the course of the employment is caused to an employee, his employer shall be liable to pay compensation in accordance with the provisions of the WICA. The amount of compensation shall be computed in accordance with the First Schedule of the WICA, subject to a maximum and minimum limit, considering factors such as the severity and permanence of the personal injury suffered.

Further, the WICA provides that where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the employer) for the execution by the employer of the whole or any part of any work, or for the supply of labor to carry out any work, undertaken by the principal, the principal shall be liable to pay to any employee employed in the execution of the work any compensation which he would have been liable to pay if that employee had been immediately employed by the principal.

Every employer is required to maintain work injury compensation insurance for all employees doing manual work and all employees earning less than S$2,600 per month. Failure to do so is an offence carrying a fine of up to S$10,000 and/or imprisonment of up to 12 months. Under the Work Injury Compensation Insurance Regulations 2020 (“WICIR”), every employer entering into a contract of insurance in accordance with the requirements of WICA shall be issued, by the insurer with whom he contracts, with a certificate of insurance which shall contain certain prescribed particulars. The WICIR further provides that such employer shall display a copy of the certificate of insurance at each place of business at which he employs any employee whose claims may be the subject of indemnity under the policy of insurance to which that certificate relates.

Personal Data Protection Act 2012 of Singapore:

The PDPA generally requires organizations to provide notification and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or other accessible information), and to provide individuals with the right to access and correct their own personal data. Organizations have mandatory obligations to assess data breaches they suffer, and to notify the PDPC and where applicable, the relevant individuals where the data breach is (or is likely to be) of a significant scale or resulting in (or is likely to result in) significant harm to individuals. Other obligations include accountability, protection, retention, and requirements around the overseas transfers of personal data.

In addition, Do-Not-Call (“DNC”) requirements require organizations to check “Do-Not-Call” registries prior to sending marketing messages addressed to Singapore telephone numbers, through voice calls, fax or text messages, unless clear and unambiguous consent to such marketing was obtained from the individual.

We regularly collect, store, and use customer information and personal data during our business and marketing activities; for example, the YY App utilizes personal data in order to provide a more personalized and tailored services to our customers and job seekers. If we fail to abide by the requirements of the PDPA, the PDPC may impose sanctions in connection with our improper collection, use and disclosure of personal data and other failures to comply with the PDPA, including the DNC requirements. Organizations who contravene provisions of the PDPA may be liable for a financial penalty of up to $1 million or (in 2022, when amendments to the PDPA are expected to come into force) 10% of the organization’s annual local turnover (whichever is higher) and / or imprisonment.

Payment Services Act 2019 of Singapore (“PSA”):

YY Circle (SG) is presently in the process of obtaining a Standard Payment Institution License regulated under the PSA as issued by the Monetary Authority of Singapore, which provides for the licensing and regulation of payment service providers, the oversight of payment systems, and connected matters. Pending this application, YY Circle (SG) currently operates YY Pay, an in-app payment feature that allows users to make transactions within the app through an E-Wallet, under an exemption granted by the Monetary Authority of Singapore under the Payment Services (Exemption for Specified Period) Regulations 2019 of Singapore. Under Section 5(1) of the PSA, a person must not carry on a business of providing any type of payment service in Singapore, unless the person has in force a license that entitles the person to carry on a business of providing that type of payment service; or is an exempt payment service provider in respect of that type of payment service. Any person who fails to comply with or contravenes Section 5(1) of the PSA shall be guilty of an offence and shall be liable on conviction:

(a)	in the case of an individual, to a fine not exceeding S$125,000 or to imprisonment for a term not exceeding 3 years or to both and, in the case of a continuing offence, to a further fine not exceeding S$12,500 for every day or part of a day during which the offence continues after conviction; or

(b)	in any other case, to a fine not exceeding S$250,000 and, in the case of a continuing offence, to a further fine not exceeding S$25,000 for every day or part of a day during which the offence continues after conviction.

Additionally, YY Circle (SG) is a participant in the Singapore Quick Response Code (“SGQR”) scheme - a unified payment quick response code to enable payment service users and merchants to transact conveniently. In relation to the SGQR scheme, the Monetary Authority of Singapore and IMDA will be introducing a set of proposed guidelines and revised rules governing the participation in the SGQR scheme pursuant to which we would be required to comply with, including but not limited to, the payment of certain onboarding fees and an annual subscription fee based on its subscription tier to remain a participant under the SGQR scheme. This is tentatively expected to take effect on December 1, 2023.

Regulations on Anti-Money Laundering and Prevention of Terrorism Financing:

The primary anti-money laundering legislation in Singapore is the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore, or CDSA, provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits.

The Terrorism (Suppression of Financing) Act 2002 of Singapore, or TSOFA, is the primary legislation for the combating of terrorism financing. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism. Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability. YY Circle (SG) and Hong Ye (SG) believes that it is in compliance with the provisions of the CDSA and the TSOFA.

As Singapore incorporated companies, YY Circle (SG) and Hong Ye (SG) must generally comply with the provisions of the CDSA and TSOFA. YY Circle (SG) and Hong Ye (SG) believe that they are in compliance with the provisions of the CDSA and the TSOFA.

Regulations on Registration as a Contractor to Perform Public Sector Works:

Hong Ye (SG) is subject to the Contractors Registration System (CRS) which is administered by the Building and Construction Authority to serve the procurement needs of government departments, statutory bodies and other public sector organizations including first level sub-contractors involved in government projects.

Laws and Regulations Relating to Our Business in Malaysia

Employment Act 1955

The Employment Act 1955 applies to any person who has entered into a contract of service in Malaysia including foreign workers and it provides minimum protection to workers with regard to their terms and conditions of service, consisting of working conditions, hours, wages, holidays, retrenchment benefits, and so on. However, generally, certain sections in the Employment Act 1955 are not applicable to employees whose wages exceed RM 4,000 a month unless these employees fall within the ambit of Section 2 of the First Schedule to the Employment Act 1955. The excluded sections are in respect to working on a rest day, overtime payments, statutory entitlement to shift allowances, working on a public holiday and statutory entitlement to termination and lay-off benefits.

Recently, the amendments to the Employment Act 1955 via the Employment (Amendment) Act 2022 introduced the following major changes in the labor law regime with effect from January 1, 2023:-

a)	The weekly limit on regular working hours is to be reduced from 48 hours to 45 hours.

b)	Employers are required to conspicuously exhibit a notice to raise awareness of sexual harassment in the workplace.

c)	A contractor for labor who supplies any employee to a principal, contractor or sub-contractor is required to enter into a contract in writing (presumably with the recipient of employees’ services) and to make such contract or any other document relating to such contract available for inspection (presumably by the Director General). Failure to make such documents available for inspection is an offence and, on conviction, the contractor of labor shall be liable to a fine not exceeding RM 50,000.

d)	The Director-General of Labor may make an order relating to discrimination in employment, and failure to comply with such order is an offence and can be fined up to RM 50,000.

e)	Employers must obtain prior approval from the Director-General of Labor to hire foreign employees. Failure to do so may be liable to a fine not exceeding RM 100,000 and/or to imprisonment for a term not exceeding 5 years.

f)	Employers must inform the Director-General of Labor when the employment of the foreign worker is terminated, including through a worker’s abscondment.

However, it is pertinent to note that the Employment Act 1955 is only applicable in Peninsular Malaysia and the Federal Territory of Labuan the corresponding legislation for employees in Sabah and Sarawak are set out in the Labor Ordinance of Sabah 1950 and Labor Ordinance of Sarawak 1958 respectively.

Industrial Relations Act 1967

The main statute governing employment disputes between employer and trade union or individual employees. A complaint of unfair dismissal by a workman is adjudicated by the Industrial Court as empowered under the same Act. The Act further regulates the right of workmen to form trade unions, join trade unions and participate in the activities of the trade union.

Immigration Act 1959/63

The Act penalizes foreigners for illegal entry and overstay, and any person including Malaysians for harboring illegal immigrants in the premises. Thus, any person including employers could be charged for harboring illegal immigrants in the premises under Section 55B, 56 (1)(d) of the Act, and could be subjected to a fine between RM 10,000 to RM 50,000 or imprisonment not exceeding 12 months or both for each illegal immigrant employed and could also be subject to whipping of up to six strokes if he is found employing more than five illegal immigrants at the same time.

Section 55E of the Act extends the liability to a company supervisor or manager who has direct interest or control in allowing an illegal immigrant to enter or stay in the premises of the company, subjected to a fine of between RM5,000 and RM 30,000 or imprisonment not exceeding 12 months or both for each illegal immigrant.

National Wages Consultative Council Act 2011

This Act is the legislation which provides the minimum wage that employers must provide to its employees, failing which, penalties may be handed against the employer for failing to comply with such requirements, which may include an imprisonment term, a fine or both.

Effective May 1, 2022, the national monthly minimum wage has increased from RM 1,200 to RM 1,500 for businesses in the private sector that have five workers or more. As for employers with less than 5 employees, they have until July 1, 2023 to comply with the Order.

Minimum Retirement Age Act 2012

This Act introduced the general principle in so far that the minimum retirement age for employees in Malaysia must be at least 60 years. Any introduction of retirement age which is below the prescribed age is deemed void and illegal.

Occupational Health and Safety Act 1994

This Act imposes a duty on all employers to ensure, so far as practicable, the safety, health and welfare at work of all employees including foreign employees and domestic employees.

Employees’ Minimum Standards of Housing, Accommodations and Amenities Act 1990

This Act obliged an employer or a centralized accommodation provider to ensure that every accommodation provided for migrant workers complies with the minimum standards and that decent and adequate amenities are provided.

With the latest amendment in July 2019 and February 2021, the Act is now expanded to cover all sectors throughout Malaysia. Employers who provide accommodation to employees are required to ensure “free and adequate” running water, adequate electricity and that the building is “kept in a good state of repair” including provisions for “health, hospital, medical and social amenities” to employees.

Employers and central accommodation providers are mandated to obtain a certificate of accommodation and can be fined up to RM 50,000 for non-compliance with the Act and its regulations.

Except for the State of Sabah and State of Sarawak, Part II and Part III of this Act shall not apply to any estate or part thereof, situated within the area of a City Council, a Municipal Council or a Federal Territory.

Employees’ Social Security Act 1969

This Act provides security to an employee against loss of earnings due to industrial accidents and occupational diseases. It is a social legislation directly intended to secure the interest and welfare of employees of industries, factories, and other establishments.

Any person being an employer who fails to pay any contributions which he is liable under the SOCSO Act to pay in respect of or on behalf of any employee shall be punishable with a fine of up to RM10,000 and/or to imprisonment for a term of up to 2 years.

Employees Provident Fund Act 1991

This Act imposes statutory obligations on employees and employer to make monthly contributions from the employees’ monthly remuneration into a national fund which is managed by the Employee Provident Fund Board. It further governs the law relating to a scheme of savings for employees’ retirement and the management of the savings for retirement purposes and for matters incidental thereto.

Any person being an employer who fails to pay any contributions which he is liable under the Employees Provident Fund Act 1991 to pay in respect of or on behalf of any employee in respect of any month shall be guilty of an offence and shall, on conviction, be liable to a fine of up to RM10,000 and/or to imprisonment for a term of up to 3 years. Where any contributions remain unpaid by a company, a firm or an association of persons, the directors, the partners or office-bearers of such association of persons (including the directors, the partner or office-bearers of such association of persons during the period in which the contributions were liable to be paid), shall together with the company be jointly and severally liable for payment of the contributions.

Employment Insurance System Act 2017

This Act provides for an insurance scheme which entitled insured employees to certain financial benefits and a re-employment placement program in the event of loss of employment. Under Section 19 of the Act, both the employer and employee are each required to contribute equally to the scheme based on the employee’s monthly wages in accordance with the rates set out in the Second Schedule of the Act.

Trade Union Act 1959

This Act defines trade unions, regulates their membership and composition, prescribes their registration requirements and sets out their rights, powers and responsibilities.

Income Tax (Deduction From Remuneration) Rules 1994

According to the Income Tax (Deduction From Remuneration) Rules 1994, employers are required to deduct a monthly amount from the remuneration of their employees for income tax purposes. This deduction should be made in accordance with the schedule provided in the Income Tax Rules. Each month, or the relevant month, the employer must deduct the appropriate amount and submit it to the Director General of Inland Revenue Malaysia. This payment should be made no later than the 15th day of every calendar month. Along with the payment, the employer must also submit a return containing the details of the employees from whom deductions were made or should have been made.

Failure to comply with these rules without a reasonable excuse is considered an offense. Upon conviction, the person responsible may be subject to a fine ranging from RM200 to RM20,000, imprisonment for up to six months, or both.

Personal Data Protection Act 2010 and Personal Data Protection Regulations 2013

The Personal Data Protection Act 2010 (PDPA) pertains to the legislation and rules governing data privacy and the safeguarding of personal data. Under the PDPA, it is generally mandated that an individual’s consent is required for the processing and disclosure of their personal data, unless specified otherwise in the provisions of the PDPA. The term “processing” has a broad definition, encompassing activities such as collecting, recording, retaining, or storing personal data, as well as carrying out any operation or series of operations involving personal data, including the following:

(a)	the organization, adaptation or alteration of personal data;

(b)	the retrieval, consultation or utilization of personal data;

(c)	the disclosure of personal data by transmission, transfer, dissemination or otherwise making available; or

(d)	the alignment, combination, correction, erasure, or destruction of personal data.

The Personal Data Protection Regulations of 2013 stipulate that consent must be obtained for the processing of personal data, regardless of the form in which it can be accurately recorded and maintained by the data user.

Data users have an obligation to provide written notice regarding the processing of personal data. This notice should include various details such as a description of the personal data being processed, the purpose for which it is being processed, the source of the data, the recipients to whom it may be disclosed, whether providing the personal data is mandatory or voluntary, the individual’s rights to access and correct their personal data, and the options available to limit the processing of the data. The notice must be provided in both English and the national language of Bahasa Malaysia.

Communications and Multimedia Act 1998

The Communications and Multimedia Act 1998 (CMA) serves as the primary legislation in Malaysia for regulating the convergence of communication and multimedia industries and related matters. It generally prohibits the use of network facilities or services for committing offences under Malaysian laws, fraudulent or improper use of such facilities or services, possession and usage of counterfeit access devices, unauthorized access to network services or applications, and interception of communications without lawful authority.

Violation of any provisions within the CMA can lead to penalties upon conviction, including fines ranging from RM10,000 to RM500,000, imprisonment for a period of 3 months to 5 years, or both.

The Malaysian Communications and Multimedia Commission (MCMC) is the regulatory body responsible for overseeing the implementation of the CMA.

In accordance with Section 95 of the CMA, the MCMC has registered and issued the Technical Code on Internet of Things (IoT) known as the Technical Code. This voluntary industry code outlines requirements and best practices to ensure the interoperability and safety of network facilities, services, and equipment.

Compliance with the registered Technical Code is not mandatory, unless specifically directed by the MCMC as stipulated in Sections 98 and 99 of the CMA. Adherence to the Technical Code also serves as a legal defense against any prosecution, legal action, or proceeding initiated against an individual subject to the code, concerning matters addressed within the code, as specified in Section 98(2) of the CMA. Failure to comply with a directive from the MCMC to adhere to the Technical Code may result in a maximum fine of RM200,000 upon conviction.

Computer Crimes Act 1997

The Computer Crimes Act 1997 (CCA) encompasses provisions regarding offences associated with the improper use of computers. It addresses various actions such as unauthorized access to computer material, unauthorized access with the intent to commit further offences, unauthorized modification of computer programs or data, and the wrongful communication of means of computer access to unauthorized individuals.

The term “computer” under the CCA is broadly defined to include electronic, magnetic, optical, electrochemical, or other data processing devices. This definition encompasses interconnected or related devices capable of performing logical, arithmetic, storage, and display functions. It also includes data storage and communication facilities directly associated with such devices. However, devices like an automated typewriter or typesetter, or a portable handheld calculator or other similar device which is non-programmable or which does not contain any data storage facility are excluded from this definition.

Penalties for convicted offences under the CCA vary depending on the nature of the offence committed. The fines imposed can range from RM25,000 to RM150,000, and imprisonment terms can range from 3 to 10 years, or a combination of both.

Financial Services Act 2013

Under the Financial Services Act 2013 (FSA), prior approval from Bank Negara Malaysia (BNM), the Central Bank of Malaysia, is required for any person intending to engage in an “approved business,” which includes the issuance of electronic money (e-money). The FSA defines e-money as a payment instrument, whether tangible or intangible, that electronically stores funds received by the issuer in exchange for payment and can be used for making payments to parties other than the issuer. Issuers of e-money must comply with various operational and ongoing obligations as outlined in the “Guidelines on E-Money” issued by BNM (“The Policy Document”). These obligations encompass areas such as governance, risk management, customer protection, and fund management.

To address cybersecurity and technology risk in financial institutions, including e-money issuers, BNM has released a new Policy Document on e-money on December 30, 2022. The new Policy documents supersedes the Guidelines on Electronics Money issued by BNM on July 31, 2008 and officially came into effect on December 30, 2022, except for certain paragraphs which will only come into effect on December 30, 2023. This Policy document outlines requirements aimed to–

a)	ensure the safety and reliability of e-money issued by electronic money issuer (“EMI”); and

b)	preserve customers’ and merchants’ confidence in using or accepting e-money for the payment of goods and services.

The Policy Document defines three categories of e-money issuers (EMIs): eligible EMIs, which have a substantial market presence and meet certain criteria; standard EMIs, which are the default category for EMIs that do not meet the criteria of eligible EMIs; and limited purpose EMIs, which are standard EMIs whose business meets the criteria for limited purpose e-money.

Currently, YY wallet is under the category of limited-purpose e-money as per Appendix 2 of the Policy Document (e-money used for refund purposes). As such, pending the issuance of an Exemption Order, the Policy Document is not applicable to the Company save and except for paragraph 15 of the Policy Document, Policy Document on Anti-Money Laundering, Counter Financing of Terrorism and Targeted Financial Sanctions for Financial Institutions (AML/CFT and TFS for FIs) as well as relevant requirements pursuant to FSA and Islamic Financial Services Act 2013.

Nevertheless, Paragraph 15 of the Policy Document, which pertains to the requirement for a non-bank EMI to maintain the required minimum amount of capital funds as prescribed by the Bank under section 12(1) of the FSA and IFSA, will only take effect on December 30, 2023.

It is germane to note that there are conditions to be complied with by limited-purpose EMIs, namely the following:-

a)	The EMI shall comply with the requirements under the Personal Data Protection Act 2010 (PDPA) and subsidiary legislation made under the PDPA;

b)	The EMI shall provide users or potential users with a mechanism for complaint and dispute resolution; and

c)	The EMI that issues e-money described in paragraph 1(a) of Appendix 2 of the Policy Document shall, on an annual basis–

i.	submit a notification and undertaking to the BNM, that the e-money issued satisfies the description under paragraph 1 of Appendix 2 of the Policy Document;

ii.	submit statistical information which is attested by an external auditor to the BNM, on its business of issuing e-money including total outstanding e-money liabilities, number of registered and active users, total e-money transaction volume, total electronic money transaction value and any information as the BNM may specify.

Notwithstanding the above, if the BNM is of the opinion that an EMI which issues e-money described in paragraph 1 of Appendix 2 of the Policy Document poses a high risk which may have an impact on the stability or affect public confidence on payment systems in Malaysia, BNM may specify that the requirements of the Policy Document shall apply to the said EMI.

Local Government Act 1976

Under the Local Government Act 1976, a local authority is empowered to issue licenses or permits for various trades, occupations, or premises. These licenses can be granted with specific conditions and restrictions determined by the local authority. Typically, businesses are required to obtain such licenses when they occupy office spaces for their operations or when they install signboards.

MANAGEMENT

The following table sets forth the names, ages and titles of our Directors and Executive Officers

Name	Age	Title
Fu Xiaowei	39	Chairman, Chief Executive Officer and Executive Director
Zhang Fan	38	Business Development Director and Executive Director
Jason Phua Zhi Yong	36	Chief Financial Officer
Rachel Xu Lin Pu	40	Chief Human Resource Officer
Teng Sin Ken	32	Chief Information Officer

Independent Directors Nominees:

Name	Age	Title
Joseph R. “Bobby” Banks	60	Independent Director Nominee
Marco Baccanello	61	Independent Director Nominee
Fern Ellen Thomas	60	Independent Director Nominee

No arrangement or understanding exists between any such Director or officer and any other persons pursuant to which any Director or executive officer was elected as a Director or executive officer. Our Directors are elected annually and serve until their successors take office or until their death, resignation, or removal. The Executive Officers serve at the pleasure of the Board of Directors.

Executive Directors and Officers:

Mr. Fu Xiaowei is a founder of YY Group since December 2010 and has more than 12 years of experience in casual labor manpower management and business strategic planning. He is currently the Chief Executive Officer (CEO) and an Executive Director of our Company where he manages overall operations and is responsible for the effective and successful management of labor, productivity, quality control and safety measures as established and set for the Operations Department. He was recognized as Entrepreneur of the Year in 2015 by the Association of Small and Medium Enterprises and the Rotary Club of Singapore. Mr. Fu graduated with a Diploma in Industrial & Operations Management in 2009 from Republic Polytechnic. Mr. Fu Xiaowei is the husband of Ms. Zhang Fan, our Business Development Director and Executive Director.

Ms. Zhang Fan is a co-founder of YY Group since December 2010. She is currently the Business Development Director and an Executive Director of our Company where she is principally involved in the business development and corporate communications functions of the Group. She was previously the Administrative Director of Bank of Communications. Zhang Fan holds a bachelor’s degree of Advertising from the Beijing Geely University. Ms. Zhang Fan is the wife of our Chairman, Chief Executive Officer and Executive Director, Mr. Fu Xiaowei.

Mr. Phua Zhi Yong is the Chief Financial Officer (CFO) of our Company and has worked for our Group since July 2019. He is primarily responsible for the overall accounting and financial management, project management, strategic planning and internal control of our Group. He has over 12 years of experience in project management in the industries of property, oil and gas, information technology (IT), manpower outsourcing, and cleaning. From June 2017 to July 2019, Mr. Phua worked in NCS Pte. Ltd. as Finance Manager and he was primarily responsible for the company’s financial reporting, forecast and budget, strategic planning, and internal control. He is a Chartered Accountant of Singapore. Mr. Phua graduated with an Honors Degree in Banking and Finance in 2011 from the University of London.

Ms. Xu Lin Pu is the Chief HR Officer of YY Group and has worked for our Group since November 2015. She is principally involved in managing the full spectrum of HR functions for the Group. She has 7 years and 8 years of experience respectively in the hospitality management industry and manpower outsourcing and cleaning industries. Ms. Xu is a member of Singapore Human Resource Institute (SHRI). She graduated with a Diploma of Hospitality Management in 2008 from Box Hill Institute (Australia).

Mr. Teng Sin Ken is the Chief Information Officer of YY Group. Mr. Teng has worked for our Group since August 2022. As our Chief Information Officer, Mr. Teng is responsible for overseeing all IT operations for our Group and managing project timelines and budgets for solution and system development. He has over 12 years of experience in leading and delivering the digitalization and automation of business processes for corporate organizations. From January 2015 to February 2021, Mr. Teng worked as Group Head of Information Technology at FC Club Sdn. Bhd., where he was responsible for delivering technology strategies for the company and managing IT infrastructure, projects, budgets, and IT staff. From February 2021 to March 2022, he worked in Hiap Teck Venture Berhad as Group Sr. Information Technology Manager, where he was primarily responsible in leading sustainable technical solutions for the company and managing business applications and IT infrastructure in the sectors of plantation, property, steel, and F&B. He graduated with a Bachelor’s Degree in Information Technology from Olympia College Malaysia.

Independent Director Nominees:

Mr. Joseph R. “Bobby” Banks is an independent director nominee. The independent director nominee’s appointment shall begin upon Company’s listing on the Nasdaq Capital Market. Mr. Banks is a seasoned financial services executive. He previously worked in the New York and London offices of Goldman Sachs in the Corporate Finance, Mergers & Acquisitions and Communications, Media & Entertainment investment banking departments. Upon leaving Goldman Sachs, Mr. Banks joined JP Morgan Chase in their London Office as a Managing Director and Head of the Telecom and Media investment banking business in Europe, the Middle East and Africa (“EMEA”). He subsequently ran the Equity Capital Markets business for JP Morgan Chase also in EMEA. Mr. Banks has also worked in venture capital from 2014 to 2017 serving as Group Chief Financial Officer, Member of the Investment Committee, Chief Investor Relations Officer and Executive Board Member of Mountain Partners AG, a Zurich based venture capital firm. Since 2017, Mr. Banks has been an independent financial and strategy advisor to a number of companies across industries. Mr. Banks has a BA in Government from Dartmouth College and an MBA in Finance from the Wharton School at the University of Pennsylvania. Presently, Mr. Banks is serving as the independent director of another Nasdaq listed company, namely, Treasure Global Inc.

Mr. Marco Baccanello is an independent director nominee. The independent director nominee’s appointment shall begin upon Company’s listing on the Nasdaq Capital Market. Mr. Baccanello is an experienced corporate finance executive with expertise in advising companies operating in a broad range of industries, particularly within the technology space, in early to late-stage financings, growth strategy and strategic disposals, restructurings and acquisitions. In addition, he has experience in the preparation of the listing and initial public offering documents for companies on NASDAQ and international exchanges, with an emphasis on funding requirements and regulatory filings. Mr. Baccanello also has developed acquisition and marketing strategies for multiple digital opportunities, focusing on content published to app stores, including rapidly growing digital businesses in the technology and gaming space. From 2016 to present, Mr. Baccanello is a member of the Corporate Development team where he leads and manages business plan developments. Prior to that role, he was the Chief Financial Officer of PlayJam from 2010 to 2016, where he planned, implemented and managed all the finance activities, including business planning, budgeting, forecasting and negotiations. Mr. Baccanello’s experience as a former chartered accountant at PricewaterhouseCoopers and director of a private equity firm, specifically his expertise in managing growth businesses within the services, media, and technology industries, make him a qualified director to serve on our Board. Mr. Baccanello earned a bachelor’s degree in economics at the University of Southampton. Presently, Mr. Baccanello is serving as the independent director of two other Nasdaq listed companies, namely, Treasure Global Inc. and VCI Global Limited.

Ms. Fern Ellen Thomas is an independent director nominee. The independent director nominee’s appointment shall begin upon Company’s listing on the Nasdaq Capital Market. Ms. Thomas is an accomplished Independent Director with extensive international business experience and a strong financial executive background. Throughout her career, she has excelled in managing finance organizations, collaborating with C-Suite executives and Boards of Directors, and delivering tangible results. Ms. Thomas held prominent roles at prestigious organizations such as the Interpublic Group of Companies and Christie’s New York before serving as the CFO at Cornerstone Capital, Inc and GDLSK LLP. Her academic achievements include a Bachelor of Finance, an MBA from Rutgers University, and a CPA in New York State. As an Independent Director, she currently contributes her expertise to the board of VCI Global Limited, further solidifying her reputation as a trusted and influential figure in the global business landscape. Ms. Thomas also serves as Director on the boards of two non-profit organizations, Calvert Impact Capital Inc and New Yorkers for Parks.

Committees of the Board of Directors

Our board of Directors will establish an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our board of Directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board of Directors may also establish other committees from time to time by way of a simple majority decision to assist our company and the board of Directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Upon our listing on Nasdaq, each committee’s charter will be available on our website at yygroupholding.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Joseph R. “Bobby” Banks, Marco Baccanello and Fern Ellen Thomas will serve on the audit committee, which will be chaired by Marco Baccanello. Our board of Directors has determined that each is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of Directors has designated Marco Baccanello as an “audit committee financial expert”, as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

Compensation committee

Joseph R. “Bobby” Banks, Marco Baccanello and Fern Ellen Thomas will serve on the compensation committee, which will be chaired by Joseph R. “Bobby” Banks. Our board of Directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the board of Directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and recommending to the board of Directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of Directors the compensation of our Directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Joseph R. “Bobby” Banks, Marco Baccanello and Fern Ellen Thomas will serve on the nomination committee, which will be chaired by Fern Ellen Thomas. Our board of Directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nomination committee’s responsibilities include:

●	developing and recommending to the board of Directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating Director candidates, including nominees recommended by stockholders; and

●	reviewing the composition of the board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of Directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the BVI corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow BVI corporate governance practices in lieu of the corporate governance requirements of Nasdaq in respect of the following:

●	the Shareholder Approval Requirements under Section 5635 of Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of Nasdaq listing rules that the independent Directors have regularly scheduled meetings with only the independent Directors present.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a  written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we also intend to adopt an (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of the Policies will be posted on the Corporate Governance section of our website, which is located at yygroupholding.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Compensation of Executive Directors and Executive Officers

For the fiscal year ended December 31, 2022, we paid an aggregate of approximately US$503,155 in cash to our Executive Directors and Executive Officers. For the fiscal year ended December 31, 2021, we paid an aggregate of approximately US$460,475 in cash to our Executive Directors and Executive Officers.

Employee Share Incentive Plan

Prior to the completion of this offering, we intend to adopt a employee share incentive plan, or 2023 ESIP, which will be effective upon the completion of this offering, for the purpose of granting share-based compensation awards, in an aggregate amount of up to 10% of our issued and outstanding ordinary shares following this offering, to our employees, directors and consultants to incentivize their performance and align their interests with ours. The following discussion is qualified in its entirety by the full text of the 2023 ESIP.

Under the 2023 ESIP, we expect to be permitted to issue options to purchase or award shares of up to 3,651,577 Class A ordinary shares. As of the date of this prospectus, we have not awarded any shares and no options to purchase Class A ordinary shares have been exercised and no Class A ordinary shares have been issued upon exercised vested options, in each case under the 2023 ESIP.  The 2023 ESIP will be administered by our board of directors, which may delegate its authority thereunder as contemplated by the 2023 ESIP. Our board of directors will have the authority, in the case of special dividends or distributions, specified reorganizations and other transactions, to determine appropriate equitable adjustments, if any, to be made under the 2023 ESIP, including adjustments to the number of shares which have been authorized for issuance under the 2023 ESIP. Our board of directors will have the right to amend, suspend or terminate the 2023 ESIP, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). Subject to certain exceptions, our board of directors will be entitled to make amendments to the 2023 ESIP without shareholder approval.

Employment Agreements

Employment Agreement between Fu Xiaowei and YY Group Holding Limited

Effective as of May 29, 2023, YY Group Holding Limited entered into an Employment Agreement with Mr. Fu Xiaowei for the role of Chief Executive Officer. The agreement provides for an annual base salary of US$240,000, together with such additional discretionary bonus subject to the approval of the Company’s board of directors and the Compensation Committee. Fu Xiaowei’s employment will be extended one additional year upon the expiration of the initial term, subject to termination by either party to the agreement upon 60 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Fu Xiaowei shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group in New York County, New York and any geographic area in which the Company is conducting any material amount of publishing or development of technology. With regards to the performance bonus, after the Company is listed on the Nasdaq Capital Market, the calculation of the performance bonus will be based on the projections provided in Exhibit 10.1. The conditions for determining the bonus will be (a) if the Company’s net profit in a particular fiscal year meets or exceeds the projections, the executive will receive 5% of the Company’s net profit for that year, as well as 1% of the total shares outstanding by the end of the fiscal year, (b) if the Company’s net profit in a given fiscal year ranges from 50% to 99% of the projections, the executive will receive 5% of the Company’s net profit as of the end of that fiscal year, and (c) if the Company’s net profit falls below 50% of the projections, the executive will not receive any performance bonus.

Employment Agreement between Zhang Fan and YY Group Holding Limited

Effective as of May 29, 2023, YY Group Holding Limited entered into an Employment Agreement with Ms. Zhang Fan for the role of Business Development Director. The agreement provides for an annual base salary of US$180,000, together with such additional performance bonus subject to the approval of the Company’s board of directors and the Compensation Committee. Zhang Fan’s employment will be extended one additional year upon the expiration of the initial term, subject to termination by either party to the agreement upon 60 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Zhang Fan shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group in New York County, New York and any geographic area in which the Company is conducting any material amount of publishing or development of technology.

Employment Agreement between Teng Sin Ken and YY Group Holding Limited

Effective as of May 29, 2023, YY Group Holding Limited entered into an Employment Agreement with Mr. Teng Sin Ken for the role of Chief Information Technology Officer. The agreement provides for an annual base salary of US$36,000, together with such additional discretionary bonus subject to the approval of the Company’s board of directors and the Compensation Committee. Teng Sin Ken’s employment will be extended one additional year upon the expiration of the initial term, subject to termination by either party to the agreement upon 60 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Teng Sin Ken shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group in New York County, New York, and any geographic area in which the Company is conducting any material amount of publishing or development of technology.

Employment Agreement between Phua Zhi Yong   and YY Group Holding Limited

Effective as of May 29, 2023, YY Group Holding Limited entered into an Employment Agreement with Mr. Phua Zhi Yong   for the role of Chief Financial Officer. The agreement provides for an annual base salary of US$114,000, together with such additional discretionary bonus subject to the approval of the Company’s board of directors and the Compensation Committee. Phua Zhi Yong’s   employment will be extended one additional year upon the expiration of the initial term, subject to termination by either party to the agreement upon 60 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Teng Sin Ken shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group in New York County, New York and any geographic area in which the company is conducting any material amount of publishing or development of technology.

Employment Agreement between Xu Lin Pu   and YY Group Holding Limited

Effective as of May 29, 2023, YY Group Holding Limited entered into an Employment Agreement with Ms. Xu Lin Pu   for the role of Chief Human Resource Officer. The agreement provides for an annual base salary of US$96,000, together with such additional discretionary bonus subject to the approval of the Company’s board of directors and the Compensation Committee. Xu Lin Pu’s   employment will be extended one additional year upon the expiration of the initial term, subject to termination by either party to the agreement upon 60 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Xu Lin Pu   shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group in New York County, New York and any geographic area in which the Company is conducting any material amount of publishing or development of technology.

Directors’ Agreements

Each of our Directors has entered into a Director’s Agreement with the Company effective upon the Company’s listing on Nasdaq Capital Market. The terms and conditions of such Directors’ Agreements are similar in all material aspects save for the term. Each Executive Director’s Agreement is for an initial term of five (5) years and will continue until the Director’s successor is duly elected and qualified. Each independent directors nominee’s agreement is for an initial term of one (1) year and will continue until the Director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual board meeting and, upon re-election, the terms, and provisions of his or her Director’s Agreement will remain in full force and effect. Under the Directors’ Agreements, the Company agrees, to the maximum extent provided under applicable law, to indemnify the Directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the Directors’ performance of their duties, other than any such losses incurred as a result of the Directors’ gross negligence or willful misconduct.

Under the independent directors Nominee’s Agreements, the initial aggregate annual salary that is payable to our independent director nominees is US$60,000 to Joseph R. “Bobby” Banks, Marco Baccanello and Fern Ellen Thomas in cash respectively.

In addition, our Directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of Directors, provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that Director.

Other than as disclosed above, none of our Directors have entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Class A Shares and Class B Shares as of the date of this prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our outstanding Class A Shares and Class B Shares;

●	Each of our director, director nominees and named executive officers; and

●	All directors and named executive officers as a group.

The number and percentage of Class A Shares and Class B Shares beneficially owned before the offering are based on 33,300,000 Class A Shares with no par value, and 5,000,000 Class B Shares with no par value per share issued and outstanding as of the date of this prospectus.

The Class B shares are not transferrable, and no Class B share may be transferred by a shareholder to any person at any time, save where such transfer is made (i) pursuant to any share surrender, repurchase or redemption or (ii) by the personal representative of a deceased shareholder, in each case in accordance with the Amended and Restated Memorandum of Association. The Class B shares have no right to any share in the dividend paid by the company and no right to any share in the distribution of the surplus   assets of the Company on its liquidation. Holders of Class A Shares will be entitled to one (1) vote per share. Holders of Class B Shares will be entitled to twenty (20) votes per share.  Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of either Class A or Class B Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Shares and Class B Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Shares and Class B Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to the following table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Class A Shares and Class B Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at 60 Paya Lebar Road, #05-43 Paya Lebar Square, Singapore 409051.

Executive Officers and Directors	Amount of Beneficial Ownership of Class A Shares(1)	Pre- Offering Percentage Ownership of Class A Shares(2)	Post- Offering Percentage Ownership of Class A Shares(2)(3)	Amount of Beneficial Ownership of Class B Shares Pre- and Post- Offering	Percentage Ownership of Class B Shares	Pre- Offering Combined Voting Power of Class A and Class B Shares(2)	Post- Offering Combined Voting Power of Class A and Class B Shares(2)(3)
Directors and Named Executive Officers:
Fu Xiaowei	14,533,000	43.64%	41.76%	5,000,000	100.00%	85.92%	84.97%
Zhang Fan	12,823,630	38.51%	36.85%	-	-	9.62%	9.51%
Phua Zhi Yong	-	-	-	-	-	-	-
Xu Lin Pu	-	-	-	-	-	-	-
Teng Sin Ken	-	-	-	-	-	-	-
Joseph R. Bobby Banks	-	-	-	-	-	-	-
Marco Baccanello	-	-	-	-	-	-	-
Fern Ellen Thomas	-	-	-	-	-	-	-
5% or Greater Stockholders	-	-	-	-	-	-	-

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Class A Shares and Class B Shares. All shares represent only Class A Ordinary Shares and Class B Ordinary Shares held by shareholders as no options are issued or outstanding.

(2)	Calculation based on 33,300,000 Class A Shares and 5,000,000 Class B Shares issued and outstanding as of the date of this prospectus. Holders of Class A Share are entitled to one (1) vote per share. Holders of Class B are entitled to twenty (20) votes per share.

(3)	Assuming 1,500,000 Class A Shares are issued in this offering, not including 225,000 Class A Shares underlying the Underwriter’s Over-Allotment Option and 75,000 Class A Shares underlying the Underwriter Warrants.

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” we describe below transactions since January 1, 2020, to which we have been a participant, in which the amount involved in the transaction is material to our Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

1) Nature of relationships with related parties

Name	Relationship with the Company
Zhang Fan	Business Development Director and Executive Director of the Company, Principal Shareholder of the Company, wife of Mr. Fu Xiaowei, our Chairman, Executive Director, and Chief Executive Officer of the Company
Fu Xiaowei	Chairman, Executive Director, and Chief Executive Officer of the Company

2) Related party transactions

On October 1, 2020, Hong Ye (SG) entered into a lease agreement with Ms. Zhang Fan to rent the residential property at 2 Jalan Lokam, #04-25 from Ms. Zhang Fan for a monthly rental of S$3,500 (US$2,582). The lease expired on September 30, 2022 and was renewed on October 1, 2022 for a term of two years. The nature of the lease is disclosed in “Business – Real Property”.

For the fiscal year ended 2022 and 2021, Sea Builder Private Limited, whose sole shareholder is Ms. Zhang Fan provided engineering works and cleaning services to Hong Ye (SG) on numerous occasions on an ad hoc basis, and the Company owed Sea Builder Private Limited US$27,253. Hong Ye (SG) and Sea Builder Private Limited signed an agreement on December 31, 2022 to offset the balances of US$27,253.

For the fiscal year ended 2022 and 2021, Horti and Pest Private Limited, whose majority shareholder is Ms. Zhang Fan provided landscaping and pest control services to Hong Ye (SG) on numerous occasions on an ad hoc basis. The Company and Horti and Pest Private Limited signed an agreement on December 31, 2022 to offset the balances of US$60,351.

3) Related party balances

Net outstanding balances with related parties consisted of the following as of June 30, 2023, December 31, 2022, December 31, 2021 and December 31, 2020:

Name of Companies/ Related Parties	Nature of transactions	June 30, 2023	December 31, 2022	December 31, 2021	December 31, 2020
		USD	USD	USD	USD
Fu Xiaowei	(Repayment from)/Loan to a shareholder	881,626	457,312 (1)	(601,472)	269,347
	Interest payable to a shareholder	(59,559)	-	-	-

Zhang Fan	Rental payable to a director	(28,399)	(74,292)	(100,196)	(70,671)

Sea Builder Private Limited*	Advance to a related party Payable related to the service provided by a related party	- -	27,253 (27,253)	1,431 -	706 -

Horti and Pest Private Limited**	Payment on behalf of the Company Receivable related to the service rendered to a related party	- -	(60,351 60,351)	(60,034 60,034)	- -

(1)	From January 1, 2023 to June 30, 2023, the Company provided loans to the shareholder with a net amount of $424,313 (S$570,532) and the total uncollected loan amount that was provided to the shareholder as of June 30, 2023 was $881,626 (S$1,185,433). As of August 4, 2023, the shareholder has fully repaid the loan. As of October 20, 2023, the shareholder provided loans to the company with a net amount of $48,763 due to business expansion. As of October 31, 2023, the company has since fully repaid the loans.

DESCRIPTION OF AUTHORIZED AND ISSUED SHARES

We are a British Virgin Islands company, and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended from time to time, and the Companies Act, which we refer to as the Companies Act below, and the common law of British Virgin Islands.

As of the date of this prospectus, the Company is authorized to issue an unlimited number of shares, divided into Class A Shares of no-par value, and Class B Shares of no-par value (up to a maximum of 5,000,000 Class B Shares) and there are 33,300,000 Class A Shares and 5,000,000 Class B Shares issued and outstanding.

Immediately upon the completion of this offering, we will have 34,800,000 Class A Shares if the Underwriters do not exercise the over-allotment option or 35,025,000 Class A Shares if the Underwriters exercise the over-allotment option. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

Authorized Shares

The Company may only issue registered shares. Subject to the Company’s Amended and Restated Memorandum and Articles of Association, the Company may issue fractions of shares, bonus shares, redeemable shares and may redeem, purchase or otherwise acquire, any of its shares.

Subject to the Companies Act and the Company’s Amended and Restated Memorandum and Articles of Association, the unissued shares may be issued, and options to acquire shares may be granted, at any time, to any persons (whether or not shareholders), for any consideration and on any terms, the directors decide by a resolution of directors.

A share is taken to be issued when the name of the holder is entered in the Company’s register of shareholders as the holder of the share.

Distributions

The holders of our Class A Shares are entitled to such dividends or other distributions as may be authorized by our Directors by way of a simple majority decision, subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class A Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class B Share confers on the holder no equal share on the distribution of any surplus assets of the Company on its liquidation and no rights to share in any distribution paid by the Company in accordance with the Companies Act and the articles.

Voting rights

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class A Share confers on the holder the right to one (1) vote at a meeting of the shareholders or on any resolution of shareholders.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class B Share confers on the holder the right to twenty (20) votes per share at a meeting of the shareholders or on any resolution of shareholders.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, a resolution put to a vote at a meeting of shareholders or an annual general meeting (“AGM”), will (in most cases) be passed and become a resolution of shareholders if it is passed by a simple majority of the votes cast in respect of the resolution, at a valid meeting of shareholders (or class of shareholders), by shareholders present (in person or by proxy) at the meeting who are entitled to vote on the resolution. Any action that may be taken by the shareholders at a meeting of shareholders (or class of shareholders) may also be taken by the shareholders (or class of shareholders) passing a written resolution of shareholders without the need for any prior notice to be given. A written resolution of shareholders is passed if signed or consented to (including by way of fax or email) by shareholders (or shareholders of the relevant class) who hold shares carrying a simple majority of the votes that may be cast in respect of the resolution who are entitled to vote on the resolution.

A fraction of a share confers on the holder the rights, obligations and liabilities of a whole share of the same class corresponding to the fraction other than the right to vote. If the holder of a fraction of a share acquires a further fraction of a share of the same class, the fractions will be treated as being consolidated.

Variation of rights

If the Company has different classes of shares in issue, unless the rights attaching to a class of shares state otherwise, the rights attached to that class may only be varied, whether the Company is a going concern or is being liquidated, (i) with the written consent of the holders of the majority of the issued Shares of that class, or (ii) by a resolution of shareholders of that class.

Meetings of shareholders

Any director of the Company or the Chairman may call a meeting of shareholders (or a class of shareholders) if they decide to, and must call a meeting of shareholders (or a class of shareholders) if they are requested to do so in writing by shareholders entitled to exercise at least 30% of voting rights in respect of the matter for which the meeting is requested.

The Company shall hold a meeting of the shareholders in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, the Companies Act and Nasdaq listing rules.

A quorum is present at a meeting of shareholders or an AGM if one or more shareholders, who hold shares that carry at least one-third of the voting rights of all shares then in issue, are present in person or by proxy meeting.

Where a quorum is not present within two hours of the time set for the start of the meeting of shareholders, it will be dissolved. In any other case, the meeting will be adjourned to the following day and be held at the same time and place or any other date, time and/or place the directors decide by a resolution of directors.

At any adjourned meeting where a quorum per the previous paragraph is not present, those shareholders who are present shall form a quorum (whatever the number of shares held by them).

A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 50 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the Shares which that shareholder holds.

Any corporation which is a shareholder may, by a resolution of its directors or other governing body, authorize any individual to act as its representative at a meeting of shareholders (or class of shareholders) or an AGM.

Protection of minority shareholders

We would normally expect BVI courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholders, (such as the right to vote), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Additionally, British Virgin Islands law provides certain shareholder remedies for a minority shareholder whose rights have been breached or who disagrees with the way the Company is being managed. These remedies include an action for unfair prejudice and a derivative action.

No pre-emptive rights

There are no pre-emptive rights applicable to the issue of the Company’s Class A Shares or Class B Shares under either British Virgin Islands law or our Amended and Restated Memorandum and Articles of Association.

Transfer of shares

The Class A shares listed on Nasdaq may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on Nasdaq (including, but not limited to, the applicable Nasdaq listing rules). The transfer of a Class A share is only effective once the name of the transferee is entered in the register of shareholders.

The Class B shares are not transferrable, and no Class B share may be transferred by a shareholder to any person at any time, save where such transfer is made (i) pursuant to any share surrender, repurchase or redemption or (ii) by the personal representative of a deceased shareholder, in each case in accordance with the Amended and Restated Memorandum of Association.

Calls of shares

Subject to the Amended and Restated Memorandum and Articles of Association and the rights attaching to any class of shares, our directors may make calls on a shareholder for any amount of the issue price of the shareholder’s shares that has not been paid to the Company. A call must be made by giving at least 14 days’ written notice of call to the shareholder. A call may be made payable in instalments. The directors may postpone a call or revoke it (in whole or part). A call is taken to have been made at the time the resolution of directors to make the call is passed.

Inspection of books and records

Under the Companies Act, holders of our shares are entitled, upon giving written notice to us, to inspect (i) our Amended and Restated Memorandum and Articles of Association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

CERTAIN BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

“Limited Liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the British Virgin Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow the British Virgin Islands corporate governance practices in lieu of the corporate governance requirements of Nasdaq in respect of the following:

●	the Shareholder Approval Requirements under Section 5635 of Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of Nasdaq listing rules that the independent Directors have regularly scheduled meetings with only the independent Directors present.

Differences in Corporate Law

The Companies Act and the laws of the BVI affecting BVI companies and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the state of Delaware.

Mergers and Consolidation

The laws of the BVI, two or more BVI companies may merge or consolidate in accordance with section 170 of the Companies Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the consolidating of two or more constituent companies into a new company. In order to merge or consolidate, then (among other things) the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if he has an interest in the merger or consolidation, the director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in the merger or consolidation.

A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the Amended and Restated Memorandum and Articles of Association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting held to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days. These shareholders then have 20 days to give to the company their written election in the form specified by the Companies Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the surviving or consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below:

Unfair prejudice

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to the shareholder in that capacity, can apply to the BVI High Court under Section 184I of the Companies Act for an order requiring the company or any other person to acquire the shareholder’s shares or pay compensation to the shareholder, regulating the future conduct of the company’s affairs, amending the memorandum or articles of the company, appointing a receiver or liquidator of the company, rectifying the records of the company, or that any decision or action of the company which contravenes the Companies Act or the company’s Amended and Restated Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the Companies Act provides that a shareholder of a company may, with the leave of the BVI High Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. This statutory remedy is usually granted in exceptional circumstances and is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

British Virgin Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Articles of Association permit indemnification of officers and directors for losses, damages, costs, and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, the service agreements of our Directors and senior Executive Officers with the Company provide such person’s additional indemnification beyond that provided in our Amended and Restated Articles of Association.

Under the Companies Act to be entitled to this indemnification, such person must have acted honestly and in good faith with a view to the best interests of our company and, in the case of criminal proceedings, they must have no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in our Amended and Restated Memorandum and Articles of Association

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of Directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under British Virgin Islands law, our Directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the Companies Act or our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder Action by Written Consent

British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice.

Our Amended and Restated Memorandum and Articles of Association provide that a written resolution of shareholders: (i) may consist of several documents (including electronic communications) in substantially the same form; (ii) may be signed or consented to by the relevant shareholder or the shareholder’s attorney or (in the case of a body corporate) a properly authorized officer or attorney; and (iii) must be sent to each shareholder who would be entitled to attend a meeting of shareholders and vote on the resolution.

Our Amended and Restated Memorandum and Articles of Association permit shareholders to act by written consent (passed by the consent in writing of a simple majority of the votes of the Shares entitled to vote thereon) but provide that if a resolution of shareholders is approved otherwise that by unanimous written consent of all shareholders, a copy of the resolution must immediately be sent to each non-consenting shareholder.

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Amended and Restated Articles of Association provide that any action required or permitted to be taken at general meetings of the Company may only be taken upon the vote of shareholders at general meeting and shareholders may not approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors, or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act and Amended and Restated Memorandum and Articles of Association provide that our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights. We are not obliged under the Companies Act or any other law of the BVI to call shareholders’ annual general meetings, but our Amended and Restated Memorandum and Articles of Association provide for an annual general meeting to be called in accordance with the requirements of the relevant listing rules, Amended and Restated Memorandum and Articles of Association and the Companies Act. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors (or otherwise ceasing to hold office)

A director ceases to hold office if: (i) the director’s term of office expires and the director is not re-elected or reappointed; (ii) the director resigns by written notice to the Company; (iii) the director dies or enters into bankruptcy, liquidation or any similar procedure; (iv) the director becomes of unsound mind or is mentally or physically incapable of acting as a director; (v) the director is prohibited or disqualified by law or under Nasdaq Listing Rules from being a director; (vi) the director becomes bankrupt or insolvent or makes any arrangement or composition with the director’s creditors generally; or (vii) the director is removed from office by a resolution of shareholders or resolution of directors (and, for this purpose, section 114 (Removal of directors) of the Companies Act does not apply to the Company).

A director may be removed from office (i) with or without cause, by a simple majority vote of the shareholders passed at a meeting of shareholders called for the purposes of removing the director (or for purposes including the removal of the director) or (ii) by a written resolution of the shareholders passed by at least 50 percent of the votes of the shareholders of the Company entitled to vote.

A director may be removed from office with cause, by a simple majority decision of the directors passed at a meeting of directors called for the purpose of removing the director (or for purposes including the removal of the director).

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under British Virgin Islands law, a company may be wound up by either an order of the courts of the British Virgin Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of shareholders or (subject to section 199(2) of the Companies Act) a resolution of directors.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law and our Amended and Restated Articles of Association, if our authorized shares are divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued Shares in that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Amended and Restated Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the BVI Registry of Corporate Affairs.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of Directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 34,800,000 Class A Shares if the Underwriters do not exercise the over-allotment option or 35,025,000 Class A Shares if the Underwriters exercise the over-allotment option and 5,000,000 Class B Shares outstanding.

All of the Class A Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Class A Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Class A Shares in the public market could adversely affect prevailing market prices of our shares. Prior to this offering, there has been no public market for our Class A Shares, and while we plan to apply to list our Class A Shares on Nasdaq, we cannot assure you that a regular trading market will develop in the Class A shares.

Lock-Up Agreements

We have agreed with the Underwriter, for a period of [180] days after the date of this prospectus, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Class A Shares or any other securities so owned convertible into or exercisable or exchangeable for Class A Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Class A Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Class A Shares or any securities convertible into or exercisable or exchangeable for Class A Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our Directors and Executive Officers and our 5% or greater shareholders, except for the Resale Shareholder in the concurrent resale being registered in the registration statement of which this prospectus forms a part, has also entered into a similar lock-up agreement with the Underwriter for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our Class A Shares, and securities that are substantially similar to our Class A Shares.

We cannot predict what effect, if any, future sales of our Class A Shares, or the availability of Class A Shares for future sale, will have on the trading price of our Class A Shares from time to time. Sales of substantial amounts of our Class A Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our shares for more than six months but not more than one year may sell such shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our shares for more than one year may freely sell our Class A Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding shares; or

●	The average weekly trading volume of our shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Shares from our Company in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Resale Shareholder of our Class A Ordinary Shares held by it. These Ordinary Shares have been registered to permit public resale of such shares, and VCC may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Resale Shareholder may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Resale Shareholder until our Class A Ordinary Shares are listed or quoted on an established public trading market will take place at US$[●], which is the public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

MATERIAL TAX CONSIDERATIONS

The following summary of certain British Virgin Islands and U.S. federal income tax consequences of an investment in our Class A Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Class A Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the British Virgin Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Class A Shares. To the extent that this discussion relates to matters of British Virgin Islands tax law, it is the opinion of Mourant Ozannes, our counsel as to British Virgin Islands law.

British Virgin Islands Tax Considerations

A holder of shares in a BVI company who is not a resident of the BVI is not required to pay tax in the BVI on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI. The laws of the BVI does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the Companies Act.

There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated or re-registered under the Companies Act. In addition, shares of companies incorporated or re-registered under the Companies Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the BVI.

There is no income tax treaty or convention currently in effect between the United States and the BVI.

Under the current laws of BVI, our company is not subject to tax on income or capital gains.

We have received an undertaking from the Governor in Cabinet of the British Virgin Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the British Virgin Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the British Virgin Islands.52

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Shares by U.S. Holders (as defined below) that acquire our Class A Shares in this offering and hold our Class A Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Class A Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Class A Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Class A Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Shares.

[52]	MO Note: Please provide a copy of this undertaking for our review.

Dividends

The entire amount of any cash distribution paid with respect to our Class A Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Class A Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Class A Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Class A Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Class A Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Class A Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Class A Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Class A Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Class A Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Class A Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Class A Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Class A Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we plan to list our Class A Shares on Nasdaq Capital Market, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Class A Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Class A Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Class A Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A held at the end of the taxable year over its adjusted tax basis of such Class A Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Class A Shares held at the end of the taxable year over the fair market value of such Class A Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Class A Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Class A Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Class A Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR CLASS ASHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR CLASS A SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

UNDERWRITING

We will enter into an agreement dated [●], 2023 with US Tiger Securities, Inc. (the “Underwriting Agreement”), the lead underwriter and bookrunner with respect to the Class A Shares subject to this offering (the “Representative”). Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from us, on a firm commitment basis, the number of Class A Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
US Tiger Securities, Inc.	1,500,000
Total

The Representative is offering the Class A Shares subject to their acceptance of the Class A Shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the Representative to pay for and accept delivery of the Class A Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Representative is obligated to take and pay for all of the Class A Shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of 7% of the public offering price. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the Underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The Underwriter has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Over-Allotment Option

Pursuant to the Underwriting Agreement, we have agreed to grant to the Representatives an option to purchase from us up to an additional 225,000 Class A Shares, representing 15% of the Class A Shares sold in the offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts. The Underwriters may exercise this option any time during the 45-day period after the closing date of the offering, but only to cover over-allotments, if any. To the extent the Underwriters exercise the option, the Underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Discounts, Commission and Expenses

The underwriting discounts are 7.0% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Share		Total
Initial public offering price	US$	4.50	US$	6,750,000
Underwriting discounts and commissions(1)	US$	0.315	US$	472,500
Proceeds to the Company before expenses	US$	4.185	US$	6,277,500

(1)	The fees do not include the Representative Warrants or expense reimbursement as described below.

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of Class A Shares.

We have agreed to reimburse the Representative up to a maximum of US$200,000 for all of its actual and reasonable out-of-pocket accountable expenses, including but not limited to reasonable and documented travel, legal fees, due diligence fees, and other expenses and disbursements, in connection with its services for purposes of this offering.  In particular, we are responsible for all reasonable, necessary, and accountable out-of-pocket expenses relating to the offering, including but not limited to (a) the costs incurred by the Underwriters in preparing, printing and filing the registration statement with the SEC, amendments and supplements thereto, and post effective amendments, as well as the filing with FINRA, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses; (b) the costs of preparing, printing and delivering exhibits thereto, in such quantities as the Underwriters may reasonably request; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Underwriters; (d) the fees of counsel(s) and accountants for the Company, including fees associated with any blue sky filings where applicable; (e) fees associated with the Company’s transfer agent; and (f) fees, if necessary, associated with translation services.

We estimate that the total expenses of the offering payable by us, including the Underwriter’s discount and commissions, non-accountable expense allowance, and a maximum aggregate reimbursement of US$200,000 of the Representative’s accountable expenses, will be approximately US$________.

We have agreed to issue to the Representative for nominal consideration and to register herein Representative Warrants to purchase up to 86,250 Class A Shares (equal to five percent (5%), including shares issued pursuant to the exercise of the over-allotment option) of the Class A Shares sold in this offering upon the closing of this offering. The Representative Warrants may be exercised at any time, and from time to time, in whole or in part, commencing from date of issuance and expiring three (3) years from the commencement of the offering. The Representative Warrants are exercisable at a per share price of 120% of the offering price of the Class A Shares offered hereby. The Representative Warrants will not be callable or cancellable.

The Representative Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the offering, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the Representative, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The Representative Warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying shares of our Class A Shares at the Company’s expense and immediate “piggyback” registration rights at our expense for a period of three (3) years from the date of commencement of sales of the offering. The Representative Warrants and the underlying Class A Shares will be registered in the registration statement of which this prospectus forms a part.

We will bear all fees and expenses attendant to registering the Class A Shares underlying the Representative Warrants. The exercise price and number of Class A Shares issuable upon exercise of the Representative Warrants may be adjusted in certain circumstances, including in the event of share dividends, splits, mergers. The Representative Warrants will also provide for automatic exercise immediately prior to expiration. The Representative Warrant will also contain such other terms and conditions no less favorable to the Representative than the terms and conditions generally available to an unaffiliated third party under the same or similar circumstances.

Indemnification; Indemnification Escrow

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

Our Executive Officers, Directors and principal shareholders (5% or more shareholders), have agreed, subject to certain exceptions, to six (6) months “lock-up” period from the closing of this offering with respect to the Class A Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of six (6) months following the closing of the offering, such persons may not offer, sell, or otherwise transfer or dispose of, directly or indirectly, any of these securities without the prior written consent of the Representative. We have also agreed, in the Underwriting Agreement, to similar restrictions on the issuance, sale of or offers to sell our securities for six (6) months following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Nasdaq Listing

We plan to have our Class A Shares approved for listing on Nasdaq under the symbol “YYGH”. This offering is contingent upon the listing of our Class A Shares on Nasdaq. We make no representation that such application will be approved or that our Class A Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Class A Shares will be listed on Nasdaq at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Class A Shares was determined through negotiations between us and the Representative. Among the factors considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believed to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Class A Shares in this offering has been arbitrarily determined by the Company in its negotiations with the Underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the Underwriter to bid for and to purchase our Class A Shares. As an exception to these rules, the Underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Class A Shares. The Underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the Underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the Underwriter sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the Underwriter may exercise the over-allotment option described above. The Underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the Underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

Stabilization transactions may have the effect of raising or maintaining the market price of our Class A Shares or preventing or retarding a decline in the market price of our Class A Shares. As a result, the price of our Class A Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the Underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The Underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In the ordinary course of their business activities, the Underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the Class A Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Class A Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expenses, expected to be incurred in connection with this offering by us and the Resale Shareholder. With the exception of the SEC registration fee, the FINRA filing fee, and the NASDAQ listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$ 2,553
Nasdaq Listing Fee	US$75,000
FINRA Filing Fee	US$3,145
Legal Fees and Expenses	US$411,390
Accounting Fees and Expenses	US$59,740
Printing and Engraving Expenses	US$ 7,000
Miscellaneous Expenses	US$11,840
Underwriter Expenses	US$200,000
Consultation Fees and Expenses	US$1,334,178
Total Expenses	US$2,144,846

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Class A Shares offered hereby will be opined upon for us by Mourant Ozannes. King & Wood Mallesons LLP is acting as U.S. securities counsel to US Tiger Securities, Inc. Certain matters as to Singapore law will be passed for US Tiger Securities Inc. by Rajah & Tann Singapore LLP. Certain legal matters as to Singapore law will be passed upon for us by Shook Lin & Bok LLP. Certain legal matters as to Malaysian law will be passed upon for us by Terry Lim Law Chambers. Ortoli Rosenstadt LLP may rely upon Mourant Ozannes with respect to matters governed by the law of the British Virgin Islands.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021 included in this prospectus have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001, United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

YY Group Holding Limited and its Subsidiaries

Index to Unaudited Interim Condensed Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of YY Group Holding Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of YY Group Holding Limited and its subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the years ended December 31, 2022 and 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the ended December 31, 2022, in conformity with International Financial Reporting Standard (“IFRS”) as issued by the International Accounting Standard Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2023.

New York, New York

August 18, 2023, except for Note 11 and Note 12, which are dated November 13, 2023.

YY GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS OF DECEMBER 31,

	Note	2022	2021
		USD	USD
Assets
Current assets:
Cash	4	161,022	65,993
Trade receivables	5	4,155,737	4,086,618
Prepayment and other current assets	6	425,649	304,213
Amount due from related parties	17	457,312	1,431
Total Current Assets		5,199,720	4,458,255

Non-current assets:
Right-of-use assets	7	210,651	123,366
Property and equipment, net	8	278,866	427,344
Deferred tax assets	16	71,065	105,712
Total Non-current assets		560,582	656,422

Total Assets		5,760,302	5,114,677

Currents Liabilities:
Trade and other payables	9	1,969,741	1,723,030
Amount due to a related party	17	74,292	701,668
Lease liabilities, current	10	147,474	36,514
Loans and borrowings, current	10	1,279,314	1,757,268
Total Current Liabilities		3,470,821	4,218,480

Non-current Liabilities:
Loans and borrowings, non-current	10	503,286	831,616
Convertible notes – liability component	10	736,129	–
Lease liabilities, non-current	10	71,895	92,410
Total Non-Current Liabilities		1,311,310	924,026
Total Liabilities		4,782,131	5,142,506

Equity
Share Capital*	11	1,228,037	1,015,587
Reserves	11	20,825	(14,081)
Accumulated deficit		(270,015)	(1,029,335)
Equity (deficit) attributable to owners of the Company		978,847	(27,829)

Non-controlling interests		(676)	–
Total equity (deficit)		978,171	(27,829)

Total liabilities and equity		5,760,302	5,114,677

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization.

See accompanying notes to consolidated financial statements.

YY GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31,

	Note	2022	2021
		USD	USD
Revenue	13	20,022,529	17,460,773
Cost of revenue	14	(17,496,915)	(15,115,601)
Gross profit		2,525,614	2,345,172

Other income	14	1,952,420	996,093
Selling and marketing expenses	14	(325,678)	(189,142)
General and administrative	14	(2,909,167)	(2,577,199)
Other expenses		(57,113)	(10,380)
Operating profit		1,186,076	564,544

Finance cost	15	(285,368)	(169,608)
Profit before tax		900,708	394,936
Income tax (expenses) benefit	16	(141,676)	6,754
Profit for the year		759,032	401,690
Other comprehensive income (loss)
Foreign currency translation differences- foreign operations		26,931	(9,939)
Total comprehensive income for the year		785,963	391,751

Profit (loss) attributable to:
Equity owners of the Company		759,320	401,690
Non-controlling interests		(288)	-
Profit for the year		759,032	401,690

Total comprehensive income (loss) attributable to:
Equity owners of the Company		786,639	391,751
Non-controlling interests		(676)	-
Total comprehensive income for the year		785,963	391,751

Basic earnings per share*	12	0.02	0.01
Diluted earnings per share*	12	0.02	0.01

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization.

See accompanying notes to consolidated financial statements.

YY GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share Capital	Foreign Currency Translation reserve	Equity Component of Convertible loan	Accumulated deficit	Total	Non-controlling interest	Total Equity (Deficit)
	USD	USD	USD	USD	USD	USD	USD
Balance at January 1, 2021	1,015,587	(4,142)	–	(708,280)	303,165	–	303,165
Total comprehensive income for the year
Profit for the year	–	–	–	401,690	401,690	–	401,690
Other comprehensive loss
Exchange differences on translation of foreign operations	–	(9,939)	–	–	(9,939)	–	(9,939)
Total comprehensive income (loss) for the year	–	(9,939)	–	401,690	391,751	–	391,751
Transactions with owners of the Company
Dividend declared	–	–	–	(722,745)	(722,745)	–	(722,745)
Transactions with owners of the Company	–	–	–	(722,745)	(722,745)	–	(722,745)
Balance at December 31, 2021	1,015,587	(14,081)	–	(1,029,335)	(27,829)	–	(27,829)

Total comprehensive income for the year
Profit (loss) for the year	–	–	–	759,320	759,320	(288)	759,032
Other comprehensive income (loss)
Exchange differences on translation of foreign operations	–	27,319	–	–	27,319	(388)	26,931
Total comprehensive income (loss) for the year	–	27,319	–	759,320	786,639	(676)	785,963
Transactions with owners of the Company
Contribution by owners
Issuance of shares	212,450	–	–	–	212,450	–	212,450
Issuance of convertible notes	–	–	7,587	–	7,587	–	7,587
Transactions with owners of the Company	212,450	–	7,587	–	220,037	–	220,037
Balance at December 31, 2022	1,228,037	13,238	7,587	(270,015)	978,847	(676)	978,171

See accompanying notes to consolidated financial statements.

YY GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	2022	2021
	USD	USD
Operating activities
Profit for the year	759,032	401,690
Adjustments for:
Depreciation of property and equipment (Note 8)	213,206	265,799
Depreciation of right-of-use assets (Note 7)	127,352	133,005
Finance Cost (Note 15)	285,368	169,608
Loss on disposal of property and equipment	48,395	-
Income tax expenses	141,676	(6,754)
	1,575,029	963,348
Changes in operating assets and liabilities:
Trade receivables	(192,652)	(1,475,163)
Trade and other payables	(42,985)	1,077,786
Amount due to a related party	(22,083)	29,525
Prepayment and other current assets	(121,436)	(3,776)
Cash provided by operations	1,195,873	591,720
Interest paid	(225,193)	(160,400)
Income tax paid	(75,736)	(24,614)
Income tax refund	40,329	17,373
Net cash provided by operating activities	935,273	424,079

Investing activities
Purchase of property and equipment (Note 8)	(112,113)	(241,167)
Net cash used in investing activities	(112,113)	(241,167)

Financing activities
Issuance of Class A shares	212,450	-
Issuance of a convertible loan	743,273	-
Proceeds from guaranteed bank loans	1,603,768	719,868
Repayment of loan from a shareholder’s loan	-	142,113
Loan to a shareholder	(1,035,306)	-
Loan to a related party	(25,167)	(744)
Payment of lease liabilities	(133,382)	(143,549)
Repayment of guaranteed bank loans	(2,091,971)	(897,813)
Net cash used in financing activities	(726,335)	(180,125)
Effect of foreign exchange of cash	(1,796)	29,960
Net increase in cash	95,029	32,747
Cash balances at beginning of year	65,993	33,246
Cash balances at end of year (Note 4)	161,022	65,993

See accompanying notes to consolidated financial statements.

YY GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

These consolidated financial statements were authorized for issue by the Chief Executive Officer on August 18, 2023.

1	ORGANIZATION AND PRINCIPAL ACTIVITIES

YY Group Holdings Limited is a limited company incorporated and domiciled in British Virgin Islands and whose shares are publicly traded. The registered office is located at 60 Paya Lebar Road #05-43 Paya Lebar Square Singapore 409051. The Company is principally a data and technology driven company focused on developing enterprise intelligent labor matching services and smart cleaning services based in Singapore. Through the Company and its subsidiaries (collectively referred to as the “Group”), the Group provide enterprise manpower outsourcing and smart cleaning services in Singapore and Malaysia.

Upon reorganization on August 1, 2023, the Company’s subsidiaries will be as follows:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
YY Circle (SG) Pte Ltd	June 13, 2019	Singapore	100%	Manpower Contracting Services
Hong Ye Group Pte Ltd	December 28, 2010	Singapore	100%	1. Employment Agencies 2. General Cleaning Services
YY Circle Sdn Bhd	July 22, 2022	Malaysia	90%	Manpower outsourcing with information technology solution, as well as, general cleaning services
Hong Ye Maintenance (MY) Sdn Bhd	November 8, 2022	Malaysia	100%	General cleaning services

As described above, the Company, through a series of transactions which is accounted for as a reorganization of entities under a common control (the “Reorganization”), will become the ultimate parent of its subsidiaries.

Through the reorganization, the Company will be the holding company of its subsidiaries. Accordingly, the consolidated financial statements will be prepared on a consolidated basis by applying the principle of common control as if the reorganization has been completed at the beginning of the first reporting period.

Based on the above, the Group concluded that the Company and its subsidiaries are effectively controlled by the shareholder before and after the Reorganization and the Reorganization is considered under common control. The transactions above were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at carrying value and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PREPARATION

2.1	Statement of compliance and first-time adoption of IFRS

These consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The Group has applied IFRS for the first time to these consolidated financial statements for the years ended December 31, 2022 and 2021. All IFRSs issued by the IASB, effective at the time of preparing these consolidated financial statements have been applied. As the Group neither prepared nor reported a complete set of financial statements in the past, the reconciliations from previous GAAP to IFRS were not disclosed.

The Group prepared the consolidated financial statements that comply with IFRS applicable as at December 31, 2022, together with the comparative period data for the year ended December 31, 2021, as described in the summary of significant accounting policies. In preparing these consolidated financial statements, the Group’s opening statement of financial position was prepared as at January 1, 2021, the Group’s date of transition to IFRS. The Group did not use any optional exemptions to full retrospective application of IFRS set out within IFRS 1.

2.2	Basis of measurement

These consolidated financial statements have been prepared on a historical cost basis except as otherwise indicated in the accounting policies.

2.3	Functional and presentation currency

These consolidated financial statements are presented in U.S. dollars (“USD” or “US$” or “$”), which is the Company’s functional currency.

2.4	Use of estimates and judgments

The preparation of consolidated financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the year in which the estimates are revised and in any future years affected.

Information about critical judgements in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements is included in the following notes:

●	Note 3.8 – Revenue recognition: Principal vs. agent considerations; and

●	Note 3.3 – Compound financial instruments.

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year are included in the following notes:

●	Note 3.4 – Measurement of expected credit losses (“ECL”) for financial assets; and

●	Note 3.13 – Income tax.

Measurement of fair value

A number of the Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

As part of an established control framework, significant unobservable inputs and valuation adjustments are regularly reviewed. If third party information, such as broker quotes or pricing services, is used to measure fair values, such information is assessed to support the conclusion that such valuations meet the requirements of IFRS, including the level in the fair value hierarchy in which such valuations should be classified.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

●	Level 1 quoted prices (unadjusted) in active markets for identical assets or liabilities;

●	Level 2 inputs other than quoted prices included within Level 1, that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

●	Level 3 inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement (with Level 3 being the lowest).

The Group recognizes transfers between levels of the fair value hierarchy as of the end of the reporting year during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in the following notes:

●	Note 3.3 – Compound financial instruments

3	SIGNIFICANT ACCOUNTING POLICIES

The Group has consistently applied the following accounting policies to all years presented in these consolidated financial statements.

3.1	Basis of consolidation

(a)	Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

(b)	Non-controlling interests (“NCI”)

Non-controlling interest in a subsidiary is accounted for separately from the parent’s ownership interests in a subsidiary. Profit or loss and each component of other comprehensive income are attributed to the shareholders of the parent and non-controlling interest, even if this result in the non-controlling interest having a deficit balance. A change in the ownership interest of a subsidiary without a loss of control, is accounted for as an equity transaction.

(c)	Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealized income or expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements. Unrealized gains arising from transactions with equity-accounted investees are eliminated against the investment to the extent of the Group’s interest in the investee. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

3.2	Foreign currency

i)	Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of Group entities at the exchange rates at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated to the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are recognized in profit or loss and presented within finance costs.

Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	As of December 31, 2022	As of December 31, 2021
Period-end SGD: US$1 exchange rate	1.3446	1.3517
Period-end MYR: US$1 exchange rate*	4.4129	-
Period-average SGD: US$1 exchange rate	1.3792	1.3437
Period-average MYR: US$1 exchange rate*	4.4061	-

*	The Company did not have any Malaysia subsidiaries prior to July 22, 2022

3.2	Foreign currency

ii)	Foreign operations

The assets and liabilities of foreign operations are translated to United States dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated to United States dollars at average exchange rates.

Foreign currency differences are recognized in other comprehensive income (“OCI”) and presented in the foreign currency translation reserve in equity except to the extent that the translation difference is allocated to NCI. When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. When the Group disposes of only part of its interest in a subsidiary that includes a foreign operation while retaining control, the relevant proportion of the cumulative amount is reattributed to NCI. When the Group disposes of only part of its investment in an associate or joint venture that includes a foreign operation while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit or loss.

When the settlement of a monetary item receivable from or payable to a foreign operation is neither planned nor likely to occur in the foreseeable future, foreign exchange gains and losses arising from such a monetary item that are considered to form part of a net investment in a foreign operation are recognized in OCI and are presented in the translation reserve in equity.

3.3	Financial instruments

i)	Recognition and initial measurement

Trade receivables and debt investments issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Group becomes a party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at fair value through profit or loss (“FVTPL”), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

ii)	Classification and subsequent measurement

a)	Financial assets

On initial recognition, a financial asset is classified as measured at: amortized cost; fair value through other comprehensive income (“FVOCI”), which means the gains or losses resulting from assets measured at fair value due to changes in fair value-measured amounts, FVOCI - debt investment; FVOCI – equity investment; or FVTPL.

Financial assets are not reclassified subsequent to their initial recognition unless the Group changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting year following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held-for-trading, the Group may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets. On initial recognition, the Group may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Financial assets – Business model assessment

The Group makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed, and information is provided to management. The information considered includes:

●	the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

●	how the performance of the portfolio is evaluated and reported to the Group’s management;

●	the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

●	how managers of the business are compensated – e.g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

●	the frequency, volume and timing of sales of financial assets in prior years, the reasons for such sales and expectations about future sales activity.

Transfer of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Group’s continuing recognition of the assets.

Financial assets that are held-for-trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

Financial assets – Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g. liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Group considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Group considers:

●	contingent events that would change the amount or timing of cash flows;

●	terms that may adjust the contractual coupon rate, including variable-rate features;

●	prepayment and extension features; and

●	terms that limit the Group’s claim to cash flows from specified assets (e.g. non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable additional compensation for early termination of the contract. Additionally, for a financial asset acquired at a discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable additional compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

Financial assets – Subsequent measurement and gains and losses

Financial assets at FVTPL

These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost

These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Debt investments at FVOCI

These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.

Equity investments at FVOCI

These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.

b)	Financial liabilities – Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition.

Other financial liabilities are initially measured at fair value less directly attributable transaction costs. They are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. These financial liabilities comprised loans and borrowings and trade and other payables.

iii)	Derecognition

a)	Financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

Where the Group enters into transactions whereby it transfers assets recognized in its statement of financial position but retains either all or substantially all of the risks and rewards of the transferred assets, the transferred assets are not derecognized.

b)	Financial liabilities

The Group derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire. The Group also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

iv)	Share capital

Shares are classified as equity. Incremental costs directly attributable to the issue of shares are recognized as a deduction from equity, net of any tax effects.

v)	Compound financial instruments

Compound financial instruments issued by the Group included a convertible loan denominated in Singapore dollars that could be converted to share capital at the option of the holder, where the number of shares to be issued was fixed and did not vary with changes in fair value.

The liability component of a compound financial instrument is recognized initially at the fair value of a similar liability that does not have an equity conversion option. The equity component is initially recognized at the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component of a compound financial instrument is not remeasured. Interest related to the liability component is recognized in profit or loss and presented within finance costs. On conversion, the liability component is reclassified to equity and no gain or loss is recognized.

3.4	Impairment

i)	Non-derivative financial assets

The Group recognizes loss allowances for expected credit loss on financial assets measured at amortized cost.

Loss allowances are measured on either of the following bases:

●	12-month ECLs: these are ECLs that result from default events that are possible within the 12 months after the reporting date (or for a shorter period if the expected life of the instrument is less than 12 months); or

●	Lifetime ECLs: these are ECLs that result from all possible default events over the expected life of a financial instrument or contract asset.

Simplified approach

The Group applies the simplified approach to provide for ECLs for all non-derivative financial assets. The simplified approach requires the loss allowance to be measured at an amount equal to lifetime ECLs.

Measurement of ECLs

ECLs are probability-weighted estimates of credit losses. Credit losses are measured at the present value of all cash shortfalls (i.e., the difference between the cash flows due to the Group in accordance with the contract and the cash flows that the Group expects to receive). ECLs are discounted at the effective interest rate of the financial asset.

Credit-impaired financial assets

At each reporting date, the Group assesses whether financial assets carried at amortized cost and debt investments at FVOCI are ‘credit-impaired’. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

●	significant financial difficulty of the borrower or issuer;

●	a breach of contract such as a default or being more than 90 days past due;

●	the restructuring of a loan or advance by the Group on terms that the Group would not consider otherwise;

●	it is probable that the borrower will enter bankruptcy or another financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECLs in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Group’s procedures for recovery of amounts due.

ii)	Non financial assets

At each reporting date, the Group reviews the carrying amounts of its non-financial assets (other than deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU (if any), and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

3.5	Property and equipment

(i)	Recognition and measurement

Property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditures that are directly attributable to the acquisition of the asset. The cost of self-constructed assets includes:

●	any other costs directly attributable to bringing the assets to a working condition for their intended use; and

●	when the Group has an obligation to remove the asset or restore the site, an estimate of the costs of dismantling and removing the items and restoring the site on which they are located

When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property and equipment.

The gain or loss on disposal of an item of property and equipment is recognized in profit or loss and presented within other income or other expenses.

ii)	Subsequent costs

The cost of replacing a component of an item of property and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Group, and its cost can be measured reliably. The carrying amount of the replaced component is derecognized. The costs of the day-to-day servicing of property and equipment are recognized in profit or loss as incurred and presented within cost of revenue and general and administrative expenses.

iii)	Depreciation

Depreciation is based on the cost of an asset less its residual value. Significant components of individual assets are assessed and if a component has a useful life that is different from the remainder of that asset, that component is depreciated separately.

Depreciation is recognized as an expense in profit or loss on a straight-line basis over the estimated useful lives of each component of an item of property and equipment, unless it is included in the carrying amount of another asset.

Depreciation is recognized from the date that the property and equipment is installed and are ready for use, or in respect of internally constructed assets, from the date that the asset is completed and ready for use.

The estimated useful lives for the current and comparative years are as follows:

Cleaning machinery	3 - 5 years
Computers hardware	1 - 3 years
Furniture and fittings	3 years
Office renovation	3 years
Office equipment	3 years

Depreciation methods, useful lives and residual values are reviewed at the end of each reporting year and adjusted if appropriate.

3.6	Lease

At inception of a contract, the Group assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. When the Group has the right to obtain and direct substantially all of the economic benefits from the use of the identified asset throughout the period of use, the contract conveys the right to control the use of the identified asset.

As a lessee

At commencement or on modification of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Group by the end of the lease term or the cost of the right-of-use asset reflects that the Group will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses its incremental borrowing rate as the discount rate.

The Group determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable under a residual value guarantee; and

●	the exercise price under a purchase option that the Group is reasonably certain to exercise, lease payments in an optional renewal period if the Group is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Group is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, if the Group changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Group presents right-of-use assets that do not meet the definition of investment property separately and lease liabilities in ‘loan and borrowings’ in the statement of financial position.

Short-term and low-value leases

The Group has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets and short-term leases. The Group recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

3.7	Employee benefits

i)	Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognized as an employee benefit expense in profit or loss in the years during which related services are rendered by employees.

ii)	Short-term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under short-term cash bonus or other plans if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

iii)	Employee leave entitlement

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

3.8	Revenue

The Group recognizes revenue as or when it satisfies its performance obligations. The Group earns revenue predominantly from the following services:

i)	Revenue by segment

a)	Cleaning Service

The Group provides customizable professional cleaning solution services based on requirements set by clients and/or the authorities, including but not limited to commercial cleaning for offices & schools; hospitality cleaning for hotels, shopping malls and retail, pest control services and etc. The Group also offer cleaning robots and machines for better cleaning performance by deploying the robots at designated premises.

The cleaning service promises including providing cleaning personnel, supply of equipment and material, floor treatment service and etc. During the process of providing cleaning services, the customers cannot benefit from the single promise. Therefore, the Group identifies only one performance obligation that is to providing cleaning service to the customer as the promises are not distinct in accordance with IFRS 15.27(a).

The consideration of providing cleaning services is based on the incentive payment model works by pegging the monthly pay-outs to the performance score of the cleaning services as stipulated in the contract. The Group has provided cleaning services since 2018 and has long-term cooperation experience with hotels, shopping malls and etc. Thus, the Company has accumulated sufficient experience on monitoring the progress in providing cleaning services and will adjust the estimated consideration on a timely manner. Therefore, there is no significant constraining estimates of variable consideration.

The Group recognizes revenue on a gross basis as the Group is acting as a principal in these services and is responsible for fulfilling the promises to provide the specified cleaning services.

The Group provides cleaning services, customers simultaneously receive and consume the benefits and it is determined that the performance obligation is satisfied over time. In addition, since it is determined that customers receive equal benefits over the service periods from the cleaning services, revenue from cleaning services is recognized on a straight-line method over the service period.

ii)	Manpower outsourcing service

The Group enters into contracts with corporate customers to provide manpower outsourcing services, arranging casual workers with corresponding abilities and qualifications on demand to fulfil corporate customers’ various operation needs. The Group identifies only one performance obligation in manpower outsourcing services as the contract comprises of a series of distinct services that are substantially the same and have the same pattern of transfer to the corporate customers, which is to provide casual workers in accordance with the demand of corporate customers.

The contract consideration is determined by the hours casual workers have worked times their workday pay rate. Revenue from manpower outsourcing services is recognized over time as the Group has an enforceable right to payment for performance completed to date.

The contract payment is not subject to any variable consideration, refund, cancellation or termination provision. Customers generally make the payment within one or two months after monthly reconciliation of service considerations with the Group.

Principal versus agent considerations

For the manpower outsourcing services provided, the Group considers itself the principal and recognizes revenue on a gross basis as it controls the services through the following key considerations:

●	The Group reserves the right to accept or reject the contracts or orders with the customers without involvement of the casual workers and directs the selected casual workers to provide services to the customers on the Group’s behalf. There is no direct cooperation relationship between the casual workers and the customers. The Group assumes responsibility for receiving and resolving the complaints over the quality of the services. If the casual workers fail to deliver their work and thus affect the Group’s performance obligation to the corporate customers, the Group should bear the loss of the corporate customers for breach of contract on its own, and then independently claim for compensation from casual workers for its loss.

●	The Group has discretion in setting up the price. The involved casual workers are entitled to a fixed services fee agreed upon in advance irrespective of the consideration the Group collects from the customers.

●	The Group bears the credit risk as the Group pays the consideration due to casual workers irrespective of whether the customers have paid the services consideration to the Group.

3.9	Government grants

Grants that compensate the Group for expenses incurred are recognized in profit or loss as other income on a systematic basis in the periods in which the expenses are recognized, unless the conditions for receiving the grant are met after the related expenses have been recognized. In this case, the grant is recognised when it becomes receivable.

3.10	Expenses

The main components of the Group’s expenses by functions are as follows:

i)	Cost of revenue comprises expenses directly or indirectly attributable to the Group’s cleaning service and manpower outsourcing services and primarily consists of carrying amount of daily necessities used directly to perform cleaning and related tasks, cleaning staff cost and associated benefits, payments to casual workers where the Group is responsible for manpower services to corporate customers, and payment processing fees.

ii)	Sales and marketing primarily consist of advertising costs, meal and entertainment fee, recruitment expenses and transportation expenses.

iii)	General and administrative expenses primarily consist of compensation costs for executive management and administrative personnel, occupancy and facility costs, administrative fees, professional service fees, depreciation on certain administration assets, fine and allocation of associated corporate costs such as depreciation of right-of-use assets.

3.11	Finance costs

The Group’s finance costs include:

●	interest expense

Interest expense is recognized using the effective interest method.

The effective interest rate is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

●	the gross carrying amount of the financial asset; or

●	the amortized cost of the financial liability.

In calculating interest expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortized cost of the liability.

3.12	Related parties

For the purpose of these consolidated financial statements, parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

3.13	Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that they relate to a business combination, or items recognized directly in equity or in OCI.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. Current tax assets and liabilities are offset only if certain criteria are met.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries to the extent that the Group is able to control the timing of the reversal of the temporary difference and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

The measurement of deferred taxes reflects the tax consequences that would follow the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans for individual subsidiaries in the Group. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

Unrecognized deferred tax assets are reassessed at each reporting date and recognized to the extent that it has become probable that future taxable profits will be available against which they can be used.

In determining the amount of current and deferred tax, the Group takes into account the impact of uncertain tax positions and whether additional taxes and interest may be due. The Group believes that its accruals for income tax liabilities are adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience. This assessment relies on estimates and assumptions and may involve a series of judgments about future events. New information may become available that causes the Group to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact income tax expense in the period that such a determination is made.

3.14	Earnings per share

The Group presents basic and diluted earnings per share data for its shares. Basic earnings per share is calculated by dividing the profit or loss attributable to shareholders of the Company by the weighted-average number of shares outstanding during the year, adjusted for own shares held, if any. Diluted earnings per share is determined by adjusting the profit or loss attributable to shareholders and the weighted-average number of shares outstanding, adjusted for own shares held, if any, for the effects of all dilutive potential shares.

3.15	Segment reporting

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Group’s other components. The operating results are reviewed regularly by the Group’s chief executive officer (the Chief Operating Decision Maker or “CODM”) to make decisions about resources to be allocated to the segment and to assess its performance, and for which discrete financial information is available. The Group has two operating segment, which is cleaning services segment and manpower outsourcing services, respectively. Segment results that are reported to the Group’s CODM include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Unallocated items comprise mainly corporate assets and head office expenses.

3.16	Standards issued but not yet effective

A number of new standards are effective for annual periods beginning after January 1, 2022 and earlier application is permitted; however, the Group has not early adopted the new or amended standards in preparing these consolidated financial statements. Based on an initial assessment, the following new and amended standards are not expected to have a significant impact on the Group’s consolidated financial statements.

●	Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12)

●	Classification of Liabilities as Current or Non-current (Amendments to IAS 1)

●	IFRS 17 Insurance Contracts and amendments to IFRS 17 Insurance Contracts

●	Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)

●	Definition of Accounting Estimates (Amendments to IAS 8)

4	CASH

	2022	2021
	USD	USD
Cash at banks	161,022	65,993
Cash in the consolidated statement of financial position	161,022	65,993

	2022	2021
	USD	USD
Cash in the consolidated statement of cash flows	161,022	65,993

5	TRADE RECEIVABLES

	2022	2021
	USD	USD
Trade receivables
Trade Receivables from cleaning service	2,632,481	2,666,053
Trade Receivables from manpower outsourcing services	1,523,256	1,420,565
	4,155,737	4,086,618
Allowance for expected credit losses	–	–
	4,155,737	4,086,618

i)	Trade receivable

Trade receivables are non-interest bearing and are generally on terms of 30 to 90 days. No interest is charged on the outstanding balances.

ii)	Transfer of trade receivables

During 2020, the Group entered a trade receivable financing arrangement (“Arrangement”) with a financial institution (“Factor”). Pursuant to the terms of the arrangement, the Group sells amounts of its trade receivable balances to the Factor as absolute owner with full recourse against the Group. In accordance with IFRS 9, Financial Instruments (“IFRS 9”), the Group concluded that the transaction with the Factor represents a transfer of financial assets in which the Group retains effective control over the transferred trade receivables. As such it was determined that the transfer of financial assets should be recorded as a recourse liability. Furthermore, the Group shall continue to report the transferred financial asset in its consolidated statements of financial position with no change in the assets’ measurement. Accordingly, the Group records the trade receivables on its Consolidated Statement of Financial Position and records a recourse liability for the amount received from the Factor towards factored trade receivables. For non-notified customers, the arrangement with the Factor is such that the customers remit cash directly to the Group and the Group transfers the collected amounts to the Factor. For notified customers, the arrangement with the Factor is such that the customers remit cash directly to the Factor.

For non-notified customers, the Factor remits 75% of the trade receivable balance to the Group and the rate increased to 85% based on the terms of variation with effect from November 22, 2022. The funding limit was S$1,200,000 at the inception of the arrangement and increased to S$1,750,000 based on the terms of variation with effect from November 22, 2022. The cost of factoring mainly includes discount charge fee, service fee and annual review fee, with a charge rate of 4.8%, 0.4% and 0.5% on funds released, invoices assigned and funding limit, respectively. Pursuant to the terms of variation dated on November 22, 2022, the discount charge fee and service fee changed to a charge rate of 5.3% and 0.35%, respectively.

For notified customers, the Factor remits 80% of the trade receivable balance to the Group and the rate increased to 90% based on the terms of variation with effect from November 22, 2022. The funding limit was S$1,300,000 at the inception of the arrangement and increased to S$1,750,000 based on the terms of variation with effect from November 22, 2022. The cost of factoring mainly includes discount charge fee, service fee and annual review fee, with a charge rate of 4.8%, 0.4% and 0.5% on funds release, invoices assigned and funding limit, respectively. Pursuant to the terms of variation dated on November 22, 2022, the discount charge fee and service fee changed to a charge rate of 5.3% and 0.35%, respectively.

As of December 31, 2022 and 2021, the Group recorded a recourse liability of $946,592 and $1,259,128, respectively, towards the factor which is included in current loans and borrowings on the consolidated statements of financial position. The cost of factoring is included as a component of finance cost in the accompanying consolidated statements of profit or loss and other comprehensive income. During the years ended December 31, 2022 and 2021, the Group incurred $212,302 and $104,590 in factoring fee, respectively.

The following information shows the carrying amount of trade receivables at the reporting date that have been transferred but have not been derecognized and the associated liabilities.

	2022	2021
	USD	USD
Carrying amount of trade receivables transferred to an agent	2,317,102	2,583,251
Carrying amount of associated liabilities	946,592	1,259,128

iii)	Financial risk management

The exposure of trade receivables to credit risk is disclosed in Note 18.

6	PREPAYMENT AND OTHER CURRENT ASSETS

	2022	2021
	USD	USD
Deposit and prepayment	394,087	206,307
Investment in project	–	73,981
Others	31,562	23,925
	425,649	304,213

i)	Financial risk management

The exposure of prepayments and other current assets to credit risk is disclosed in Note 18.

7	RIGHT-OF-USE ASSETS

i)	Right-of-use assets

	Property	Office equipment	Motor Vehicle	Total
	USD	USD	USD	USD
Balance as at January 1, 2021	98,738	–	156,307	255,045
Addition	–	6,911	–	6,911
Depreciation	(96,576)	(806)	(35,623)	(133,005)
Effect of movement in exchange rates	(2,162)	–	(3,423)	(5,585)
As at December 31, 2021	–	6,105	117,261	123,366
Addition	118,881	–	95,105	213,986
Depreciation	(59,440)	(1,390)	(66,522)	(127,352)
Effect of movement in exchange rates	–	32	619	651
As at December 31, 2022	59,441	4,747	146,463	210,651

ii)	Amounts recognized in profit or loss

	2022	2021
	USD	USD
Interest on lease liabilities	12,280	9,208
Expenses relating to short-term lease and low value assets	195,910	224,731

iii)	Amounts recognized in statement of cash flows

	2022	2021
	USD	USD
Total cash outflow for leases	133,382	143,549

8	PROPERTY AND EQUIPMENT

i)	Reconciliation of carrying amount

	Cleaning machinery	Computers hardware	Furniture and fittings	Office renovation	Office equipment	Total
	USD	USD	USD	USD	USD	USD
Cost:
Balance as at January 1, 2021	566,834	376,258	47,355	78,267	12,659	1,081,373
Addition	230,073	11,094	–	–	–	241,167
Disposal	–	–	–	–	–	–
Effect of movement in exchange rates	(12,413)	(8,239)	(1,037)	(1,714)	(277)	(23,680)
Balance as at December 31, 2021	784,494	379,113	46,318	76,553	12,382	1,298,860
Addition	103,341	8,772	–	–	–	112,113
Disposal	–	(102,707)	–	–	–	(102,707)
Effect of movement in exchange rates	4,142	2,002	245	404	65	6,858
At December 31, 2022	891,977	287,180	46,563	76,957	12,447	1,315,124

Accumulated depreciation:
Balance as at January 1, 2021	243,032	240,076	46,436	77,759	11,975	619,278
Addition	199,051	64,850	806	497	595	265,799
Disposal	–	–	–	–	–	–
Effect of movement in exchange rates	(5,322)	(5,257)	(1,017)	(1,703)	(262)	(13,561)
Balance as at December 31, 2021	436,761	299,669	46,225	76,553	12,308	871,516
Addition	186,092	26,946	93	–	75	213,206
Disposal	–	(53,065)	–	–	–	(53,065)
Effect of movement in exchange rates	2,306	1,582	245	404	64	4,601
At December 31, 2022	625,159	275,132	46,563	76,957	12,447	1,036,258

Carrying amount:
At December 31, 2021	347,733	79,444	93	–	74	427,344
At December 31, 2022	266,818	12,048	–	–	–	278,866

ii)	Depreciation of property and equipment

Property and equipment is depreciated on a straight-line basis over the estimated useful lives, after taking into account the estimated residual value. Management reviews the estimated useful lives and residual value of the assets annually in order to determine the amount of depreciation expense to be recorded during any reporting year. The depreciation expense recorded for the year is USD 213,206 (2021: USD 265,799).

The reviews performed in 2022 and 2021 did not result in any changes in estimated useful life or residual value.

9	TRADE AND OTHER PAYABLES

	2022	2021
	USD	USD
Trade payables:
Amount due to third parties	519,958	474,621

Other payables:
Accrued payroll and pension	917,166	914,892
GST payables	362,120	300,222
Provision for taxation	87,822	13,948
Others	82,675	19,347
Total trade and other payables	1,969,741	1,723,030

These amounts are non-interest bearing. Trade payables are normally settled on 90 days’ terms.

Other payables relate to non-trade payables to third parties. They are non-interest bearing and have an average term of 3 months.

The exposure of trade and other payables to liquidity risk is disclosed in Note 18

10	LOANS AND BORROWINGS

	2022	2021
	USD	USD
Current:
Guaranteed bank loans, current portion	332,722	498,140
Recourse liability	946,592	1,259,128
Lease liabilities, current	147,474	36,514
Total current loans and borrowings	1,426,788	1,793,782

Non-current:
Guaranteed bank loans, non-current portion	503,286	831,616
Convertible notes - liability component	736,129	–
Lease liabilities, non-current	71,895	92,410
Total non-current loans and borrowings	1,311,310	924,026

Total loans and borrowings	2,738,098	2,717,808

i)	Terms and debt repayment schedule

	Original Currency	Principal amount	Year of origination	Year of Maturity	Interest rate	Repayment method	2022	2021
					%		USD	USD
Guaranteed bank loan	SGD	400,000	2020	2025	2.75	Monthly repayment	173,958	230,983
Guaranteed bank loan	SGD	85,000	2019	2023	7	Monthly repayment	16,059	32,306
Guaranteed bank loan	SGD	185,000	2019	2024	10.88	Monthly repayment	61,664	88,641
Guaranteed bank loan	SGD	1,200,000	2020	2025	2.5	Monthly repayment	475,025	647,411
Guaranteed bank loan	SGD	300,000	2020	2025	3.75	Monthly repayment	109,302	152,512
Borrowing from Finaxar capital	SGD	N/A	N/A	2024	1.5	Monthly repayment	–	177,903
Recourse liability	SGD	N/A	N/A	N/A	4.8 – 5.3	Maturity upon 90-120 days	946,592	1,259,128
Convertible loan	SGD	1,000,000	2022	2024	8	Upon maturity date	736,129	–
Lease liabilities	SGD/MYR	N/A	2019-2022	2023-2026	2.99 - 5.25	Monthly Repayment	219,369	128,924
Total interest-bearing liabilities							2,738,098	2,717,808

The guaranteed bank loans with an interest rate of 2.75% is guaranteed by Mr. Fu XiaoWei and Ms. Zhang Fan, the CEO of the Group and his spouse. The other guaranteed bank loans and Borrowing from Finaxar Capital are guaranteed by Mr. Fu Xiao Wei, the CEO of the Group.

Subsequently to the date of issuance of the consolidated financial statements, all the guaranteed bank loans were repaid without default.

Subsequently on January 16, 2023, the Company borrowed $ 334,672 (S$ 450,000) from United Overseas Bank for a period of 6 years with an interest rate of 8% per annum.

Subsequently on April 18, 2023, the Company borrowed $ 223,115 (S$ 300,000) from Standard Chartered Bank for a period of 3 years with an interest rate of 7.75% per annum.

Subsequently on April 14, 2023, the Company borrowed $ 37,186 (S$ 50,000) from DBS Bank for a period of 5 years with an interest rate of 8.25% per annum.

Subsequently on April 14, 2023, the Company borrowed $ 74,372 (S$ 100,000) from DBS Bank for a period of 5 years with an interest rate of 8% per annum.

Subsequently on May 22, 2023, the Company borrowed $ 37,186 (S$ 50,000) from CIMB Bank for a period of 5 years with an interest rate of 10.38% per annum.

Subsequently on July 31, 2023, the Company borrowed $223,115 (S$ 300,000) from ANEXT bank for a period of 3 years with an interest of 8.8% per annum,

ii)	Convertible loan

USD
Proceeds from issue of convertible loan	743,273
Transaction costs	–
Net proceeds	743,273
Amounts classified as equity	(7,587)
Accreted interest	1,576
Effect of movement in exchange rates	(1,133)
Carrying amount of liability at December 31, 2022	736,129

The convertible loan was issued to a third party on February 23, 2022 (“Disbursement Date”) with an amount of $743,273 (SGD 1,000,000). The convertible loan bears an interest rate of 8% per annum and will be mature on February 22, 2024 (“Maturity Date”).

●	From disbursement date to maturity date, the third party shall have the right but not the obligation to convert all (and not some) of the convertible loan into the Company’s shares.

●	If the convertible loan has not been converted at maturity date, the Company shall repay to the third party the loan principal amount plus the accrued interest.

●	The rights and obligations under the convertible loan may only be transferred with the written approval of the Company.

Subsequently on February 28, 2023, the third party elected to convert all the principal amount and accrued interest into the Company’s class A shares. (see Note 20)

iii)	Reconciliation of movements of liabilities to cash flows arising from financing activities

	Guaranteed bank loans	Convertible loan	Lease liabilities	Share capital/ premium	Equity component of convertible loan	Total
	USD	USD	USD	USD	USD	USD
Balance at January 1, 2022	1,329,756	–	128,924	1,015,587	–	2,474,267
Changes from financing cash flows
Proceeds from issue of class A shares	–	–	–	212,450	–	212,450
Proceeds from issue of a convertible loan	–	735,686	–	–	7,587	743,273
Proceeds from guaranteed bank loans	1,603,768	–	–	–	–	1,603,768
Repayment of guaranteed bank loans	(2,091,971)	–	–	–	–	(2,091,971)
Interest paid – Note 15	(60,786)	–	–	–	–	(60,786)
Payment of lease liabilities	–	–	(133,382)	–	–	(133,382)
Total changes from financing cash flows	(548,989)	735,686	(133,382)	212,450	7,587	273,352
Effect of changes in foreign exchange rates	55,241	(1,133)	2,932	–	–	57,040
Other changes
Liability-related
Recognition of lease liabilities	–	–	208,615	–	–	208,615
Interest expense – Note 15	–	1,576	12,280	–	–	13,856
Total liability-related other changes	–	1,576	220,895	–	–	222,471
Balance at December 31, 2022	836,008	736,129	219,369	1,228,037	7,587	3,027,130

	Guaranteed bank loans	Lease liabilities	Total
	USD	USD	USD
Balance at January 1, 2021	1,540,375	261,275	1,801,650
Changes from financing cash flows
Proceeds from guaranteed bank loans	719,868	–	719,868
Payment of guaranteed bank loans	(897,813)	–	(897,813)
Payment of lease liabilities	–	(143,549)	(143,549)
Interest paid – Note 15	(55,810)	–	(55,810)
Total changes from financing cash flows	(233,755)	(143,549)	(377,304)
Effect of changes in foreign exchange rates	23,136	(4,963)	18,173
Other changes
Liability-related
Recognition of lease liabilities	–	6,953	6,953
Interest expense	–	9,208	9,208
Total liability-related other changes	–	16,161	16,161
Balance at December 31, 2021	1,329,756	128,924	1,458,680

iv)	Financial risk management

Information about the exposure of loans and borrowings to relevant financial risks (interest rate and liquidity risk) is disclosed in Note 18.

11	CAPITAL AND RESERVES

i)	Share capital

	2022			2021
	Number of Class A shares	Number of Class B shares	USD	Number of Class A shares	Number of Class B shares	USD
Issued and fully paid:
Shares
As at the beginning of year	23,792,943	5,000,000	1,015,587	23,792,943	5,000,000	1,015,587
Issuance of shares	6,795,887	–	212,450	–	–	–
As at end of year	30,588,830	5,000,000	1,228,037	23,792,943	5,000,000	1,015,587

Holders of class A shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. The holder of class B shares is not entitled to dividends as declared from time to time and is entitled to twenty (20) vote per share at general meeting of the Company.

In September 2022, the general meeting of shareholders approved the issue of 6,750,881 class A shares at a price of S$1.00 per share (2021: nil).

Additionally, 22,503 and 22,503 class A shares were issued as a result of the establishment of YY Circle Sdn Bhd and Hong Ye Maintenance (MY) Sdn Bhd on July 22, 2022 and November 8, 2022, respectively.

ii)	Nature and purpose of reserves

a)	Foreign currency translation reserve

The foreign currency translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations.

b)	Convertible loan

The reserve for convertible loan comprises the amount allocated to the equity component for the convertible notes issued by the Group in May 2022.

12.	EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share attributable to shareholders for the years ended December 31,

	2022	2021
	USD	USD
Profit for the year	759,032	401,690
Less: Loss attributable to non-controlling interests	(288)	–
Profits for the year attributable to shareholders	759,320	401,690
Basic weighted-average shares outstanding	30,674,250	28,792,943

Basic earnings per share attributable to shareholders	0.02	0.01
Diluted weighted-average shares outstanding	32,690,039	28,792,943
Diluted earnings per share attributable to shareholders	0.02	0.01

13	SEGEMENT REPORT

i)	Basis for segmentation

The Group has the following strategic divisions which are its operating and also reportable segments. These segments offer different products and services, and are generally managed separately from a commercial, technological, marketing, operational and regulatory perspective. The Group’s chief executive officer (the Chief Operating Decision Maker or CODM) reviews performance of each segment on a monthly basis for purposes of business management, resource allocation, operating decision making and performance evaluation.

The following summary describes the operations of each reportable segment:

Reportable segments	Operations
Cleaning service	Acting as a contractor to provide long-term cleaning service to the client, the cleaning services are mainly provided to the hotels and shopping mall, including the areas of toilet, common area, bin center, elevator and etc.
Manpower outsourcing services	Providing casual workers by comprehensively understanding the corporate customers’ requirements and matching their requirements with qualified casual workers from various kinds of work including, but not limited to, Food & Beverage Crews, Kitchen helper, retail assistant and etc.

ii)	Information about reportable segment

The CODM evaluates operating segments based on revenue and Segment profit (loss). Total revenue for reportable segments equals consolidated revenue for the Group. Segment profit is defined as net profit or loss of each operating segment excluding the unallocated overhead cost.

	Cleaning	Manpower	Unallocated	Total
	USD	USD	USD	USD
2022
Segment Revenue	13,221,770	6,800,759	–	20,022,529
Cost of revenue	(11,946,777)	(5,550,138)	–	(17,496,915)
Other income	1,899,039	53,381	–	1,952,420
Selling and marketing expenses	(62,328)	(263,350)	–	(325,678)
General and administrative expenses	(746,604)	(77,997)	(2,084,566)	(2,909,167)
Other expenses	(57,111)	(2)	–	(57,113)
Finance cost	(285,368)	–	–	(285,368)
Income tax expenses	(106,746)	(34,930)	–	(141,676)
Segment Profit (loss)	1,915,875	927,723	(2,084,566)	759,032

2021
Segment Revenue	12,458,390	5,002,383	–	17,460,773
Cost of revenue	(11,349,780)	(3,765,821)	–	(15,115,601)
Other income	812,554	183,539	–	996,093
Selling and marketing expenses	(73,846)	(115,296)	–	(189,142)
General and administrative expenses	(576,479)	(74,872)	(1,925,848)	(2,577,199)
Other expenses	(10,362)	(18)	–	(10,380)
Finance cost	(169,608)	–	–	(169,608)
Income tax (expenses) benefit	(15,917)	22,671	–	6,754
Segment Profit (loss)	1,074,952	1,252,586	(1,925,848)	401,690

Revenue reported above represents revenue generated from external customers. There were inter-segment sales of $253,541 and $222,995 for the years ended December 31, 2022 and 2021 respectively.

Assets and liabilities are predominantly reviewed by the CODM at a consolidated level and not at a segment level. Within the Group’s non-current assets are property, plant and equipment which are primarily located in Singapore. Other non-current assets such as right-of-use assets are predominantly regional assets that are not attributed to a segment.

Segment assets and liabilities

	Cleaning	Manpower	Unallocated	Total
	USD	USD	USD	USD
2022
Assets	4,218,062	1,215,619	326,621	5,760,302
Liabilities	3,290,949	325,222	1,165,960	4,782,131

2021
Assets	4,608,239	303,461	202,977	5,114,677
Liabilities	3,619,143	135,313	1,388,050	5,142,506

Geographic allocation

All business units of the Group are operating in Singapore and Malaysia. The Group allocates revenue on the basis of the location of the customer. The geographic revenue generates majority from Singapore, while less than 5% of the Group’ revenue generated from Malaysia.

14	INCOME AND EXPENSES

i)	Other income

	2022	2021
	USD	USD
Government grant income	1,952,418	996,026
Others	2	67
Total other income	1,952,420	996,093

Government grant income was provided by the Singapore Government under the Job Support Scheme and Jobs Growth Incentives.

ii)	Other expenses

	2022	2021
	USD	USD
Late charges & fine	(8,718)	(10,380)
Loss on disposal of property and equipment	(48,395)	–
Total other expenses	(57,113)	(10,380)

iii)	Expenses by nature

Total cost of revenue, selling and marketing expenses, general and administrative expenses include expenses of the following nature:

	2022	2021
	USD	USD
Advertisement and promotions	325,678	189,142
Depreciation	340,558	398,804
Legal and professional fee	40,727	16,254
Office expenses	141,870	167,175
Rental of equipment and others	224,730	195,910
Staff expenses and wages	17,938,407	15,511,366
Transportation	42,653	22,481
Other operating expenses	1,677,137	1,380,810
Total cost of revenue, selling and marketing expenses, general and administrative expenses.	20,731,760	17,881,942

15	FINANCE COST

	2022	2021
	USD	USD
Fee from trade receivable factoring	212,302	104,590
Interest expense from lease liability – Note 10 (iii)	12,280	9,208
Interest expenses from guaranteed bank loans – Note 10 (iii)	60,786	55,810

Total finance cost	285,368	169,608

16	INCOME TAX EXPENSES / (BENEFIT)

	2022	2021
	USD	USD
Current Tax Expense
Current year	107,355	13,829

Deferred tax expense/(credit)
Origination and reversal of temporary difference	34,321	(20,583)

Income tax expenses/(benefit)	141,676	(6,754)

The tax on the Group’s profit before income tax differs from the theoretical amount that would arise using the Singapore’s standard rate of income tax as follows:

	2022	2021
	USD	USD
Reconciliation of effective tax rate
Profit before income tax	900,708	394,936

Tax calculated at tax rate of 17%	153,120	67,139
Effects of:
- Non-deductible expenses	1,482	12,058
- Jobs Support Scheme income	–	(72,982)
- Other Non-taxable Income	(12,634)	(12,969)
- Effect of tax rates in foreign jurisdiction	(292)	–
Income tax expenses / (benefit)	141,676	(6,754)

	2022	2021
	USD	USD
Deferred tax assets
Tax losses carried forward	69,583	99,506
Lease liability	37,293	21,917
Depreciation	–	5,261

Deferred tax liabilities
Right-of-use assets	35,811	20,972

Net deferred tax assets	71,065	105,712

Movement in deferred tax balances

	Movement in deferred tax liabilities	Movement in deferred tax assets
	USD	USD
Balance at January 1, 2021	(43,358)	130,518
Recognized in profit or loss	21,564	(981)
Effect of movement in exchange rates	822	(2,853)
Balance at December 31, 2021 and January 1, 2022	(20,972)	126,684
Recognized in profit or loss	(14,358)	(19,963)
Effect of movement in exchange rates	(481)	155
Balance at December 31, 2022	(35,811)	106,876

The deferred tax assets is mainly recognized in respect of temporary differences effected by net operating losses. As of December 31, 2022 and 2021, the Company had net operating losses carry forward of $407,552 and $585,331, respectively, mainly from the Company’s Singapore subsidiaries YY Circle (SG) Pte Ltd. The net operating losses from the Singapore subsidiaries can be carried forward indefinitely. Due to the Singapore subsidiaries’ operating history of turning losses into profits, the Company is certain that these net operating losses can be utilized. As a result, the Company provided a 100% recognition on deferred tax assets of $71,065 and $105,712 as of December 31, 2022 and 2021, respectively.

Tax loss carry forward

Out of the $407,552 tax losses, $4,273 will expire during the year ended December 31, 2029. The remaining tax losses do not expire under the current tax legislation in Singapore.

Tax losses
USD
2023	–
2024	–
2025	–
2026	–
2027	–
2028	–
2029	4,273
4,273

17	RELATED PARTIES

i)	Transactions with key management personnel

a)	Key management personnel compensation

Compensation to Directors and executive officers of the Group comprised the following:

	2022	2021
	USD	USD
Short-term employee benefits	503,155	460,475

b)	Key management personnel transactions

The aggregate value of transactions and outstanding balances related to key management personnel and entities over which they have control or significant influence were as follows.

	Transaction values for the year ended December 31,		Balance outstanding as at December 31,
	2022	2021	2022	2021
	USD	USD	USD	USD
(Repayment from)/Loan to a shareholder*	1,035,306	(870,102)	457,312	(601,472)
Rental payable to a director	25,769	(31,258)	(74,292)	(100,196)

*	Subsequent from January 1, 2023 to June 30, 2023, the Company provided loans to the shareholder with a net amount of $424,313 (S$570,532) and the total uncollected loan amount that was provided to the shareholder as of June 30, 2023 was $881,626 (S$1,185,433). Subsequent to August 4, 2023, the shareholder has fully repaid the loan.

ii)	Other related party transactions

	Transaction values for the year ended December 31,		Balance outstanding as at December 31,
	2022	2021	2022	2021
	USD	USD	USD	USD
Advance to a related party	25,167	744	27,253	1,431
Payable related to the service provided by a related party	(26,659)	–	(27,253)	–
Payment on behalf of the Company	–	(60,394)	(60,351)	(60,034)
Receivable related to the service rendered to a related party	–	60,394	60,351	60,034

*	Both of the transactions are provided by/to the same related party. The Company and the related party signed an agreement on December 31, 2022 to offset the balances of $27,253.

**	Both of the transactions are provided by/to the same related party. The Company and the related party signed an agreement on December 31, 2022 to offset the balances of $60,351.

18	FINANCIAL INSTRUMENTS

i)	Financial risk management

The Group has exposure to the following risks from its use of financial instruments:

●	credit risk;

●	liquidity risk; and

●	market risk

This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital.

a)	Risk management framework

The Board of Directors has overall responsibility for the establishment and oversight of the Group’s risk management framework. Group management establishes policies and procedures around risk identification, measurement and management; and setting and monitoring risk limits and controls, in accordance with the objectives and underlying principles in the risk management framework approved by the Board of Directors. Risk management policies and procedures are reviewed regularly to reflect changes in market conditions and the Group’s activities.

b)	Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group’s trade receivables, prepayment other current assets and cash.

At the end of each reporting period, the Group’s maximum exposure to credit risk which will cause a financial loss to the Group due to failure to discharge an obligation by the counterparties arises from the carrying amount of the respective recognized financial assets as stated in the statements of financial position.

In order to minimize credit risk, the Group has delegated its finance team to develop and maintain the Group’s credit risk grading to categorize exposures according to their degree of risk of default. The finance team uses publicly available financial information assesses the financial strength of its customers and the Group’s own historical repayment records to rate its major customers and debtors. as a consequence, the Group believes that its accounts receivable credit risk exposure is limited.

In addition, the Company has a sizable customer base which minimizes the concentration of credit risk and the aggregate value of transactions concluded is spread amongst approved counterparties. The Company does not have any customers’ receivable which account for more than 10% of total accounts receivable. No impairment losses on financial assets were recognized in profit or loss for the years ended December 31, 2022 and 2021.

The aging of trade receivables and prepayments and other current assets were as follows:

	Total	Current (≤ 30 days)	31-60 days	61-90 days	≥91 days
Trade receivables	4,086,618	3,387,867	458,871	207,870	32,010
As at December 31, 2021	4,086,618	3,387,867	458,871	207,870	32,010

Trade receivables	4,155,737	3,420,967	439,602	104,473	190,695
As at December 31, 2022	4,155,737	3,420,967	439,602	104,473	190,695

Trade receivables factoring program

A subsidiary of the Company in Singapore has an agreement to factor, on a limited recourse basis, certain of its trade receivables up to a limit of S$3.5 million in exchange for advanced funding up to 90% of the principal value of the invoice as of December 31, 2022. The Company is charged a service fee ranging from 0.35% to 0.4% based on the face value of the invoices assigned and interest rate ranging from 4.8% to 5.3% per annum, based on the number of days between the funds release date and customer payment date. The program is utilized to provide sufficient liquidity to support its international operating cash needs. Upon transfer of the trade receivables, the Company receives cash proceeds and continues to service the trade receivables on behalf of the third-party financial institution. The program does not meet the derecognition requirements in accordance with IFRS 9, Financial Instruments as the Company retained substantially all the risks and rewards of ownership upon the factoring of a trade receivable. These proceeds are classified as cash flows from operating activities in the statement of cash flows.

The Group does not have collateral in respect of outstanding trade receivables. The Group does not have trade receivables for which no loss allowance is recognized because of collateral.

The exposure to credit risk for trade receivables at the reporting date by geographic region was as follows:

	Net carrying amount as at December 31,
	2022	2021
	USD	USD
Singapore	3,964,711	4,084,618
Malaysia	191,026	–
Total	4,155,737	4,084,618

c)	Liquidity risk

Risk management policy

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s objective when managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Management monitors rolling forecasts of the Group’s cash on the basis of expected cash flows. This is generally carried out by operating companies of the Group in accordance with practice and limits set by the Group. These limits vary by location to take into account the liquidity of the market in which the entity operates. In addition, the Group’s liquidity management policy involves projecting cash flows in major currencies and considering the level of liquid assets necessary to meet these.

The Group monitors its liquidity risk and maintains a level of cash balances deemed adequate by management to finance the Group’s operations and to mitigate the effects of fluctuation in cash flows

As part of their overall liquidity management, the Group maintains sufficient levels of funds to meet its working capital requirements and financed mainly through the trade receivable factoring program and long-term guaranteed bank loans (see Note 10).

The following are the contractual maturities of financial liabilities considered in the context of the Group’s liquidity risk management strategy. The amounts are gross and undiscounted and include contractual interest payments.

2022	2023	2024	2025	2026	2027	Thereafter	Total
	USD	USD	USD	USD	USD	USD	USD
Financial liabilities
Guaranteed bank loans	332,722	324,679	178,607	–	–	–	836,008
Convertible loan	–	736,129	–	–	–	–	736,129
Trade and other payables	1,969,741	–	–	–	–	–	1,969,741
Lease obligation	154,517	59,767	12,452	1,507	–	–	228,243
Total contractual obligations	2,456,980	1,120,575	191,059	1,507	–	–	3,770,121

d)	Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Group’s income. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return.

Interest rate risks

The Group is exposed to interest rate risk as the Group has bank loans which are interest bearing. The interest rates and terms of repayment of the loans are disclosed in the notes to the financial statements. The Group currently does not have an interest rate hedging policy.

Interest rate sensitivity analysis

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of year end. A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates on guaranteed bank loans had been 50 basis points higher/lower and all other variables were held constant, the Group’s profit for the year would decrease/increase by approximately $49,931 (2021: $67,266).

ii)	Capital management

The Group’s objectives in managing capital are to ensure that the Group will be able to continue as a going concern and to maintain an optimal capital structure so as to enable it to execute business plans and to maximize shareholder value. The Group defines “capital” as including all components of equity and external borrowings.

The capital management strategy translates into the need to ensure that at all times the Group has the liquidity and cash to meet its obligations as they fall due while maintaining a careful balance between equity and debt to finance its assets, day-to-day operations and future growth. Having access to flexible and cost-effective financing allows the Group to respond quickly to opportunities.

The Group’s capital structure is reviewed on an ongoing basis with adjustments made in light of changes in economic conditions, regulatory requirements and business strategies affecting the Group. The Group balances its overall capital structure by considering the costs of capital and the risks associated with each class of capital. In order to maintain or achieve an optimal capital structure, the Group may issue new shares from time to time, retire or obtain new borrowings or adjust the asset portfolio.

iii)	Accounting classification and fair values

The fair values of the Group’s financial instruments (other than convertible loan initially measured at fair value) approximate their carrying amounts due to the short-term maturity of these instruments.

The liability component of the convertible loan is recognized initially at the fair value of a similar liability that does not have an equity conversion option, which was measured using Level 3 fair value.

The following table show the valuation techniques used in measuring Level 3 fair values for the convertible loan in the statement of financial position, as well as the significant unobservable inputs used.

	Valuation technique	Significant unobservable inputs	Inter-relationship between significant unobservable inputs
Liability
Convertible loan	Discounted cash flows: The valuation model considers the present value of expected payments, discounted using a risk-adjusted discount rate.	The interest rate for the long-term borrowings without conversion right, which is 8.26% assessed by the management.	The interest rate will impact the cash flow for the following periods

The Group used the interest rate for the long-term borrowings without conversion right to calculate the cash flow, based on which, the Group determined the fair value of the liability component using the present value.

During the years ended December 31, 2022 and 2021, there were no transfers among instruments in level 1, level 2 or level 3.

19.	CONTINGENCIES

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2022 and through the issuance date of these consolidated financial statements.

20	SUBSEQUENT EVENTS

The Company has assessed all events from December 31, 2022, up through August 18, 2023, which is the date that these consolidated financial statements are available to be issued, there are not any material subsequent events that require disclosure in these consolidated financial statements. Other than the events disclosed below:

On February 23, 2023, the Group and Mr. Tan Soo Seng (“Lender”) agreed and signed a Notice to terminate the Convertible Loan Agreement, with effect on February 28, 2023. The Company with the issuance of 1,911,170 or 4.99% class A shares under the Company to the Lender.

YY GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS OF JUNE 30, 2023 AND DECEMBER 31, 2022

		As of
	Note	June 30, 2023 (Unaudited)	December 31, 2022 (As revised2) (Note 2)
Assets		USD	USD
Current assets:
Cash		278,843	161,022
Trade receivables	5	5,582,432	4,155,737
Prepayment and other current assets	6	1,290,415	425,649
Amount due from related parties	15	881,626	457,312
Total Current Assets		8,033,316	5,199,720

Non-current assets:
Right-of-use assets	7	174,042	210,651
Property and equipment, net	8	352,035	278,866
Deferred tax assets	14	80,195	78,545
Total Non-current assets		606,272	568,062

Total Assets		8,639,588	5,767,782

Currents Liabilities:
Trade and other payables	9	2,560,753	2,013,743
Amount due to a related party	15	87,958	74,292
Lease liabilities, current	10	148,221	147,474
Loans and borrowings, current	10	2,661,655	1,279,314
Total Current Liabilities		5,458,587	3,514,823

Non-current Liabilities:
Loans and borrowings, non-current	10	850,143	503,286
Convertible notes - liability component	10	-	736,129
Lease liabilities, non-current	10	34,021	71,895
Total Non-Current Liabilities		884,164	1,311,310
Total Liabilities		6,342,751	4,826,133

Equity
Share Capital*	11	2,764,150	1,228,037
Reserves	11	(23,796)	20,825
Accumulated deficit		(447,859)	(306,537)
Equity attributable to owners of the Company		2,292,495	942,325

Non-controlling interests		4,342	(676)
Total equity		2,296,837	941,649

Total liabilities and equity		8,639,588	5,767,782

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

YY GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

AND OTHER COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

		For the six months ended June 30,
	Note	2023	2022
		USD	USD
Revenue	13	13,659,047	9,597,439
Cost of revenue		(11,868,313)	(8,375,142)
Gross profit		1,790,734	1,222,297

Other income		243,050	888,993
Selling and marketing expenses		(90,829)	(114,848)
General and administrative expenses		(1,879,980)	(1,488,899)
Other expenses		(10,376)	(7,212)
Operating profit		52,599	500,331

Finance cost		(162,037)	(86,100)
(Loss)/profit before tax		(109,438)	414,231
Income tax expenses	14	27,081	58,894
(Loss)/profit for the period		(136,519)	355,337
Other comprehensive loss
Foreign currency translation differences- foreign operations		(36,819)	(5,276)
Total comprehensive (loss)/income for the period		(173,338)	350,061

(Loss)/profit attributable to:
Equity owners of the Company		(141,322)	355,337
Non-controlling interests		4,803	-
(Loss)/Profit for the period		(136,519)	355,337

Total comprehensive (loss)/income attributable to:
Equity owners of the Company		(178,356)	350,061
Non-controlling interests		5,018	-
Total comprehensive (loss) income for the period		(173,338)	350,061

Basic (loss) earnings per share*	12	(0.004)	0.011
Diluted (loss) earnings per share*	12	(0.004)	0.011

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

YY GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

 FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Share Capital	Foreign Currency Translation reserve	Equity Component of Convertible loan	Accumulated deficit	Total	Non- controlling interest	Total Equity (Deficit)
	USD	USD	USD	USD	USD	USD	USD
Balance at January 1, 2022	1,015,587	(14,081)	–	(1,068,165)	(66,659)	–	(66,659)
Total comprehensive income for the period
Profit for the period	–	–	–	355,337	355,337	–	355,337
Other comprehensive loss
Exchange differences on translation of foreign operations	–	(5,276)	–	–	(5,276)	–	(5,276)
Total comprehensive income (loss) for the period	–	(5,276)	–	355,337	350,061	–	350,061
Transactions with owners of the Company
Issuance of convertible notes	–	–	7,587	–	7,587	–	7,587
Transactions with owners of the Company	–	–	7,587	–	7,587	–	7,587
Balance at June 30, 2022	1,015,587	(19,357)	7,587	(712,828)	290,989	–	290,989

Balance at January 1, 2023	1,228,037	13,238	7,587	(306,537)	942,325	(676)	941,649
Total comprehensive income for the period
(Loss)/profit for the period	–	–	–	(141,322)	(141,322)	4,803	(136,519)
Other comprehensive income (loss)
Exchange differences on translation of foreign operations	–	(37,034)	–	–	(37,034)	215	(36,819)
Total comprehensive income (loss) for the period	–	(37,034)	–	(141,322)	(178,356)	5,018	(173,338)
Transactions with owners of the Company
Contribution by owners
Conversion of a convertible note	736,113	–	(7,587)	–	728,526	–	728,526
Share issuance for services	800,000	–	–	–	800,000	–	800,000
Transactions with owners of the Company	1,536,113	–	(7,587)	–	1,528,526	–	1,528,526
Balance at June 30, 2023	2,764,150	(23,796)	-	(447,859)	2,292,495	4,342	2,296,837

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

YY GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	For the six months ended June 30,
	2023	2022
	USD	USD
Operating activities
(Loss)/Profit for the period	(136,519)	355,337
Adjustments for:
Depreciation of property and equipment	59,447	113,462
Depreciation of right-of-use assets	85,442	54,803
Finance cost	162,037	86,100
Income tax expenses	27,081	58,894
	197,488	668,596
Changes in operating assets and liabilities:
Trade receivables	(60,988)	147,095
Trade and other payables	436,249	(53,419)
Amount due to related parties	(47)	(13,793)
Prepayment and other current assets	(64,766)	(70,593)
Cash provided by operations	507,936	677,886
Interest paid	(145,348)	(92,074)
Income tax paid	(59,442)	(38,116)
Net cash provided by operating activities	303,146	547,696
Investing activities
Purchase of property and equipment	(134,981)	(73,816)
Net cash used in investing activities	(134,981)	(73,816)

Financing activities
Issuance of a convertible loan	-	743,273
Proceeds from guaranteed bank loans	700,745	1,005,123
Loan to a shareholder	(426,158)	(744,022)
Loan to a related party	-	(22,551)
Payment of lease liabilities	(90,899)	(57,538)
Repayment of guaranteed bank loans	(265,728)	(1,217,572)
Net cash used in financing activities	(82,040)	(293,287)
Effect of foreign exchange of cash	31,696	(16,558)
Net increase in cash	117,821	164,035
Cash balances at beginning of period	161,022	65,993
Cash balances at end of period	278,843	230,028

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

YY GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

These unaudited interim condensed consolidated financial statements were authorized for issue by the Chief Executive Officer on November 13, 2023.

1	ORGANIZATION AND PRINCIPAL ACTIVITIES

YY Group Holding Limited is a limited company incorporated and domiciled in British Virgin Islands and whose shares are publicly traded. The registered office is located at 60 Paya Lebar Road #05-43 Paya Lebar Square Singapore 409051. These unaudited interim condensed consolidated (“interim financial statements”) as at and for the six months ended June 30, 2023 and 2022 comprise the Company and its subsidiaries (together referred to as the “Group”) The Group is principally a data and technology driven company focused on developing enterprise intelligent labor matching services and smart cleaning services based in Singapore. Through the Company and its subsidiaries, the Group provides enterprise manpower outsourcing and smart cleaning services in Singapore and Malaysia.

Upon reorganization on August 1, 2023, the Company’s subsidiaries will be as follows:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
YY Circle (SG) Pte Ltd	June 13, 2019	Singapore	100%	Manpower Contracting Services
Hong Ye Group Pte Ltd	December 28, 2010	Singapore	100%	1. Employment Agencies 2. General Cleaning Services
YY Circle Sdn Bhd	July 22, 2022	Malaysia	90%	Manpower outsourcing with information technology solution, as well as, general cleaning services
Hong Ye Maintenance (MY) Sdn Bhd	November 8, 2022	Malaysia	100%	General cleaning services

As described above, the Company, through a series of transactions which is accounted for as a reorganization of entities under a common control (the “Reorganization”), will become the ultimate parent of its subsidiaries.

Through the reorganization, the Company will be the holding company of its subsidiaries. Accordingly, the unaudited interim condensed consolidated financial statements will be prepared on a consolidated basis by applying the principle of common control as if the reorganization has been completed at the beginning of the first reporting period.

Based on the above, the Group concluded that the Company and its subsidiaries are effectively controlled by the shareholder before and after the Reorganization and the Reorganization is considered under common control. The transactions above were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at carrying value and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the unaudited interim condensed consolidated financial statements.

2	REVISION OF PRIOR PERIOD FINANCIAL STATEMENTS

In connection with the preparation of our unaudited interim condensed consolidated financial statements, we identified two immaterial errors with regard to cost of revenues for the annual period ended December 31, 2021 and 2022 and the finance cost for the annual period ended December 31, 2022. These two errors were related to the recognition of cost of revenue and finance cost in incorrect period. We evaluated the errors and determined that the related impact was not material to our financial statements for any prior periods in accordance with Staff Accounting Bulletin (“SAB”) No. 99, “Materiality,” and SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Fianncial Statements”, but that correction of the impact of the errors would be significant to our results of operations for the six months ended June 30, 2023. Accordingly, we have revised previously reported financial information for such immaterial errors, as previously disclosed in our Registration Statement on Form F-1 for the years ended December 31, 2022 and 2021. A summary of revisions to our previously reported financial statements presented herein for comparative purposes is included below.

Revised Consolidated Statements of Financial Position

	As of December 31, 2022			As of December 31, 2021
	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Deferred tax assets	71,065	7,480	78,545	105,712	7,954	113,666
Total Non-current assets	560,582	7,480	568,062	656,422	7,954	664,376
Total assets	5,760,302	7,480	5,767,782	5,114,677	7,954	5,122,631
Trade and other payables	1,969,741	44,002	2,013,743	1,723,030	46,784	1,769,814
Total Current Liabilities	3,470,821	44,002	3,514,823	4,218,480	46,784	4,265,264
Total Liabilities	4,782,131	44,002	4,826,133	5,142,506	46,784	5,189,290
Accumulated deficit	(270,015)	(36,522)	(306,537)	(1,029,335)	(38,830)	(1,068,165)
Equity (deficit) attributable to owners of the Company	978,847	(36,522)	942,325	(27,829)	(38,830)	(66,659)
Total equity (deficit)	978,171	(36,522)	941,649	(27,829)	(38,830)	(66,659)

Revised consolidated Statement of Profit or Loss and Other Comprehensive Income

	For the year ended December 31, 2022			For the year ended December 31, 2021
	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Cost of revenue	(17,496,915)	46,784	(17,450,131)	(15,115,601)	(46,784)	(15,162,385)
Gross profit	2,525,614	46,784	2,572,398	2,345,172	(46,784)	2,298,388
Operating profit	1,186,076	46,784	1,232,860	564,544	(46,784)	517,760
Finance cost	(285,368)	(44,002)	(329,370)	(169,608)	-	(169,608)
Profit before tax	900,708	2,782	903,490	394,936	(46,784)	348,152
Income tax (expenses)/benefit	(141,676)	(474)	(142,150)	6,754	7,954	14,708
Profit for the year	759,032	2,308	761,340	401,690	(38,830)	362,860
Total comprehensive income for the year	785,963	2,308	788,271	391,751	(38,830)	352,921

Revised Consolidated Statement of Cash Flows

	For the year ended December 31, 2022			For the year ended December 31, 2021
	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Profit for the year	759,032	2,308	761,340	401,690	(38,830)	362,860
Finance Cost	285,368	44,002	329,370	169,608	-	169,608
Income tax expenses	141,676	474	142,150	(6,754)	(7,954)	(14,708)
Trade and other payables	(42,985)	(46,784)	(89,769)	1,077,786	46,784	1,124,570
Net cash provided by operating activities	935,273	-	935,273	424,079	-	424,079

Revised Consolidated Statement of Changes in Equity

	Accumulated deficit	Total	Total Equity (Deficit)
	USD	USD	USD
As Reported
Balance at January 1, 2021	(708,280)	303,165	303,165
Profit for the year	401,690	401,690	401,690
Total comprehensive income for the year	401,690	391,751	391,751
Balance at December 31, 2021	(1,029,335)	(27,829)	(27,829)
Profit for the year	759,320	759,320	759,032
Total comprehensive income for the year	759,320	786,639	785,963
Balance at December 31, 2022	(270,015)	978,847	978,171

Adjustment
Balance at January 1, 2021	–	–	–
Loss for the year	(38,830)	(38,830)	(38,830)
Total comprehensive loss for the year	(38,830)	(38,830)	(38,830)
Balance at December 31, 2021	(38,830)	(38,830)	(38,830)
Profit for the year	2,308	2,308	2,308
Total comprehensive income for the year	2,308	2,308	2,308
Balance at December 31, 2022	(36,522)	(36,522)	(36,522)

As Revised
Balance at January 1, 2021	(708,280)	303,165	303,165
Profit for the year	362,860	362,860	362,860
Total comprehensive loss for the year	362,860	352,921	352,921
Balance at December 31, 2021	(1,068,165)	(66,659)	(66,659)
Profit for the year	761,628	761,628	761,340
Total comprehensive income for the year	761,628	788,947	788,271
Balance at December 31, 2022	(306,537)	942,325	941,649

3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PREPARATION

Basis of accounting

These unaudited interim condensed consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) International Accounting Standards (“IAS”) 34, “Interim Financial Reporting” as issued by the International Accounting Standards Board (“IASB”) for six months ended June 30, 2023 and 2022.

These unaudited interim condensed consolidated financial statements for the six months ended June 30, 2023 and 2022 should be read in conjunction with the Group’s last audited annual consolidated financial statements for the years ended December 31, 2022 and 2021. They do not include all the information and disclosures required for a complete set of financial statements prepared in accordance with IFRS Accounting Standard. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since last annual consolidated financial statements.

Function and presentation currency

These unaudited interim condensed consolidated financial statements are presented in U.S. dollars (“USD” or “US$” or “$”), which is the Company’s functional currency.

Use of judgements and estimates

In preparing these unaudited interim condensed consolidated financial statements, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expenses. Actual results may differ from these estimates.

The significant judgements made by management in applying the Group’s accounting polices and the key sources of estimation uncertainty were the same as those described in the last annual consolidated financial statements for the years ended December 31, 2022 and 2021.

4	SIGNIFICANT ACCOUNTING POLICIES

The accounting policies adopted in the unaudited interim condensed consolidated financial statements are consistent with those in the Group’s annual consolidated financial statements for the years ended December 31, 2022 and 2021, except for the following revised standards which are adopted for the first time in current period’s unaudited interim condensed consolidated financial statements.

Amendments to IAS12: Deferred Tax related to Assets and Liabilities arising from a Single Transaction

The amendments to IAS12 require companies to recognize deferred tax on transactions that, on initial recognition, give rise to equal amounts of taxable and deductible temporary differences. The amendments are effective for annual reporting periods beginning on or after 1 January 2023. The amendments have not had a material effect on the unaudited interim condensed consolidated financial statements.

5	TRADE RECEIVABLES

	June 30, 2023 (Unaudited)	December 31, 2022
	USD	USD
Trade receivables
Trade Receivables from cleaning service	3,296,052	2,632,481
Trade Receivables from manpower outsourcing services	2,286,380	1,523,256
	5,582,432	4,155,737
Allowance for expected credit losses	–	–
	5,582,432	4,155,737

i)	Trade receivable

Trade receivables are non-interest bearing and are generally on terms of 30 to 90 days. No interest is charged on the outstanding balances.

ii)	Transfer of trade receivables

During 2020, the Group entered a trade receivable financing arrangement (“Arrangement”) with a financial institution (“Factor”). Pursuant to the terms of the arrangement, the Group sells amounts of its trade receivable balances to the Factor as absolute owner with full recourse against the Group. In accordance with IFRS 9, Financial Instruments (“IFRS 9”), the Group concluded that the transaction with the Factor represents a transfer of financial assets in which the Group retains effective control over the transferred trade receivables. As such it was determined that the transfer of financial assets should be recorded as a recourse liability. Furthermore, the Group shall continue to report the transferred financial asset in its consolidated statements of financial position with no change in the assets’ measurement. Accordingly, the Group records the trade receivables on its Unaudited Interim Consolidated Statement of Financial Position and records a recourse liability for the amount received from the Factor towards factored trade receivables. For non-notified customers, the arrangement with the Factor is such that the customers remit cash directly to the Group and the Group transfers the collected amounts to the Factor. For notified customers, the arrangement with the Factor is such that the customers remit cash directly to the Factor.

For non-notified customers, the Factor remits 75% of the trade receivable balance to the Group and the rate increased to 85% based on the terms of variation with effect from November 22, 2022. The funding limit was S$1,200,000 at the inception of the arrangement and increased to S$1,750,000 based on the terms of variation with effect from November 22, 2022. The funding limit was further increased by S$500,000 with the addition of the facility under YY Circle (SG) Pte Ltd based on the offer letter on February 22, 2023. Pursuant to the terms of variation dated on March 21, 2023, the discount charge fee and service fee will change to a charge rate of 7.0% and 0.35%, respectively with effect from April 1, 2023 under Hong Ye Group Pte Ltd. The discount charge fee and service fee will be a charge rate of 7.0% and 0.35%, respectively with effect from February 22, 2023 for the additional facility under YY Circle (SG) Pte Ltd.

For notified customers, the Factor remits 80% of the trade receivable balance to the Group and the rate increased to 90% based on the terms of variation with effect from November 22, 2022. The funding limit was S$1,300,000 at the inception of the arrangement and increased to S$1,750,000 based on the terms of variation with effect from November 22, 2022. The funding limit was further increased by S$500,000 with the addition of the facility under YY Circle (SG) Pte Ltd based on the offer letter on February 22, 2023. Pursuant to the terms of variation dated on March 21, 2023, the discount charge fee and service fee will change to a charge rate of 7.0% and 0.35%, respectively with effect from April 1, 2023 under Hong Ye Group Pte Ltd. The discount charge fee and service fee will be a charge rate of 7.0% and 0.35%, respectively with effect from February 22, 2023 for the additional facility under YY Circle (SG) Pte Ltd.

As of June 30, 2023 and December 31, 2022, the Group recorded a recourse liability of $2,178,244 and $946,952, respectively, towards the factor which is included in current loans and borrowings on the unaudited interim condensed consolidated statements of financial position. The cost of factoring is included as a component of finance cost in the unaudited interim condensed consolidated statements of profit or loss and other comprehensive income. For the six months ended June 30, 2023 and 2022, the Group incurred $104,428 and $60,577 in factoring fee, respectively.

The following information shows the carrying amount of trade receivables at the reporting date that have been transferred but have not been derecognized and the associated liabilities.

	June 30, 2023 (Unaudited)	December 31, 2022
	USD	USD
Carrying amount of trade receivables transferred to an agent	2,995,365	2,317,102
Carrying amount of associated liabilities	2,178,244	946,592

6	PREPAYMENT AND OTHER CURRENT ASSETS

	June 30, 2023 (Unaudited)	December 31, 2022
	USD	USD
Deposit and prepayment	541,737	394,087
Deferred IPO cost	720,313	–
Others	28,365	31,562
	1,290,415	425,649

7	RIGHT-OF-USE ASSETS

Amounts recognized in profit or loss

	For the six months ended,
	June 30, 2023 (Unaudited)	June 30, 2022 (Unaudited)
	USD	USD

Interest on lease liabilities	5,073	6,152
Expenses relating to short-term and low value assets	121,785	129,776

The depreciation expenses of right-of use assets were $85,442 and $54,803 for the six months ended June 30, 2023 and 2022, respectively.

The costs of the acquired right-of-use were $50,559 and $212,233 for the six months ended June 30, 2023 and 2022, respectively.

8	PROPERTY AND EQUIPMENT

The depreciation expenses of property and equipment were $59,447 and $113,462 for the six months ended June 30, 2023 and 2022, respectively.

The costs of the acquired property, plant and equipment were $134,981 and $73,816 for the six months ended June 30, 2023 and 2022, respectively.

9	TRADE AND OTHER PAYABLES

	June 30, 2023 (Unaudited)	December 31, 2022
	USD	USD
Trade payables:
Amount due to third parties	960,583	519,958

Other payables:
Accrued payroll and pension	1,018,732	917,166
GST payables	452,207	362,120
Provision for taxation	66,243	87,822
Others	62,988	126,667
Total trade and other payables	2,560,753	2,013,743

These amounts are non-interest bearing. Trade payables due to third parties are normally settled on 90 days’ terms.

Other payables relate to non-trade payables to third parties. They are non-interest bearing and have an average term of 3 months.

10	LOANS AND BORROWINGS

	June 30, 2023 (Unaudited)	December 31, 2022
	USD	USD
Current:
Guaranteed bank loans, current portion	483,411	332,722
Recourse liability	2,178,244	946,592
Lease liabilities, current	148,221	147,474
Total current loans and borrowings	2,809,876	1,426,788

Non-current:
Guaranteed bank loans, non-current portion	850,143	503,286
Convertible notes – liability component	-	736,129
Lease liabilities, non-current	34,021	71,895
Total non-current loans and borrowings	884,164	1,311,310

Total loans and borrowings	3,694,040	2,738,098

i)	Terms and debt repayment schedule

	Original Currency	Principal amount	Year of origination	Year of Maturity	Interest rate	Repayment method	June 30, 2023 (Unaudited)	December 31, 2022
					%		USD	USD
Guaranteed bank loan	SGD	400,000	2020	2025	2.75	Monthly repayment	143,113	173,958
Guaranteed bank loan	SGD	85,000	2019	2023	7	Monthly repayment	7,348	16,059
Guaranteed bank loan	SGD	185,000	2019	2024	10.88	Monthly repayment	46,395	61,664
Guaranteed bank loan	SGD	1,200,000	2020	2025	2.5	Monthly repayment	382,294	475,025
Guaranteed bank loan	SGD	300,000	2020	2025	3.75	Monthly repayment	85,953	109,302
Guaranteed bank loan	SGD	450,000	2023	2028	8	Monthly repayment	308,539	–
Guaranteed bank loan	SGD	50,000	2023	2028	8.25	Monthly repayment	36,379	–
Guaranteed bank loan	SGD	100,000	2023	2028	8.28	Monthly repayment	71,766	–
Guaranteed bank loan	SGD	50,000	2023	2026	10.38	Monthly repayment	35,999	–
Guaranteed bank loan	SGD	300,000	2023	2026	7.75	Monthly repayment	215,768	–
Recourse liability	SGD	N/A	N/A	N/A	5.00 – 7.00	Maturity upon 90 to 120 days	2,178,244	946,592
Convertible loan	SGD	1,000,000	2022	2024	8	Upon maturity date	-	736,129
Lease liabilities	SGD/MYR	N/A	2019-2022	2023-2026	2.99 - 5.25	Monthly Repayment	182,242	219,369
Total interest-bearing liabilities							3,694,040	2,738,098

Subsequently on July 31, 2023, the Company borrowed $223,115 (S$ 300,000) from ANEXT bank for a period of 3 years with an interest of 8.8% per annum.

Subsequently to October 31, 2023, the Company repaid $212,725 (S$290,774) guaranteed bank loans and no default.

ii)	Convertible loan

USD
Proceeds from issue of convertible loan	743,273
Transaction costs	–
Net proceeds	743,273
Amounts classified as equity	(7,587)
Accreted interest	1,576
Effect of movement in exchange rates	(1,133)
Carrying amount of liability at December 31, 2022	736,129
Conversion with Class A shares	(728,526)
Effect of movement in exchange rates	(7,603)
Carrying amount of liability at June 30, 2023	–

The convertible loan was issued to a third party on February 23, 2022 (“Disbursement Date”) with an amount of $743,273 (SGD 1,000,000). The convertible loan bears an interest rate of 8% per annum and will be mature on February 22, 2024 (“Maturity Date”).

●	From disbursement date to maturity date, the third party shall have the right but not the obligation to convert all (and not some) of the convertible loan into the Company’s shares.

●	If the convertible loan has not been converted at maturity date, the Company shall repay to the third party the loan principal amount plus the accrued interest.

●	The rights and obligations under the convertible loan may only be transferred with the written approval of the Company.

On February 28, 2023, the third party elected to convert all the principal amount into 1,911,170 of the Company’s class A shares.

11	CAPITAL AND RESERVES

i)	Share capital

	June 30, 2023 (Unaudited)			December 31, 2022
	Number of Class A shares	Number of Class B shares	USD	Number of Class A shares	Number of Class B shares	USD
Issued and fully paid:
Shares
As at the beginning of year	30,588,830	5,000,000	1,228,037	23,792,943	5,000,000	1,015,587
Issuance of shares	800,000	–	800,000	6,795,887	–	212,450
Conversion of convertible loan	1,911,170	–	736,113	–	–	–
As at end of period or year	33,300,000	5,000,000	2,764,150	30,588,830	5,000,000	1,228,037

Holders of class A shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. The holder of class B shares is not entitled to dividends as declared from time to time and is entitled to twenty (20) vote per share at general meeting of the Company.

In September 2022, the general meeting of shareholders approved the issue of 6,750,881 class A shares at a price of S$1.00 per share (2021: nil).

Additionally, 22,503 and 22,503 class A shares were issued as a result of the establishment of YY Circle Sdn Bhd and Hong Ye Maintenance (MY) Sdn Bhd on July 22, 2022 and November 8, 2022, respectively.

On February 21, 2023, the Group issued 800,000 class A shares to V Capital Quantum Sdn Bhd at a price of $2.00 per shares in exchange for the IPO related consultation service fee received. The Company recognized it as deferred IPO cost over the service period and $800,000 stock based compensation was recognized for the six months ended June 30, 2023.

On February 28, 2023, the Group and Mr. Tan Soo Seng (“Lender”) agreed and signed a Notice to terminate the Convertible Loan Agreement, with effect on February 28, 2023. The Company issued 1,911,170 or 4.99% class A shares under the Company to the Lender.

ii)	Nature and purpose of reserves

a)	Foreign currency translation reserve

The foreign currency translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations.

b)	Convertible loan

The reserve for convertible loan comprises the amount allocated to the equity component for the convertible notes issued by the Group in February 2022.

12	(LOSS) EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share attributable to shareholders for the six months ended June 30, 2023 and 2022,

	June 30, 2023 (Unaudited)	June 30, 2022 (Unaudited)
	USD	USD
(Loss)/profit for the period	(136,519)	355,337
Less: Loss attributable to non-controlling interests	4,803	-
(Loss)/profits for the period attributable to shareholders	(141,322)	355,337
Basic weighted-average number of shares outstanding	38,300,000	23,792,943

Basic (loss) earnings per share attributable to shareholders	(0.004)	0.015
Diluted weighted-average number of shares outstanding	38,300,000	25,045,203
Diluted (loss) earnings per share attributable to shareholders	(0.004)	0.0114

13	SEGMENT REPORT

i)	Basis for segment determination

The Group has the following strategic divisions which are its operating and also reportable segments. These segments offer different products and services, and are generally managed separately from a commercial, technological, marketing, operational and regulatory perspective. The Group’s chief executive officer (the Chief Operating Decision Maker or CODM) reviews performance of each segment on a monthly basis for purposes of business management, resource allocation, operating decision making and performance evaluation.

The following summary describes the operations of each reportable segment:

Reportable segments	Operations
Cleaning service	Acting as a contractor to provide long-term cleaning service to the client, the cleaning services are mainly provided to the hotels and shopping mall, including the areas of toilet, common area, bin center, elevator and etc.
Manpower outsourcing services	Providing casual workers by comprehensively understanding the corporate customers’ requirements and matching their requirements with qualified casual workers from various kinds of work including, but not limited to, Food & Beverage Crews, Kitchen helper, retail assistant and etc.

ii)	Information about reportable segment

The CODM evaluates operating segments based on revenue and Segment profit (loss). Total revenue for reportable segments equals consolidated revenue for the Group. Segment profit is defined as net profit or loss of each operating segment excluding the unallocated overhead cost.

	Cleaning	Manpower	Unallocated	Total
	USD	USD	USD	USD
For the six months ended June 30, 2023 (unaudited)
Segment Revenue	8,382,570	5,276,477	-	13,659,047
Cost of revenue	(7,685,579)	(4,182,734)	-	(11,868,313)
Other income	183,127	59,923	-	243,050
Selling and marketing expenses	(20,716)	(70,113)	-	(90,829)
General and administrative expenses	(455,579)	(147,494)	(1,276,907)	(1,879,980)
Other expenses	(5,308)	(5,068)	-	(10,376)
Finance cost	(114,379)	(37,769)	(9,889)	(162,037)
Income tax benefit (expenses)	72,013	(99,094)	-	(27,081)
Segment Profit (loss)	356,149	794,128	(1,286,796)	(136,519)

For the six months ended June 30, 2022 (unaudited)

Segment Revenue	6,540,767	3,056,672	-	9,597,439
Cost of revenue	(6,051,878)	(2,323,264)	-	(8,375,142)
Other income	888,993	-	-	888,993
Selling and marketing expenses	(33,461)	(81,387)	-	(114,848)
General and administrative expenses	(376,532)	(30,309)	(1,082,058)	(1,488,899)
Other expenses	(7,212)	-	-	(7,212)
Finance cost	(86,100)	-	-	(86,100)
Income tax (expenses) benefit	(59,730)	836	-	(58,894)
Segment Profit (loss)	804,768	622,548	(1,082,058)	355,337

Revenue reported above represents revenue generated from external customers. There were inter-segment sales of $269,366 and $131,132 for the six months ended June 30, 2023 and 2022 respectively.

Assets and liabilities are predominantly reviewed by the CODM at a consolidated level and not at a segment level. Within the Group’s non-current assets are property, plant and equipment which are primarily located in Singapore. Other non-current assets such as right-of-use assets are predominantly regional assets that are not attributed to a segment.

Segment assets and liabilities

	Cleaning	Manpower	Unallocated	Total
	USD	USD	USD	USD
As of June 30, 2023 (unaudited)
Assets	3,711,234	3,072,071	1,856,283	8,639,588
Liabilities	3,095,142	871,662	2,375,947	6,342,751

As of December 31, 2022
Assets	4,218,062	1,223,099	326,621	5,767,782
Liabilities	3,334,951	325,222	1,165,960	4,826,133

Geographic allocation

All business units of the Group are operating in Singapore and Malaysia. The Group allocates revenue on the basis of the location of the customer. The geographic revenue generates primarily from Singapore, less than 10% of the Group’ revenue generated from Malaysia for the six months ended June 30, 2023 and 2022, respectively.

 Revenues

	For the six months ended,
	June 30, 2023	June 30, 2022
	(Unaudited)	(Unaudited)
	USD	USD
Singapore	12,751,040	9,597,439
Malaysia	908,007	-
Total revenue	13,659,047	9,597,439

14	INCOME TAX EXPENSES

	For the six months ended,
	June 30, 2023 (Unaudited)	June 30, 2022 (Unaudited)
	USD	USD
Current Tax Expense
Current period	29,342	60,057

Deferred tax expense
Origination and reversal of temporary difference	(2,261)	(1,163)

Income tax expenses	27,081	58,894

The tax on the Group’s profit before income tax differs from the theoretical amount that would arise using the Singapore’s standard rate of income tax as follows:

	For the six months ended,
	June 30, 2023 (Unaudited)	June 30, 2022 (Unaudited)
	USD	USD
Reconciliation of effective tax rate
(Loss)/profit before income tax	(109,438)	414,231

Tax calculation at tax rate of 17%	(18,604)	70,419
Effects of:
- Non-deductible expenses	1,742	1,202
- Other Non-taxable Income	(13,015)	(12,727)
- Effect of tax rates in foreign jurisdiction	56,958	-
Income tax expenses	27,081	58,894

15	RELATED PARTIES

i)	Transactions with key management personnel

a)	Key management personnel compensation

Compensation to Directors and executive officers of the Group comprised the following:

	For the six months ended,
	June 30, 2023 (Unaudited)	June 30, 2022 (Unaudited)
	USD	USD
Short-term employee benefits	307,929	202,873

b)	Key management personnel transactions

The aggregate value of transactions and outstanding balances related to key management personnel and entities over which they have control or significant influence were as follows.

	Transaction values for the six months ended,		Balance outstanding as at
	June 30, 2023 (Unaudited)	June 30, 2022 (Unaudited)	June 30, 2023 (Unaudited)	December 31, 2022
	USD	USD	USD	USD
Amount due from a related party:
Loan to a shareholder*	426,158	744,022	881,626	457,312

Amount due to a related party:
Repayment to/ (Rental payable) to a director**	45,857	(15,338)	(28,399)	(74,292)
Interest payable to a shareholder***	(59,559)	-	(59,559)	-

*

As of June 30, 2023, the Company provided loans to the shareholder with a net amount of $881,626. Subsequent to August 4, 2023, the shareholder has fully repaid the loan.

As of October 20, 2023, the shareholder provided loans to the company with a net amount of $48,763 due to business expansion.

**	Amount due to a related party represents the lease payable to the employee dormitory rented from a director.

***	The CEO paid the interest of convertible note on behalf of the Company on March 1, 2023 with an amount of S$81,000 ($59,559).

ii)	Other related party transactions

	Transaction values for the six months ended,		Balance outstanding as at,
	June 30, 2023 (Unaudited)	June 30, 2022 (Unaudited)	June 30, 2023 (Unaudited)	December 31, 2022
	USD	USD	USD	USD
Advance to a related party	-	22,551	-	27,253
Payable related to the service provided by a related party	-	-	-	(27,253)

Payment on behalf of the Company		-	-	(60,351)
Receivable related to the service rendered to a related party	-	-	-	60,351

*	Both of the transactions are provided by/to the same related party. The Company and the related party signed an agreement on December 31, 2022 to offset the balances of $27,253.

**	Both of the transactions are provided by/to the same related party. The Company and the related party signed an agreement on December 31, 2022 to offset the balances of $60,351.

16	CONTINGENCIES

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of June 30, 2023 and through the issuance date of these unaudited interim condensed consolidated financial statements.

17	SUBSEQUENT EVENTS

The Company has assessed all events from June 30, 2023, up through November 13, 2023, which is the date that these interim unaudited condensed consolidated financial statements are available to be issued, there are not any material subsequent events that require disclosure in these interim unaudited condensed consolidated financial statements.

RESALE PROSPECTUS ALTERNATE PAGE

YY GROUP HOLDING LIMITED

PRELIMINARY PROSPECTUS

Through and including [●], 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2023

PRELIMINARY PROSPECTUS

YY Group Holding Limited

1,631,700 Class A Ordinary Shares

This prospectus relates to the resale of in aggregate 1,631,700 Class A Ordinary Shares held by V Capital Consulting Limited (“VCC”). We will not receive any of the proceeds from the sale of Class A Ordinary Shares by them.

We are offering 1,500,000 Class A Ordinary Shares in our initial public offering. We expect that, concurrent with our initial public offering, our Class A Ordinary Shares will be listed on the Nasdaq under the symbol “YYGH.”

The resale offering is contingent on the listing of our Class A Ordinary Shares on the Nasdaq and that the resale offering will not begin until such listing occurs. Thereafter, any sales pertaining to the Resale Prospectus will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by VCC. No sales of the shares covered by this prospectus shall occur until the Class A Ordinary Shares sold in our initial public offering begin trading on the Nasdaq.

In the event that the Company’s Nasdaq listing application is not approved, and the underwritten public offering as described in the Public Offering Prospectus does not proceed, the resale offering as described in this prospectus will also not proceed.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Class A Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 11 of this prospectus before you make your decision to invest in our Class A Ordinary Shares.

Upon completion of the initial public offering, and this resale offering, our issued and outstanding shares will consist of 34,800,000 Class A Shares and 5,000,000 Class B Shares. We will be a controlled company as defined under Nasdaq Stock Market Rules because, immediately after the completion of our initial public offering, Mr. Fu Xiaowei, our controlling shareholder, will own approximately 41.76% of our total issued and outstanding Class A Shares, and 100% of our total issued and outstanding Class B Shares, representing approximately 84.97% of the total voting power of our capital stock.

After the initial public offering and this resale offering, Mr. Fu Xiaowei will control shares representing more than 50% of the total voting power of our shares. As a result, this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. In addition, this may have anti-takeover effects and may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders.

Assuming Mr. Fu Xiaowei continues to hold all of his existing Class A Shares as disclosed in the section entitled “Principal Shareholders” on page 104 of the Public Offering Prospectus, he will have to maintain at least 52.87% of Class B Shares to continue to control the outcome of matters submitted to shareholders for approval.

Further issuances of Class B Shares may be dilutive to holders of our Class A Shares. It could have the effect of increasing the overall voting power of Class B Shareholders relative to Class A Shareholders, diluting, and diminishing the influence and control of Class A Shareholders over our company’s affairs.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2023

[RESALE PROSPECTUS ALTERNATE PAGE]

Until ________________, 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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THE OFFERING

Class A Ordinary Shares being offered	1,631,700 Class A Ordinary Shares by VCC.

Class A Ordinary Shares outstanding after this offering	34,800,000 Class A Ordinary Shares, assuming the issuance and sale of 1,500,000 Class A Ordinary Shares in the concurrent initial public offering

Use of proceeds	We will not receive any proceeds from the sale of Class A Ordinary Shares held by VCC.

Proposed Nasdaq Symbol	YYGH

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

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USE OF PROCEEDS

Each of the Resale Shareholder will receive all of the proceeds from any sales of the Class A Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Class A Ordinary Shares offered hereby.

RESALE SHAREHOLDER

The Class A Ordinary Shares being offered by Resale Shareholder were transferred to the Resale Shareholder on November 9, 2023. We are registering those Class A Ordinary Shares in order to permit the Resale Shareholder to offer their shares for resale from time to time.

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

This prospectus covers the offering for resale of in aggregate 1,631,700 Class A Ordinary Shares by the Resale Shareholder. This prospectus and any prospectus supplement will only permit to sell the number of Class A Ordinary Shares identified in the column “Number of Class A Ordinary Shares to be Sold.” The Class A Ordinary Shares issued to the Resale Shareholder are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholder the opportunity to sell those Class A Ordinary Shares.

The following table sets forth the name of Shareholders who are offering the Class A Ordinary Shares for resale by this prospectus, the number and percentage of Class A Ordinary Shares beneficially owned by them, the number of Class A Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Class A Ordinary Shares they will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholder. We will not receive any proceeds from the resale of the Class A Ordinary Shares by the Resale Shareholder. The Resale Shareholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Resale Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering
VCC	1,631,700	4.90%	1,631,700	-	-%

Notes:

(1)	Based on 33,300,000 Class A Ordinary Shares issued and outstanding prior to completion of the Company’s initial public offering.

(2)	Since we do not have the ability to control how many, if any, of the Class A Ordinary Shares held by the Resale Shareholder will sell, we have assumed that they will sell all of their shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

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PLAN OF DISTRIBUTION

VCC and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Class A Ordinary Shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the Class A Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. VCC may use any one or more of the following methods when selling its Class A Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with VCC to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Resale Shareholder may also sell its Class A Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the Class A Ordinary Shares or interests therein, the Resale Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. Each of the Resale Shareholder may also sell Class A Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. Each of the Resale Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Resale Shareholder and any broker-dealers or agents that are involved in selling the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Class A Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. the Resale Shareholder have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Class A Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Class A Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Class A Ordinary Shares may be resold by any of the Resale Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Class A Ordinary Shares held by any of the Resale Shareholder have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Class A Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Class A Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Class A Ordinary Shares may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, any of the Resale Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by any of the Resale Shareholder or any other person. We will make copies of this prospectus available to the Resale Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Class A Ordinary Shares being offered by this prospectus will be passed upon for us by Mourant Ozannes, our counsel as to British Virgin Islands law.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and Directors, except to the extent any such provision may be held by the British Virgin Island courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, provides for indemnification by the underwriter of us and our officers and Directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriter furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions

YY Group Holding Limited was incorporated in the British Virgin Islands on February 21, 2023, under the BVI Business Companies Act, 2004 (as amended) as a BVI Business Company. On February 21, 2023, YY Group Holding Limited issued 17,974,255 Ordinary Shares, 17,614,575 Ordinary Shares, 1,911,170 Ordinary Shares and 800,000 Ordinary Shares to Fu Xiaowei, Zhang Fan, Tan Soo Seng, and V Capital Quantum Sdn Bhd as founders shares. On July 24, 2023, the 5,000,000 ordinary shares issued to Fu Xiaowei were redesignated as Class B ordinary shares, of no par value (the “Class B Shares”) and the remaining 33,300,000 ordinary shares were redesignated as Class A ordinary shares, of no par value (the “Class A Shares”).

None of the offerees is a U.S. person. These transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S thereof.

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)	That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum of Association and Articles of Association of the Registrant
4.1†	Form of Underwriter’s Warrant
5.1*	Opinion of Mourant Ozannes regarding the validity of securities being registered
5.2*	Opinion of Ortoli Rosenstadt LLP regarding the validity of the underwriters’ warrants being registered
8.1*	Opinion of Mourant Ozannes regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)
10.1†	Employment Agreement between YY Group Holding Limited and Fu Xiaowei
10.2†	Employment Agreement between YY Group Holding Limited and Zhang Fan
10.3†	Employment Agreement between YY Group Holding Limited and Jason Phua Zhi Yong
10.4†	Employment Agreement between YY Group Holding Limited and Rachel Xu Lin Pu
10.5†	Employment Agreement between YY Group Holding Limited and Teng Sin Ken
10.6†	Director Offer Letter between YY Group Holding Limited and Fu Xiaowei
10.7†	Director Offer Letter between YY Group Holding Limited and Zhang Fan
10.8†	Independent Director Offer Letter between YY Group Holding Limited and Joseph R. “Bobby” Banks
10.9†	Independent Director Offer Letter between YY Group Holding Limited and Marco Baccanello
10.10†	Independent Director Offer Letter between YY Group Holding Limited and Fern Ellen Thomas
10.11†	Consulting Agreement dated November 3, 2023, between V Capital Quantum Sdn Bhd and YY Circle (SG) Private Limited
10.12†	Registration Rights Agreement dated July 1, 2023, between the Company and V Capital Quantum Sdn Bhd
10.13†	Agreement between Hong Ye (SG) and Orchard Turn Retail Investment Pte Ltd dated October 10, 2023
10.14*	YY Share Incentive Plan
14.1†	Code of Ethics of the Registrant
14.2†	Insider Trading Policy of the Registrant
14.3†	Clawback Policy of the Registrant
21.1†	List of Subsidiaries of the Registrant
23.1*	Consent of Marcum Asia CPAs LLP
23.2†	Consent of Mourant Ozannes (included in Exhibit 5.1)
23.3†	Consent of Shook Lin & Bok LLP (included in Exhibit 99.4)
23.4†	Consent of Terry Lim Law Chambers (included in Exhibit 99.5)
24.1†	Form of Power of Attorney (included on signature pages)
99.1†	Consent of Joseph R. “Bobby” Banks as a director nominee
99.2†	Consent of Marco Baccanello as a director nominee
99.3†	Consent of Fern Ellen Thomas as a director nominee
99.4†	Opinion of Shook Lin & Bok LLP regarding Singapore legal matters
99.5†	Opinion of Terry Lim Law Chambers regarding Malaysian legal matters
99.6†	Audit Committee Charter
99.7†	Compensation Committee Charter
99.8†	Nomination Committee Charter
107†	Filing Fee Table

*	Filed herewith
**	To be filed by amendment
†	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on December 8, 2023.

YY GROUP HOLDING LIMITED

By:	/s/ Fu Xiaowei
Name:	Fu Xiaowei
Title:	Chairman, Executive Director, and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jason Phua
Name:	Jason Phua
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: December 8, 2023	/s/ Fu Xiaowei
Fu Xiaowei, Executive Director, Chairman and Chief Executive Officer (principal executive officer)

Date: December 8, 2023	/s/ Zhang Fan
Zhang Fan, Business Development Director and Executive Director

Date:December 8, 2023	/s/ Jason Phua
Jason Phua, Chief Financial Officer (principal accounting and financial officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on December 8, 2023.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.